As filed with the Securities and Exchange Commission on January  27, 2006
                                           Registration Statement No. 333-122819
================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 AMENDMENT NO. 3
                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         MONEY CENTERS OF AMERICA, INC.
                 (Name of small business issuer in its charter)

    Delaware                        6099                           23-2929364
(State or Other               (Primary Standard               (I.R.S. Employer
Jurisdiction of               Industrial                    Identification No.)
Incorporation or              Classification Code Number)
Organization)


         700 South Henderson Road, Suite 325, King of Prussia, PA 19406
-------------------------------------------------------------------------------

                                 (610) 354-8888
-------------------------------------------------------------------------------

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

               Christopher M. Wolfington, Chief Executive Officer
                         Money Centers of America, Inc.
                       700 South Henderson Road, Suite 325
                            King of Prussia, PA 19406
                                 (610) 354-8888
            (Name, Address and Telephone Number of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:
                             Lawrence D. Rovin, Esq.
                            Klehr, Harrison, Harvey,
                             Branzburg & Ellers LLP
                             260 South Broad Street
                             Philadelphia, PA 19102
                                  (215)568-6060

      Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time as all of the shares of common stock registered hereunder have been sold.

      [If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                      Proposed Maximum         Proposed
        Title of Each Class            Amount to be    Offering Price      Maximum Aggregate         Amount of
   of Securities Being Registered       Registered    Per Share((1) )     Offering Price (1)     Registration Fee
--------------------------------------------------------------------------------------------------------------------
  Shares of Common Stock........     7,002,343 shares       $0.65             $4,535,273              $533.80
--------------------------------------------------------------------------------------------------------------------
  Total.........................     7,002,343 shares       $0.65             $4,535,273              $533.80
====================================================================================================================


      The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

























---------------------------------------------
(1) Estimated solely for the purposes of calculating the registration fee. The proposed Maximum Aggregate Offering Price was calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices on February 9, 2005 as reported on the NASD Over-the-Counter Bulletin Board.

SUBJECT TO COMPLETION.  DATED                                , 2006.
                              -------------------------------


                                   PROSPECTUS

                         Money Centers of America, Inc.
                        7,002,343 Shares of Common Stock




         An aggregate of 7,002,343 shares of common stock of Money Centers of America, Inc. covered by this prospectus are being offered and sold from time to time by certain of our stockholders hereinafter referred to as the selling stockholders. All of these shares are being registered for resale only. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. The shares of our common stock that we are registering by this prospectus will be offered for sale by the selling stockholders, from time to time, at prevailing market prices or in negotiated transactions.


         Our common stock is eligible for quotation on the Over-the-Counter Bulletin Board and is quoted under the Symbol "MCAM."


          The selling stockholders may be deemed underwriters within the meaning of the Securities Act of 1933 in connection with such sales.

         These securities are speculative and involve a high degree of risk. For a discussion of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         The date of this prospectus is  ____________________________, 2006

                                TABLE OF CONTENTS


Summary.......................................................................1

Risk Factors..................................................................4

Business.....................................................................10

Legal Proceedings............................................................18

Cautionary Statement For Forward-Looking Statements..........................19

Management's Discussion and Analysis or Plan of Operations...................20

Directors, Executive Officers, Promoters and Control Persons.................31

Executive Compensation.......................................................32

Security Ownership Of Certain Beneficial Owners And Management and Related
     Stockholder Matters.....................................................35

Selling Holders..............................................................37

Plan of Distribution.........................................................38

Use of Proceeds..............................................................40

Certain Relationships and Related Party Transactions.........................40

Description of Securities....................................................41

Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities..............................................42

Market for Common Equity and Related Shareholder Matters.....................43

Experts......................................................................45

Legal Matters................................................................45

Where You Can Find More Information..........................................45

                                     SUMMARY

         This summary highlights important information included in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors" beginning on page 4.

                                    Business


         We are a single source provider of cash access services to the gaming industry. We have combined state-of-the-art technology with personalized customer services to deliver high quality ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus outsourced marker services, and merchant card processing. As suppliers to the gaming industry have consolidated service offerings, we will meet the growing trend towards single source providers of products and services to casinos and other gaming facilities worldwide. This trend supports our business plan to identify fragmented segments of the market to capitalize on merger and acquisition targets of synergistic companies that support our business model.

         We intend to become a leading provider of cash access and financial management services for the gaming industry. Our business model is specifically focused on specialty transactions in the cash access segment of the funds transfer industry. We deploy our services on a full service basis by providing hardware, software and processing services to our customers. We also have commenced marketing a transaction management system under which we will deploy our services through licensing agreements pursuant to which we license to our customers the right to use our technology and our customers provide their own hardware, service and maintenance.

         We have identified the gaming industry as a niche segment within the funds transfer industry that has significant growth opportunities. We believe there is significant value to having a proprietary position in each phase of the transaction process in the niche markets where management has a proven track record. We are confident that our full service and technology license deployment strategy positions us to meet the needs of any gaming facility or jurisdiction in the United States.

         We have a team of experienced executives in the financial services and gaming industries who have identified an opportunity to capitalize on the need for an experienced, aggressive, service oriented company to provide a full range of funds transfer services to the gaming and retail markets.

         We currently have contracts to provide some or all of the cash access services in 18 locations across the United States

         Our offices are located at 700 South Henderson Road, Suite 325, King of Prussia, PA 19406. Our telephone number is (610) 354-8888.

                                  The Offering

Shares offered by the selling stockholders   7,002,343. Includes 25,000 shares
issuable upon the exercise of warrants.

Common stock outstanding                     25,206,978 shares.

Use of proceeds                              The selling stockholders
                                             will receive the net proceeds from
                                             the sale of the shares offered by
                                             this prospectus. We will receive
                                             none of the proceeds from the sale
                                             of shares offered by this
                                             prospectus.

                       Description of Selling Stockholders

         In this prospectus we are registering the resale of up to 7,002,343 shares of our common stock by 16 of our stockholders that either purchased shares of our common or warrants exercisable for shares of our common stock in private placement offerings or received shares of our common stock as a result of our redomestication merger in October 2004.

                         Summary Consolidated Financial
                               and Operating Data

         The following table sets forth summary consolidated historical financial data for the nine months ended September 30, 2005 and September 30, 2004 and for the fiscal year ended December 31, 2004. You should read this information in conjunction with "Management's Discussion and Analysis or Plan of Operations" as well as the consolidated financial statements and their related notes included elsewhere in this prospectus.




                                                           Nine Months Ended                        Fiscal Year Ended
                                             ----------------------------------------------------------------------------

                                                 September 30,           September 30,               December 31,
                                                     2005                     2004                       2004
                                                  (unaudited)             (unaudited)
                                             ----------------------    --------------------    --------------------------

Statement of Income Data:

Revenues                                     $          15,348,705     $        11,538,072     $              16,258,302

Cost of services                                        12,334,290               9,696,598                    13,912,356
                                             ----------------------    --------------------    --------------------------

Gross Profit                                             3,014,415               1,841,474                     2,745,946

Selling, general and administrative                      1,700,274               1,886,789                     2,642,341
expenses

Noncash Compensation                                        92,066               5,298,053                     7,674,491

Depreciation and Amortization                              502,264               1,031,390                     1,615,803
                                             ----------------------    --------------------    --------------------------

Income (loss) from operations                              719,811              (6,374,759)                  (10,135,452)

Other income (expense), net                             (1,404,229)             (1,177,037)                   (1,706,301)

Net income (loss)                            $            (687,231)    $        (8,040,389)    $             (11,841,753)
                                             ----------------------    --------------------    --------------------------

Net income (loss) per share - basic          $               (0.03)    $             (1.60)    $                   (1.33)

Net income (loss) per share - diluted        $               (0.03)    $             (1.60)    $                   (1.33)

                                                      September 30, 2005         December 31, 2004
                                                         (unaudited)                 (audited)
                                                     ---------------------    -------------------------
       Balance Sheet Data:
       Working Capital                               $         (6,105,473)    $             (5,252,421)
       Total assets                                             5,780,538                    9,346,600
       Total liabilities                                       11,886,011                   13,472,821
       Stockholders' deficit                                   (4,100,463)                  (4,126,221)

                                  RISK FACTORS

         You should carefully consider the risks described below, together with all of the other information included in or incorporated by reference in this prospectus, before making an investment decision. We believe that the risks and uncertainties described below are the material risks that we face. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you may lose all or part of your investment.

         Significant expansion of our operations may require additional
         -----------------------------------------------------------------------
expenses, and these efforts may strain our management, financial and operational
--------------------------------------------------------------------------------
resources.
----------

         If we cannot effectively manage our growth, then our ability to provide services will suffer. Our reputation and our ability to attract, retain and serve our customers depend upon the reliable performance of our products and ATMs, as well as our infrastructure and systems. We anticipate that we will expand our operations significantly in the near future, and further expansion will be required to address the anticipated growth in our user base and to capitalize on market opportunities. To manage the expected growth of our operations and personnel, we will need to improve our existing systems and implement new systems, procedures and controls. In addition, we will need to expand, train and manage an increasing employee base. We will also need to expand our finance, administrative and operations staff. Though historically we have managed our growth effectively, we may not be able to effectively manage our growth in the future. If we are unable to manage growth effectively or if we experience disruption during our expansion, then our business will suffer and our financial condition and results of operations will be seriously affected. In addition, though we are in the process of renewing our existing lines of credit, we will require additional financing in order to execute our expansion plans. Additional financing may not be available to us, or if available, then it may not be available upon terms and conditions acceptable to us. If adequate funds are not available, then we may be required to delay, reduce or eliminate our expansion plans.

         We have approximately $9,600,000 in indebtedness and approximately
         -----------------------------------------------------------------------
$2,500,000 in accounts payable, commissions payable and accrued expenses. If we
--------------------------------------------------------------------------------
are unable to satisfy these obligations, then our business will be adversely
--------------------------------------------------------------------------------
effected.
---------

        As of September 30, 2005, we had indebtedness in the aggregate principal amount of approximately $9,600,000 and accounts payable and accrued expenses of approximately $2,500,000. Though our operating profits are sufficient to meet our current obligations under our credit facilities, if we become unable to satisfy these obligations, then our business will be adversely affected. Certain of these obligations are secured by security interests in substantially all of our assets granted to the lender. Accordingly, if we are unable to satisfy these obligations, then our lender may sell our assets to satisfy the amounts due under these loans. Any such action would have an adverse effect on our business.

         Our independent auditors have raised substantial doubt about our
         -----------------------------------------------------------------------
ability to continue as a going concern.
---------------------------------------

         Due to our accumulated deficit of $14,811,030 as of December 31, 2004, and our net losses and cash used in operations of $11,841,753 and $902,217, respectively, for the year ended December 31, 2004, our independent auditors have raised substantial doubt about our ability to continue as a going concern. While we believe that our present plan of operations will be profitable and will generate positive cash flow, we may not generate net income or positive cash flow in 2005 or at any time in the future.

         We have had a history of losses and may experience continued losses in
         -----------------------------------------------------------------------
the foreseeable future.
-----------------------

         For the nine months ended September 30, 2005 we experienced a net loss of $687,231 and for the year ended December 31, 2004, we experienced a net loss of $11,841,753. Due to the costs associated with our planned continued expansion of our business, we expect to incur losses for the year ending December 31, 2005.

If we are unable to increase revenues from existing and new contracts while controlling costs, our losses may be greater than we anticipate and we may have insufficient capital to meet our obligations.

         Our business is concentrated in the gaming industry.
         ----------------------------------------------------

         Our business currently is concentrated in the casino gaming industry, and our plan of operation contemplates that we will continue to focus on operations in casinos and other gaming locations. Accordingly, a decline in the popularity of gaming or the rate of expansion of the gaming industry, changes in laws or regulations affecting casinos and related operations or the occurrence of other adverse changes in the gaming industry, would have a material adverse effect on operations.

         Most of our agreements with casinos are of a short duration and may not
         -----------------------------------------------------------------------
be renewed.
-----------

         Our agreements with casino operators typically have initial terms of one to five years, with renewal clauses. It is likely that one or more of our casino customers will elect not to renew their contracts. We rely principally on our relationships with the casino operators, rather than on the terms of our contracts, for the continued operation of our funds transfer services. However, if our contracts expire and customers do not elect to renew them, and we have not entered into sufficient contracts with new customers to replace the lost revenues, then our revenues will be adversely affected.

         Our contracts with Indian tribes are subject to claims of sovereign
         -----------------------------------------------------------------------
immunity.
---------

         We have entered into agreements with Indian tribes. Indian tribes in the United States generally enjoy sovereign immunity from lawsuits, similar to that of the United States government. The law regarding sovereign immunity is unsettled. Though some of our contracts provide for a limited waiver of immunity for the enforcement of our contractual rights, if any Indian tribe defaults on our agreements and successfully asserts its right of sovereign immunity, our ability to recover our investment, or to originate and sell future Indian gaming transactions, could be materially adversely affected.

         We derive a significant portion of our revenues from a few customers
         -----------------------------------------------------------------------
and the loss of one or more of these contracts could have a significant adverse
--------------------------------------------------------------------------------
effect on our financial results.
--------------------------------

         The Company is dependent on two customers for a significant portion of its revenue and gross profit. For the nine months ended September 30, 2005, we derived 41% of our revenues from these customers. The loss of either of these customers would result in an immediate material reduction in our revenues and gross profit.


         We face collection risks in cashing checks presented by casino patrons.
         -----------------------------------------------------------------------
         Like all companies engaged in the funds transfer business, we face certain collection risks, especially with respect to check cashing services. We attempt to minimize collection risks by utilizing disciplined procedures in processing transactions. Nevertheless, our operations would be adversely affected by any material increase in aggregate collection losses. Though we have been effective in managing our credit risk in the past, it is possible that we might incur significant losses with respect to our check cashing services in the future and such losses could have a material, adverse effect on our financial condition.

         We are subject to licensing requirements and other regulations.
         ---------------------------------------------------------------

         We are subject to licensing requirements and other regulations in many states and by Native American tribal entities. Regulators have significant discretion to deny or revoke licenses. If we are unable to obtain a license required to do business in a certain state or with a certain Native American tribe, or if such a license is revoked, there would be significant negative consequences, including possible similar action by other regulatory entities. In addition, government laws and regulations may include limitations on fees charged to consumers for cash access services (although no such limitations currently exist). Changes in laws and regulations could have a material, adverse effect on our operations.

         The exercise of stock options and warrants at prices below the market
         -----------------------------------------------------------------------
price of our common stock could cause a decrease or create a ceiling on the
--------------------------------------------------------------------------------
market price of our common stock.
---------------------------------

         We have issued and outstanding stock options and warrants exercisable for 6,670,780 shares of our common stock at prices below our current market price, with an average exercise price of $0.01 per share. The existence of these options may have a depressing effect on the market price of our common stock, and the exercise of these options, if accompanied by a sale of the shares of common stock issued on exercise, may result in a decrease in the market price of our common stock.

         Our success depends on market acceptance of our products and services.
         ----------------------------------------------------------------------

         We believe that our ability to increase revenues, cash flow and profitability will depend, in part, upon continued market acceptance of our products and services, particularly our credit card cash advance products, POS Debit, CreditPlus, ATM and check cashing products. We cannot predict whether market acceptance of our existing products and services will continue or that our new products and services will receive any acceptance from the marketplace. Changes in market conditions in the gaming industry and in the financial condition of casino operators, such as consolidation within the industry or other factors, could limit or decrease market acceptance of our products and services. Most of our business is based on one to five year agreements with casino operators. We have been successful in renewing these agreements and in attracting new customers. However, insufficient market acceptance of our products and services could have a material, adverse effect on our business, financial condition and results of operations.

         We might expand through acquisitions, which may cause dilution of our
         -----------------------------------------------------------------------
common stock and additional debt and expenses.
----------------------------------------------

         Any acquisitions of other companies may result in potentially dilutive issuances of our equity securities and the incurrence of additional debt. We plan to seek acquisitions and joint ventures that will complement our services, broaden our consumer base and improve our operating efficiencies. Acquisitions involve numerous additional risks, including difficulties in the assimilation of the operations, services, products and personnel of acquired companies, which could result in charges to earnings or otherwise adversely affect our operating results. There can be no assurance that acquisition or joint venture opportunities will be available, that we will have access to the capital required to finance potential acquisitions, that we will continue to acquire businesses or that any acquired businesses will be profitable.

         Acquisitions we make may not prove to be profitable, and may drain our
         -----------------------------------------------------------------------
resources.
----------

         Although we intend to initiate acquisitions that will provide us with additional revenues and income, or that involve the acquisition of products or product lines that are complementary to those we already offer, it is possible that an acquisition will turn out to have a negative impact on earnings due to unanticipated costs, disputes resulting in litigation or erosion of the acquired customer base. In addition, the assimilation of an acquired business will consume portions of the time, attention and energy of management which otherwise would be devoted to the day-to-day management of our business.

         Our success will be largely dependent upon our key executive officers
         -----------------------------------------------------------------------
and other key personnel.
------------------------
         Our success will be largely dependent upon the continued employment of our key executive officers and, particularly, our continued employment of Christopher M. Wolfington. The loss of Mr. Wolfington's services would have a material adverse effect on our operation. Although Mr. Wolfington has entered into an employment agreement with us, and owns approximately 67.7% of our issued and outstanding common stock, it is possible that Mr. Wolfington would not continue his employment with us. In addition, we do not presently maintain insurance on Mr. Wolfington's life. Although we believe that we would be able to locate a suitable replacement for Mr. Wolfington if his services were lost, we may not be able to do so. In addition, our future operating results will substantially depend upon our ability to attract and retain highly qualified management, financial, technical and administrative personnel. Competition for highly talented personnel is intense and can lead to increased compensation expenses. We may not be able to attract and retain the personnel necessary for the development of our business.

         We will be in competition with companies that are larger, more
         -----------------------------------------------------------------------
established and better capitalized than we are.
-----------------------------------------------

         The cash access services industry is highly competitive, rapidly evolving and subject to constant change. Our principal competitors in the credit/debit card cash advance area are Global Cash Access, LLC, Cash & Win, Game Financial Corporation, Cash Systems, Inc. and FastFunds Financial Corp. Some of our competitors have:

     o greater financial, technical, personnel, promotional and marketing resources;
     o    longer operating histories;
     o    greater name recognition; and
     o    larger consumer bases than us.

         We believe that existing competitors are likely to continue to expand their products and service offerings. Moreover, because there are few, substantial barriers to entry, we expect that new competitors are likely to enter the cash access services market and attempt to market financial products and services similar to our products and services, which would result in greater competition. We may not be able to compete successfully with these new or existing competitors.

         Shares of our common stock lack a significant trading market.
         -------------------------------------------------------------
         Shares of our common stock are not eligible for trading on any national or regional exchange. Our common stock is eligible for trading in the over-the-counter market on the Over-The-Counter Bulletin Board. This market tends to be highly illiquid. There are currently no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in our common stock. An active trading market in our common stock may not develop, or if such a market develops, may not be sustained. In addition, there is a greater chance for market volatility for securities that trade on the Over-The-Counter Bulletin Board as opposed to securities that trade on a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume.

         Ownership of our stock by one person means that our other shareholders
         -----------------------------------------------------------------------
have no effective ability to elect directors or otherwise influence management.
--------------------------------------------------------------------------------

         One person controls a majority of our capital stock. Christopher M. Wolfington owns approximately 67.7% of our issued and outstanding capital stock. As a result, Mr. Wolfington has the ability to control substantially all matters submitted to our shareholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets), to elect himself as Chairman, Chief Executive Officer and Treasurer and to control our management and affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, or impeding a merger, consolidation, takeover or other business.

         Our shares of common stock are subject to penny stock regulation.
         -----------------------------------------------------------------

         Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00 which are not registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

         Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

         A provision in our Amended and Restated Certificate of Incorporation
         -----------------------------------------------------------------------
requires 5% holders of our common stock to consent to background checks by state
--------------------------------------------------------------------------------
and Native American regulators and statutory provisions to which we are subject
--------------------------------------------------------------------------------
may have the effect of deterring potential acquisition proposals.
-----------------------------------------------------------------

         Many of the regulatory authorities that approve our licensing and many of the Indian tribes with which we may do business perform background checks on our directors, officers and principal shareholders. As a consequence, our Amended and Restated Certificate of Incorporation provides that a person may not hold 5% or more of our securities without first agreeing to:

     o    consent to a background investigation,
     o    provide a financial statement and
     o    respond to questions from gaming regulators and/or Indian tribes.

         Stockholders holding less than 5% of our outstanding securities could also be subject to the same requirements. Such requirements could discourage acquisition of large blocks of our securities, could depress the trading price of our common stock and could possibly deter any potential purchaser of our company.

         Our directors may be subject to investigation and review by gaming regulators in jurisdictions where we are licensed or have applied for a license. Such investigation and review of our directors may have an anti-takeover effect.

         We do not intend to pay cash dividends on our shares of common stock.
         ---------------------------------------------------------------------

         The future payment of dividends will be at the discretion of our Board of Directors and will depend on our future earnings, financial requirements and other similarly unpredictable factors. For the foreseeable future, we anticipate that any earnings that may be generated from our operations will be retained by us to finance and develop our business and that dividends will not be paid to stockholders. Accordingly, the only income that our stockholders may receive will be derived from the growth of our stock price, if any.

                                    BUSINESS
General

         Money Centers of America, Inc. is a corporation existing under the laws of the State of Delaware. The company's original Certificate of Incorporation was filed on October 10, 1997 and a Restated Certificate of Incorporation was filed on August 20, 2004.

         Prior to March 2001, we were a development company focusing on the completion of a Point of Sale ("POS") transaction management system for the gaming industry. In March 2001, we commenced operations with the launch of the POS system at the Paragon Casino in Marksville, LA.

         On January 2, 2004, iGames Entertainment, Inc. acquired us pursuant to our merger with and into a wholly-owned subsidiary of iGames formed for that purpose. In addition, on January 6, 2004, iGames acquired Available Money, Inc., an operator of free-standing ATM machines in casinos. The business operations of Available Money were combined with our business operations. As a result of the acquisition of Available Money and our continued growth, we currently provide services in 20 locations across the United States.

         Our acquisition by iGames was accounted for as a reverse acquisition. Although iGames was the legal acquirer in the merger, we were the accounting acquirer since our shareholders acquired a majority ownership interest in iGames. Consequently, our historical financial information is reflected in the financial statements prior to January 2004. All significant intercompany transactions and balances have been eliminated.

         On October 15, 2004, pursuant to an Agreement and Plan of Merger dated as of August 10, 2004 (the "Merger Agreement") by and between iGames and us, iGames was merged with and into us. Pursuant to the Merger Agreement, the holder of each share of iGames' common stock received one share of our common stock, and each holder of shares of iGames' Series A Convertible Preferred Stock received 11.5 shares of our common stock. Options and warrants to purchase iGames' common stock, other than warrants issued as part of the merger consideration in iGames' January 2004 acquisition of us (the "Merger Warrants"), are deemed options and warrants to purchase the same number of shares of our common stock with no change in exercise price. The Merger Warrants were cancelled in exchange for 1.15 shares of our common stock for each share of common stock purchasable thereunder.

         As a result of this merger, iGames ceased to exist as a corporation and we succeeded to the registration of iGames under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Act"), pursuant to the provisions of Rule 12g-3(a) promulgated under the Act. iGames was registered, and filed reports, under the Act with the Securities and Exchange Commission (the "Commission") in accordance with Section 12(g) of the Act.


         In addition, as a result of this merger, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws govern the rights of our stockholders. We have also assumed administration of the iGames' Amended and Restated 2003 Stock Incentive Plan. iGames had a fiscal year that ended on March 31. We have a fiscal year that ends on December 31. We have retained our December 31 fiscal year.


         We are a single source provider of cash access services and transaction management systems to the gaming industry. Our core competencies are the facilitation, processing, and execution of ATM, Credit Card Advance, POS Debit, Check Cashing, stored value, marker, and merchant card services in the Gaming Industry. As the suppliers to the gaming industry have consolidated service offerings, we will meet the growing trend towards single source providers of products and services to casinos and other gaming facilities worldwide. This trend supports our business plan to offer a full range of cash access services as well as to identify merger and acquisition candidates with discrete product offerings that complement our existing offerings and will further support our business model.

         We intend to become a leading innovator in cash access and transaction management services for the gaming industry. Our business model is specifically focused on providing our full suite of cash access services through two distinct deployment channels: 1) the traditional outsourced solution whereby the casino operator contracts out all cash access services whereby we provide a complete package of hardware, software and processing services to our customers, and 2) the licensing of our Transaction Management System through licensing agreements pursuant to which we sell an enterprise software application that allows casinos to internalize the operation of these services which includes providing their own hardware, service and maintenance.

         We have identified the gaming industry as a niche segment within the funds transfer industry that has significant growth opportunities. We are confident that our full service and technology license deployment strategy positions us to meet the needs of any gaming facility or jurisdiction in the United States.

         We currently have contracts to provide some or all of the cash access services in 18 locations across the United States. Our locations are in the states of California (8 locations), Nevada (3 locations), New York (2 locations), and 1 location each in Missouri, New Mexico, Wisconsin, Washington and Colorado.

Products

         We have developed four primary products: credit/debit card cash advance, CreditPlus Credit Services, Automatic Teller Machines ("ATMs") and check cashing solutions. These products are the primary means by which casinos make cash available to gaming customers. We believe that we have a distinct advantage in the cash access industry because we offer all four of these products, and each of our seven current casino customers utilizes all four products although we offer them separately as well. We anticipate that a majority of future casino customers will contract for all services. Currently, we provide these services on a direct, full-service basis using our hardware, software and personnel. In addition, we have commenced offering our customers a transaction management system under which the casino licenses our software systems and uses its own hardware, personnel and capital to provide the cash access services to its customers. We do not have any current customers using this system.

         Credit/Debit Card Cash Advance.

         In March 2001, we introduced our first credit/debit card cash advance ("CCCA") product. Our CCCA products allow casino patrons to obtain cash from their credit card, or checking account in the case of debit transactions, through the use of our software and equipment. Our CCCA product accounted for 65,727 transactions and $1,478,615 in revenues (9.1% of total revenues) for the year ended December 31, 2004 and 73,534 transactions and $1,783,076 in revenues (12.19% of total revenues) for the nine months ended September 30, 2005.

         In order to initiate a transaction, gaming patrons visit one of our ATMs or kiosks located on the casino floor. Each kiosk houses a point-of-sale terminal ("POS") equipped with our software. The ATM or kiosk terminal will prompt the customer to swipe his/her credit or debit card and enter the dollar amount requested. The terminal will then dial our centralized processing center that electronically contacts the appropriate bank for an authorization or disapproval. If authorized, the terminal will direct the customer to a casino cage. Once at the cage, the customer will present his/her credit/debit card and driver's license. A cage cashier will swipe the credit/debit card in one of our terminals, which communicates with our central servers. After finding the kiosk-approved transaction, a printer attached to the cage terminal will generate a company check. The cashier will give the customer cash in the amount requested after he/she endorses the system-generated check. The check is then deposited by the casino into its account for payment from one of our bank accounts and we debit the customer's credit/debit card. This transaction can be accomplished without the gaming customer using a personal identification number. For credit/debit card advances, customers pay a service charge typically between 6% and 9% of the amount advanced.

         The CCCA product is distinguished from standard ATM transactions, described below, in that either a credit or debit card can be used to initiate the transaction, and in that no PIN number is required, and the maximum withdrawal limits typically imposed on ATM transactions are not applicable as the CCCA transaction is initiated at our booth and is processed as a typical POS transaction instead of as an ATM transaction.

         We believe that we have several competitive advantages over competing providers of CCCA services. First, our casino clients are able to access player tracking and other valuable information from our website on a daily basis. This information is collected when a customer uses our CCCA product. Competing systems offer limited reporting, which typically is only available via hard copy weeks after the month has ended. Our reporting is Internet-based and allows customers to custom design a system to meet their reporting requirements. In addition, customers have access to their information twenty-four hours a day, seven days a week. Unique features of our PC-based systems are color, touch-screen monitors, integration of all products in one interface, signature capture technology and transaction prompting.

         ATMs

         Automated Teller Machines or "ATMs" are a growth market spurred on by the development of less expensive "dial-up" automatic teller machines and the opportunity to charge users transaction surcharges of up to $5.00 per disbursement. We have access to all major bank networks and equipment suppliers. Due to the highly fragmented nature of the ATM business, this service is highly competitive, which has eroded margins and revenue growth potential. We are currently providing gateway services to a wide range of national, regional and international debit, credit and EBT networks. Additional links are being established, including direct connections to national merchants as well as third party, authorization and EBT providers. In addition to providing ATMs in casinos in conjunction with our other services, we have contracts to provide free-standing ATMs to 18 customers and we currently operate 68 ATMs at those locations (of which 18 ATMs are not in casinos). Our casino-based ATMs do not effectively compete with ATMs offered by banks and other financial institutions as we are the only ATM providers in our casinos and casino patrons typically will not leave the casino premises for cash if ATM facilities are on the premises. ATM activities accounted for 6,676,801 transactions and $10,362,205 in revenues (63.7% of total revenues) for the year ended December 31, 2004 and 4,019,686 transactions and $10,371,757 in revenues (70.92% of total revenues) for the nine months ended September 30, 2005.

         Transactions at our ATM machines are processed by GenPass Technologies, a full-service ATM processing company that provides services to over 24,000 ATMs nationwide. All ATM transactions are processed using Genpass' network and Genpass provides all reporting, recordkeeping and related services. In addition, Genpass provides all cash management and vault cash needed for our non-casino ATMs. Genpass receives a per-transaction fee and charges us a fee for vault cash equal to Genpass' cost of funds, currently the prime rate less 5/8%, on vault cash used at non-casino ATMs. Genpass is one of several national ATM processors, and although we currently are dependent on Genpass for this service we believe that alternate providers are available on substantially similar economic terms.

         Check Cashing

         Check cashing services are provided at all of our casino operations. When a casino patron requests check cashing at one of our service desks, we initiate a check verification process using identification procedures and software systems. Each transaction also provides additional data for our customer database, which can be used in assessing the creditworthiness of the particular customer. The system and software permit information to be gathered and reported in an efficient and timely manner. We have designed and implemented a credit rating system that utilizes this customer database to determine whether a casino customer's check should be cashed. Check cashing involves the risk that some cashed checks will be uncollectible because of insufficient funds, stop payment orders, closed accounts or fraud. We assume 100% of the credit risk from check cashing operations. This risk of collection is greater in new locations where the amount of data in our database is smaller. Unlike all other companies providing check services, we do not use a credit scoring system, as a credit scoring system will decline many checks that we believe are acceptable risks. Currently, we only guarantee checks that are cashed in one of our full service money centers, where our employees are facilitating the transaction.

         A second option for check cashing services is a check guarantee and check verification process in which the casino uses POS terminals to scan the customer's check and request remote authorization. We have formed an alliance with a third party provider to offer this service option to our customers. We intend to either acquire a company operating in this segment of the industry or to build a proprietary system to offer this service to our customers. Under this option, which is not yet in operation in any of the casinos we serve, we retain 100% of the credit risk.

         A third option is for a casino to license our proprietary check-cashing software and manage its own check cashing services. For a monthly licensing fee, we will install and support our proprietary Windows-based check-cashing software and train casino personnel regarding its proper use. This software can either stand-alone or integrate with our credit card advance system. This is the same software that we use in our full service money centers. This program streamlines the process from check approval through collection of bad checks. Casinos will have access to our national database that will provide check credit histories for customers in casinos nationwide. Since most casinos wish to manage this process internally, we believe that there is significant revenue opportunity for this product. Under this option, which is not yet in operation in any of the casinos we serve, the casino would assume 100% of the credit risk.

         Check cashing activities accounted for 216,527 transactions and $1,906,550 in revenues (11.7% of total revenues) for the year ended December 31, 2004 and 264,494 transactions and $2,391,892 in revenues (16.36% of total revenues) for the nine months ended September, 2005. For the year ended December 31, 2004 and the nine months ended September 30, 2005, we incurred aggregate net losses from bad checks of $537,461 and $578,365, respectively, representing 0.96% and 0.83% of the aggregate $55,212,088 and $69,981,195 in check-cashing transactions processed for those periods.

         CreditPlus Credit Services

         Casinos in traditional gaming markets, like Las Vegas and Atlantic City, rely on credit issuance for up to 40% of their revenues. These casinos issue credit internally and rely on specialized credit reporting in their risk management decisions. Prior to the launch of our CreditPlus product there was only one company providing the specialized credit reporting that the gaming industry relies on for its credit decisions.

         Until recently, casinos in the $15 billion dollar a year Indian gaming market had little or no ability to utilize credit issuance in their operations. Under the state law compacts governing their operations, the majority of Indian casinos are prohibited from offering credit to customers. Further, the capital requirements necessary to develop the internal ability to offer credit on a prudent basis prevented smaller properties from developing the capability. The absence of a third party credit issuer capable of facilitating these transactions compounded the problem. As non-Indian casinos extend credit directly, there was no market need for a third-party credit provider, and therefore no providers of this service. The other provider of specialized credit reporting did not itself provide credit services.

         Our CreditPlus platform allows players in Indian casinos to receive credit for the first time and, based on an average transaction fee of 10%, CreditPlus positions us to be at the forefront of what we estimate to be a $2 billion market. Currently we have a strong market position in providing credit guarantee and credit management services to this highly profitable market.

         The CreditPlus product has three distinct elements: Credit Reporting, Credit Management and Credit Guarantee.

                  Credit Reporting. We have developed a proprietary database of credit reporting information, based on prior transaction history with casino patrons.

                  Credit Management. Like our check cashing management software, CreditPlus can be used to streamline the credit process from approval through collection of bad debt. Casinos will have access to the CreditPlus system that will provide check and credit histories for casino and retail patrons. Since many casinos wish to manage this process internally, we believe there is significant revenue opportunity with this product.

                  Credit Guarantee. Casino and retail customers can also access cash through CreditPlus credit guarantee. The customer will fill out a CreditPlus application. We then go through a check verification and credit underwriting process similar to that used in check cashing to determine whether to extend credit. Upon approval, the CreditPlus system will generate a marker for an amount up to the credit line that we approved. Each marker is effectively a check drawn on the customer's checking account that we agree to hold for up to 30 days. Most markers are repaid prior to the end of the holding period. Fees are based on state regulations and the amount of time that we hold the marker. In many cases, the customer will return to our location prior to our deposit of the marker and request that a new holding period be established in exchange for an additional fee. These transactions are approved and facilitated at our full service money centers and shortly will be available through the casino cage via an approval code transmitted through the CreditPlus system. We assume 100% of the credit risk from the issuance of the marker.

         CreditPlus accounted for 2,296 transactions and $121,011 in revenues (0.74% of total revenues) for the year ended December 31, 2004 and 1,395 transactions and $77,740 in revenues (0.53% of total revenues) for the nine months ended September 30, 2005. For the eighteen months ended September 30, 2005, we incurred aggregate net losses from nonpayment of advances of $18,571, representing 1.06% of the aggregate $1,752,365 in transactions processed. CreditPlus is in place at 2 casinos.

         In addition to our four core services, we have developed our "Cash Services Host Program." Under the program, we have specially trained and equipped employees, known to the casino and identifiable as our Cash Services Hosts, deployed on the casino floor. The Cash Services Hosts are available to casino customers to provide cash access services at the gaming table or slot machine, thus eliminating the need for the customer to leave the gaming table or slot machine to obtain funds. This is viewed as an amenity by the customer and increases the gaming activity thereby enhancing the casino's revenues. By making our services more accessible to the customer, it increases our transaction activity and revenues. The Cash Services Host Program was operating at 1 casino and was introduced in 3 additional casinos in 2005, The Cash Services Host Program accounted for $95,182 in revenues (0.51% of total revenues) for the period ended December 31, 2004 and $263,916 in revenues (1.8% of total revenues) for the nine months ended September, 2005.


         We have developed a unified transaction gateway in order to accommodate the growing variety of transactions that we are able to facilitate. This gateway allows us to initiate, execute and control all transactions executed through our installed customer base. By channeling all incoming transactions through the gateway, and transmitting transaction information out to banks, ATM networks and others from the gateway, we can achieve faster integration and installation of new accounts. In order to create the gateway, we have licensed the Postilion family of electronic funds transaction software solutions from Mosaic Software, a global supplier of EFT software, and have developed proprietary supplementary software for the gaming industry. We installed this gateway for our own transaction processing in July 2005.

         Mosaic has granted us the exclusive right to market the Postilion software in the gaming market in the United States, and we now offer our customers a "turn-key" transaction management system using our Postilion-based gateway that they can use to process and facilitate their own transactions without using a vendor. We believe that casinos will see this as an opportunity to control the cash access services and generate incremental revenues and income from providing cash access services directly to their patrons. We will generate revenues from licensing fees and ongoing support fees rather than providing cash access services. Although our revenues from a particular casino will be substantially reduced, we will no longer incur the costs associated with on-site personnel and equipment and interest expense on the substantial working capital required to support our current services. This will enable us to support a much larger customer base. Although to date none of our existing customers have decided to convert to the transaction management system, we have provided them with the right to do so and believe that the ability to convert will provide us with a marketing competitive advantage with prospective customers.

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

Business Objectives

         Our business strategy is to focus in the following three areas to maximize growth and return on investment for our business:


1. Technology Development: Develop additional proprietary technology to manage and execute the funds transfer transactions that are a part of our core business while providing us with a competitive advantage in the markets that we serve. This will enable us to maximize market penetration and realize significant profit margins.


2. Mergers/Acquisitions: To identify and acquire companies for acquisition that have a strategic and financial fit to our long-term business model, leverage our technology, or provide immediate market dominance.

3. Sales: We will continue to successfully and aggressively market our services in the casino and retail markets.

         Technology and Product Development. Due to ownership changes, personnel changes and antiquated systems, the niche markets in the funds transfer industry that we have identified have seen a substantial turnover in management, expertise and industry direction. We believe that these markets are ripe for a state of the art funds transfer system that will position us as the leader in the industry.

         We have identified the following applications that we believe create immediate value and will provide us with a competitive advantage in our core markets.

     o    Integrated PC based POS transaction management system.

     o Web or VPN based credit reporting system specific to the transactions executed in Money Centers' core markets .

     o    Proprietary Transaction Gateway.

     o    Ticket Redemption Machines (TRM).

     o    Multi-purpose kiosks.

         With few exceptions, our competition is operating on systems that are outdated with few value-added capabilities. Our development personnel can develop customized applications that will result in us being more competitive in the marketplace and experiencing higher profit margins from new accounts.

         Mergers/Acquisitions. We believe that we can accelerate penetration into the markets we serve, while leveraging our management and technology, through strategic acquisitions. Our primary targets will be those companies that:

     o Produce high margins in a niche segment of the funds transfer industry;

     o Have a sustainable value proposition independent of the synergies with our company;

     o    Provide services similar to those that we provide to our customers;

     o    Execute similar POS transactions in different market segments; or

     o Utilize third party POS transaction management systems for their transaction processing.

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

     We believe that this strategy will be beneficial to us because:

     o Focusing on companies with historically high margins is consistent with our business plan.

     o The acquisition of competing companies gives us the ability to immediately "up sell" our CreditPlus and other products, resulting in new revenue and greater profits from acquired accounts.

     o We can maximize our return on investment on technology development strategy by leveraging our technology into new segments of the funds transfer industry.

     o By eliminating the third party POS system and installing our tramsaction management system, we can immediately and significantly increase cash flow while obtaining a critical mass of new locations.

The Casino Gaming Market

         Casino gaming in the United States has expanded significantly in recent years. Once found only in Nevada and New Jersey, casino gaming has been legalized in numerous states, including land-based casinos on Indian lands and elsewhere, on riverboats and dockside casinos, and at horse racing venues. The growth in gaming has resulted from legalization of gaming in additional jurisdictions and the opening of new casinos in existing markets, as well as from an overall increase in gaming activity.

         Though the geographic expansion of casino gaming has slowed, we anticipate continued growth as states struggle to fill large revenue gaps in their state budgets. We also anticipate continued growth in the Indian Gaming market as tribes are more successful at negotiating more stable and long-term compacts with their respective state governments. The expansion of casino gaming has generated a corresponding demand for ancillary services, including cash access services in casinos. Third parties provide cash access services to most casinos pursuant to contracts with the casino operator. We believe that the principal objective of casino operators in providing or arranging for such services is to promote gaming activity by making funds available to casino customers on a convenient basis. In some cases, however, the casino operator may view such services as a potential profit center separate from the gaming operations.

         Our business currently is concentrated in the casino industry and it contemplates that its operations will continue to be focused on operations in casinos and other gaming locations. Accordingly, a decline in the popularity of gaming, a reduction in the rate of expansion of casino gaming, changes in laws or regulations affecting casinos and related operations, or other adverse changes in the gaming industry would have a material adverse effect on our operations. We will continue our business plan to identify market segments outside of gaming to diversify our revenue base while maintaining our operating margins. Until this objective is achieved, there will always be a risk that our current revenue is highly dependent on the success of the gaming industry.

         Increased competition has prompted casino operators to seek innovative ways to attract patrons and increase the frequency of return visits. We believe that efficient and confidential access to cash for casino patrons contributes to increased gaming volume. Credit/debit card cash advances, markers, check cashing and ATMs are the three primary methods used by casinos to provide their patrons with quick and efficient access to cash. Virtually all casinos in the United States currently offer at least one of these services on their premises. While some casino operators provide such services themselves, most casinos' cash access services are provided by third parties pursuant to contracts with the casino operators. We are unique in that we provide multiple options for the delivery of these services. We offer systems that are run from the casino's cage, systems that we operate with our employees out of leased space in the casino, and we offer host programs where our employees facilitate transactions remotely from the slot machine or gaming table.

Customer Profile

         Every gaming facility provides ATM, credit card cash advance, debit, and/or check cashing services to their customers. Services are typically outsourced pursuant to an exclusive agreement with a supplier for an average of two to five years. Each year approximately 400 accounts totaling over $500 million in revenue are up for bid.

         Our current customer base consists of a both non-Indian casinos where we currently provide stand-alone ATM services, and Indian casinos where we have both stand alone ATM and full service contracts. Of our 20 locations six (6) are full service deployments at Indian casinos and the balance are ATM-only locations (6 Indian and 14 non-Indian casinos). Our customers represent a blend of the type and size of gaming operations in the U.S., including traditional markets like Las Vegas, Indian reservations, and smaller markets like Colorado and Missouri.

         Our full service locations all reside within the Indian Gaming segment of the industry. Three are in California, with one each in New Mexico, Washington and Wisconsin. Our stand-alone ATM customers are located in Colorado, Missouri, Nevada, New York, and California. Two of our full service customers represented approximately 41% of our revenue for the nine months ended September 30, 2005.

         There are no boundaries when identifying potential casino customers. In the near future, we will focus our marketing efforts on Native American Markets, Las Vegas, Atlantic City, the Caribbean and South America and riverboats.

         We operate our cash access services pursuant to agreements with the operators of the host casinos or approved resellers. Such agreements typically have initial terms of one to five years, with renewal clauses. In most of the agreements, either party may cancel the agreement with cause if the breach is not cured within thirty days. We rely principally on our relationship with the casino operators rather than on the terms of our contracts for the continued operation of our cash access services. While there can be no assurance that the agreements will be renewed after their initial terms, we believe that our relationships with the casinos in which we operate are good.

Government Regulation

         Many states and Tribal entities require companies engaged in the business of providing cash access services or transmitting funds to obtain licenses from the appropriate regulating bodies. Certain states require companies to post bonds or other collateral to secure their obligations to their customers in those states. State and Tribal agencies have extensive discretion to deny or revoke licenses. We have obtained the necessary licenses and bonds to do business with the casinos where we currently operate, and will be subject to similar licensing requirements as we expand our operations into other jurisdictions.

         As part of our application for licenses and permits, members of our board of directors, our officers, key employees and stockholders holding five percent or more of our stock must submit to a personal background check. This process can be time consuming and intrusive. If an individual is unwilling to provide this background information or is unsatisfactory to a licensing authority, we must have a mechanism for making the necessary changes in management or stock ownership before beginning the application process. While there can be no assurance that we will be able to do so, we anticipate that we will be able to obtain and maintain the licenses necessary for the conduct of our business.

         Many suppliers to Native American casinos are subject to the rules and regulations of the local tribal gaming commission. These gaming commissions have authority to regulate all aspects of casino operations, including vendor selection. Some gaming commissions require vendors to obtain licenses and may exercise extensive discretion to deny or revoke licenses. We have obtained the necessary licenses or approvals from the appropriate tribal gaming commissions where we operate. While there can be no assurance that we will be able to do so, we anticipate that we will be able to obtain and maintain the licenses and approvals necessary for the conduct of our business.

         Our business may also be affected by state and federal regulations governing the gaming industry in general. Changes in the approach to regulation of casino gaming could affect the number of new gaming establishments in which it may provide cash access services.

Competition

         We have focused to a large extent on providing cash access services to the gaming industry. In the cash access services market, we compete primarily with Global Cash Access, Inc., Certegy, Inc.'s Game Financial Corporation subsidiary, Global Payments Inc.'s Cash & Win service, Cash Systems, Inc. and FastFunds Financial Corporation. Competition is based largely on price (i.e., fees paid to the casino from cash access service revenues), as well as on breadth of services provided, quality of service to casino customers and value-added features such as customer information provided to the casino. It is possible that new competitors may engage in cash access services, some of which may have greater financial resources. If we face significant competition, we may have a material adverse effect on our business, financial condition and results of operations. We cannot predict whether we will be able to compete successfully against current and future competitors.

         Our competitors are primarily specialized gaming cash access companies. Global Cash Access and Cash Systems, Inc. are stand alone businesses like us. Although Global Cash Access has the largest market share, much larger companies such as Certegy, Global Payments, and US Bank have entered the market through acquisitions and subsidiary operations. These companies have significant access to capital and development resources that are superior to ours. However, we believe that their large size also will make it more difficult for these companies to adapt quickly to swift changes in market conditions and customized customer demands.

         Global Cash Access historically has been the dominant market presence, with an estimated 66% market share. Certegy was a relatively small player within the gaming industry until its acquisition of Game Financial Corporation in March 2004. We estimate that Certegy has a 13% market share.

         In addition to Global Cash Access and Certegy, we face competition from Global Payments, Cash Systems, and FastFunds Financial. Global Payments is a mid-sized merchant processor, with a gaming business called "Cash & Win" that we estimate has a 7% market share. Global Payments has completed a number of international acquisitions outside the gaming industry in the past two years that we believe will garner most of management's focus. Cash Systems, with an estimated 8% market share, is focused on gaming on Indian Reservations. We estimate our own market share at 3%. Finally, FastFunds Financial holds an estimated 2% market share.

         We do not view financial institutions that offer ATM services at or near casinos as effective competitors because they do not have the scope of products necessary for a full service cash access money center. Local and national banks can provide ATM services, but they lack credit card, marker, and check cashing products.

Employees

         We currently have 74 full time employees, of which 62 employees are engaged in operations, four in sales and marketing, and eight in finance, administration and management functions.

         None of our employees are covered by a collective bargaining agreement, and we believe that we have a good relationship with our employees.

Description of Property

         Our corporate headquarters is located at 700 South Henderson Road, Suite 325, King of Prussia, Pennsylvania 19406 and occupies approximately 1,800 square feet of office space. These offices are located in a building owned by affiliates of our chief executive officer. Although historically this space was provided at no cost, we have entered into a lease that will require us to begin making market rate lease payments for the use of this office space and our future rent for this office space will be approximately $2,800 per month. We also have an equipment staging and technology office located in Golden Valley, Minnesota. The current lease obligation for the Minnesota office is approximately $738 per month. We believe that our current facilities are adequate to conduct our business operations for the foreseeable future. If these premises were no longer available to us, we believe that we could find other suitable premises without any material adverse impact on our operations.

                                LEGAL PROCEEDINGS

         On April 21, 2005, we entered into a Settlement Agreement (the "Available Money Settlement Agreement") with the former shareholders of Available Money and related parties, pursuant to which the parties agreed to resolve all pending litigation between then and release all claims related to such litigation. Effective July 21, 2005, we entered into a Settlement Agreement and Mutual Release (the "Equitex Settlement Agreement") with Chex Services, Inc., the wholly owned operating subsidiary of FastFunds Financial Corporation ("Chex") and Equitex, Inc. ("Equitex"), pursuant to which the parties agreed to resolve all pending litigation between them and release all claims related to such litigation. The litigation related to these settlements is described in our Annual Report on Form 10-K for the year ended December 31, 2004.

         Under the Available Money Settlement Agreement, the parties agreed that the final purchase price for Available Money was equal to the cash amount of $3,850,000 already paid, that no further amounts were due to the former shareholders and that our previous cancellation of shares of our common stock issued to them was proper. The former Available Money shareholders agreed to pay us an aggregate of approximately $178,000 in expenses, legal fees and court-ordered sanctions and agreed to assign to us certain ATM servicing contracts. We agreed to release the former Available Money shareholders and their affiliates from most of the non-competition and right of first refusal provisions of the original purchase agreement, subject to certain conditions and limitations. .

         Under the Equitex Settlement Agreement, Equitex and Chex agreed to cancel our outstanding $2,000,000 principal liability under a $2,000,000 promissory note from us to Chex, dated January 6, 2004, as well as any liability for accrued but unpaid interest under that promissory note and we paid Chex $500,000. In addition, we delivered to Fastfunds Financial, Inc., Chex's corporate parent, a contingent ten-year warrant to purchase up to 500,000 shares of our common stock at a purchase price of $0.50 per share. The warrant is not exercisable until we achieve $1,000,000 in net income during a fiscal year and terminates if we experience a change in control (as defined in the warrant).

         On or about October 14, 2004, Lake Street Gaming, LLC ("Lake Street") filed a Complaint against iGames Entertainment, Inc. and Money Centers of America, Inc. ("MCA") (collectively referred to hereinafter as "iGames") in the United States District Court for the Eastern District of Pennsylvania, alleging that iGames breached an Asset Purchase Agreement ("APA") that the parties executed on or about February 14, 2003. The suit also raises claims for fraudulent misrepresentation and intentional interference with contractual relations. By virtue of the APA, Lake Street sold to iGames all of Lake Street's right, title and interest in a casino game called "Table Slots." Lake Street alleges that it is entitled to additional compensation for the game that exceeds what was agreed to. This matter is still in the pleadings stage and iGames has moved to dismiss the plaintiff's claims for fraudulent misrepresentation and intentional interference with contractual relations, as well as to strike all claims for punitive damages. We are vigorously defending this action and believe that Lake Street's claims lack merit.

         In addition, we are, from time to time during the normal course of our business operations, subject to various litigation claims and legal disputes. We do not believe that the ultimate disposition of any of these matters will have a material adverse effect on our consolidated financial position, results of operations or liquidity.

               CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," anticipate," believe," estimate," continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those included in this prospectus under the heading "Risk Factors." The following discussion should be read in conjunction with our Consolidated Financial Statements and related Notes thereto included elsewhere in this prospectus.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

         The following discussion and analysis of the results of operations, financial condition and liquidity should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this prospectus. These statements have been prepared in accordance with accounting principles generally accepted in the United States. These principles require us to make certain estimates, judgments and assumptions that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and related liabilities. On a going forward basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

History

         We are a single source provider of cash access services to the gaming industry. We combine advanced technology with personalized customer services to deliver ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus outsourced marker services, and merchant card processing. Our business plan is to identify fragmented segments of the market to capitalize on merger and acquisition targets of synergistic companies that support our business model.


         We were formed as a Delaware corporation in 1997. Prior to March 2001, we were a development company focusing on the completion of a Point of Sale ("POS") transaction management system for the gaming industry. In March 2001, we commenced operations with the launch of the POS system at the Paragon Casino in Marksville, LA.

         On January 2, 2004, iGames Entertainment, Inc. acquired us pursuant to our merger with and into a wholly-owned subsidiary of iGames formed for that purpose. In addition, on January 6, 2004, iGames acquired Available Money, Inc., an operator of free-standing ATM machines in casinos. The business operations of Available Money were combined with our business operations. As a result of the acquisition of Available Money and our continued growth, we currently provide services in 27 locations across the United States.

         Our acquisition by iGames was treated as a recapitalization and accounted for as a reverse acquisition. Although iGames was the legal acquirer in the merger, we were the accounting acquirer since our shareholders acquired a majority ownership interest in iGames. Consequently, our historical financial information is reflected in the financial statements prior to January 2004. All significant intercompany transactions and balances have been eliminated. We do not present pro forma information, as the merger was a recapitalization and not a business combination.

         On October 15, 2004, pursuant to an Agreement and Plan of Merger dated as of August 10, 2004 (the "Merger Agreement") by and between iGames and us, iGames was merged with and into us. Pursuant to the Merger Agreement, the holder of each share of iGames' common stock received one share of our common stock, and each holder of shares of iGames' Series A Convertible Preferred Stock received 11.5 shares of our common stock. Options and warrants to purchase iGames' common stock, other than warrants issued as part of the merger consideration in iGames' January 2004 acquisition of us (the "Merger Warrants"), are deemed options and warrants to purchase the same number of shares of our common stock with no change in exercise price. The Merger Warrants were cancelled in exchange for 1.15 shares of our common stock for each share of common stock purchasable thereunder.

         As a result of this merger, we have retained our December 31 fiscal year end.

         Our business model is to be an innovator and industry leader in cash access and financial management services for the gaming industry. Within the funds transfer and processing industries there exists niche markets that are capable of generating substantial operating margins without the requirement to process billions of dollars in transactions that is the norm for the industry. We believe there is significant value to having a proprietary position in each phase of the transaction process in the niche markets where management has a proven track record. The gaming industry is an example of such a market and is currently where we derive the majority of our revenues. We have identified other markets with similar opportunities, however we have not executed any plans to exploit these markets at this time.

Current Overview

         Our core business of providing single source full service cash access services in the gaming industry continues to grow and be the major source of our revenue and profits in 2005. We have also launched several new services in the last 18 months, such as CreditPlus, our Cash Services Host Program, and our Transaction Management System that have begun to create new revenue and have helped to differentiate our product offering in the marketplace.


         The acquisition of Available Money in January 2004 continues to provide challenges for management in terms of the longer than expected conversion of the processing of the Available Money cash services business over to the systems we utilize and the renegotiation or termination of nonprofitable contracts. We have completed our new ATM processing agreement which provides for increased vault cash availability and lower interest costs, thus lowering our cost of services and providing additional capacity for our vault cash needs. This will help facilitate the completion of the Available Money conversion. We have also been successful in renegotiating several of the Available Money contracts to increase the fees that we can charge under those contracts, the benefits of which we started to recognize in September 2005. Certain other contracts that were not profitable and that we were unable to renegotiate have been or will be terminated. This will decrease revenue but will have a positive affect on cash flow and net income. We also recorded a significant purchase price adjustment relating to Available Money as part of the favorable law suit settlement relating to lost contracts.

         We will deploy our Transaction Management System in January 2006. Though we feel confident that The Transaction Management System will differentiate us from our competitors and create new sources of revenue for the company, there is no guarantee that the market will accept this new deployment strategy. Regardless of the markets acceptance of this new deployment strategy, the Transaction Management System (TMS) enables us to gain complete control over our cash access booth operations and ATMs. The TMS will "drive" the ATMs and teller applications and process all transactions through our central system allowing for quicker customer interactions which translate to greater revenue at less cost from our current book of business. The TMS permits Money Centers of America to negotiate network processing contracts based on sound business decisions versus technology requirements so that the cost per transaction may be reduced, once again translating to greater revenue potential from our current book of business. Once all of the properties have been converted to the TMS, general operating procedures, field support, and internal accounting processes will also be streamlined.


         Our current cost of capital remains high as we have been distracted in our efforts to recapitalize our balance sheet due to ongoing litigation and our focused efforts to deploy the Transaction Management System on schedule. Now that both of these distractions have been removed management considers recapitalization of our balance sheet a major priority for the remainder of 2005. The success of this recapitalization will reduce the interest rates we pay on our lines of credit, which will lower our expenses and contribute to our profitability. Mercantile Capital has been a strong finance partner to the company, however, the ability to continue our growth is largely dependent on our ability to identify and secure capital at reasonable rates.

         We seek to avoid litigation and to minimize our exposure to potential claims arising in the normal course of our business and as a result of our acquisitions. Despite these efforts, we have been named as a defendant in several legal proceedings, described in Part II, Item 1, Legal Proceedings, beginning on page 14 of this report. We are confident that it is in our best interests to defend these claims and to pursue counterclaims where we believe that we are likely to obtain a favorable result. We are very pleased to announce that our two major lawsuits were settled on very favorable terms to the company. During the nine month period ended September 30, 2005, we have incurred approximately $625,000 in legal fees related to these legal proceedings. However, due to our settlement of the two major lawsuits, we do not anticipate incurring material additional legal fees related to these legal proceedings.

         Our core business generates revenues from transaction fees associated with each unique service we provide, including ATMs, credit card advances, POS Debit, check cashing, markers and various other financial instruments. We receive our fees from either the casino operator or the consumer who is requesting access to their funds. The pricing of each transaction type is determined by evaluating risk and costs associated with the transaction in question. Accordingly, our transaction fees have a profit component built into them. Furthermore, reimbursement for electronic transactions are guaranteed by the credit or debit networks and associations that process the transactions as long as procedures are followed, thereby reducing the period of time that trade accounts receivable are outstanding to several days.

         Companies providing cash access services to the gaming industry face some unique challenges and opportunities in the next ten years. Many companies in the industry have merged, been acquired or have recapitalized in order to capitalize on the trends identified in the gaming industry.

         Historically, providers of cash access services to the gaming industry had cash flow margins that were generally higher than those experienced in the funds transfer and processing industries. Growing competition and the maturing of the market has resulted in a decline in these margins as companies have begun marketing their services based on price rather than innovation or value added services. This trend is highlighted by the number of companies that promote revenue growth and an increased account base but experience little increase in net income. This trend is magnified by the fact that the largest participant in the industry has close to 65% market share and has begun to forgo margin in order to retain business. Companies that can adapt to the changing market and can create innovative products and services stand at the forefront of a new wave in revenue and profit growth.

         Substantially all gaming facilities provide ATM services, credit card cash advances, debit, and/or check cashing services to their customers. Services are typically outsourced and provided on an exclusive basis for an average of two to five years. Each year, approximately 400 accounts totaling $300 million in revenue are put out to bid. Currently there are five major companies, including us, that have proprietary systems to compete for this business. Although this market has matured from a pricing perspective, the demand for the services from the end user is still strong.

         Like most maturing markets, the companies that succeed are those that are capable of reinventing themselves and the markets they serve. We believe that smaller gaming properties will always look to have cash access services provided in the traditional manner However, there are several major trends occurring in the gaming industry that will have a major impact on our industry and will determine which companies emerge as industry leaders:

     1. Consolidation of major casino companies that will put pressure on other major casino companies to follow suit and will put pressure on smaller casino companies to focus on service and value added amenities in order to compete.

         The trend towards consolidation of the major gaming companies has continued and will make it difficult to continue to offer our services in the traditional manner. The economics are too compelling for the gaming operators not to consider internalizing these operations in order to generate additional revenue and profits to service the debt associated with the consolidation. Our preparation has continued to position us to capitalize on this trend. We have prepared for this change and have already begun to offer our systems and services through the issuance of Technology and Use Agreements for a transaction management system. Instead of outsourcing the cash services operations, we have begun to offer turn-key processing capabilities for internal use by the casino.

This means casinos will license our technology so they can operate and maintain their own cash access services, including the addition of their merchant card processing. Our size makes us uniquely capable of adapting to this change. Though the license agreements do not have the same revenue potential as a traditional cash services contract, the net income derived from these agreements is higher, the user agreements are for a longer period of time and we do not have the same capital expenditures or vault cash requirements that we experience in performing traditional cash access services. Furthermore, our larger competitors have spent years trying to conceal the economic benefits of this type of offering because their large infrastructure is designed to only support an outsourced solution.

     2.   Ticket In-Ticket Out technology growth exceeding expectations.

         The first major casino company to remove coins from the casino floor was Caesars Palace in Atlantic City, NJ. Since then, slot machine manufacturers have developed a technology that prints and accepts bar-coded tickets at the slot machine instead of accepting or dispensing coins. It was originally anticipated that it would take 10-15 years for the industry to fully adopt this technology. It appears it may only take half this amount of time. This presents a problem to casino operators. They now have tens of thousands of bar-coded tickets a day that need to be redeemed for cash. This has paved the way for self-service ticket redemption technology so customers do not have to go to the casino cage in order to redeem their tickets. The initial ticket redemption machines placed in service have proven to be too big and too expensive. Most casino operators have to wait until budget season to appropriate the necessary funds in order to even consider the acquisition of the required equipment. We believe this functionality will ultimately reside on the ATM machine thus eliminating the requirement to purchase new equipment and eliminating the need to remove a slot machine to make room for a stand-alone ticket redemption device. We are developing technology that will allow ticket-redemption functionality on our cash access devices. There is still the problem of security with the bar-coded ticket, which is as good as cash. Many casino operators will refuse to allow vendors to handle the tickets for security and fraud concerns. This is an additional economic benefit of our plan to have the casino operator internalize their cash access services because only the casino's personnel will handle the tickets in the situations where they are licensing our services.

     3. Execution of long-term and stable compacts for Indian Casinos in numerous state jurisdictions has made traditional capital more readily available paving the way for a new wave of expansion and the resulting need for new sources of revenue and customer amenities.

         Recent shortfalls in state budgets have brought the tribal and state governments together to execute long-term compacts that meet the financial needs of both parties. In recent years, California, Arizona, New Mexico and Wisconsin are just a few examples of this development. The added financial stability for Indian casinos has made traditional capital more readily available to tribes, leading many tribes to undertake expansion of casino facilities and operations.

         In order to support this expansion, Indian casino operators will seek new sources of revenues and new amenities to attract and retain more quality customers. One of the most critical customer amenities in casino operations is the availability of credit. Traditional gaming markets, such as Las Vegas and Atlantic City, rely on credit issuance for up to 40% of their revenues. These markets issue credit internally and rely on specialized credit reporting in their risk management decisions. Significant capital investment in technology is required for these transactions to be executed efficiently. However, within the $15 billion dollar Indian Gaming market there are virtually no credit services currently available. Approximately 26 of 29 states that have approved Indian Gaming do not allow the Tribes or their respective casinos to issue credit. The lack of credit play is also due to the lack of a third party credit issuer that is capable of facilitating the transactions. Our CreditPlus platform allows Indian casinos to issue credit to players, providing Indian casinos with a guest amenity that is already widely accepted in traditional jurisdictions. Our ability to convert this market opportunity into revenue is largely dependent on the success of our sales efforts in educating casinos in the Indian Gaming market regarding the advantages of CreditPlus and its compliance with the regulatory requirements.

         Our Cash Services Host Program is uniquely aimed at capitalizing on the need for new profitable guest amenities. Where most guest amenities require additional expenses, this service helps the casino operator generate more revenues. This service allows customers to facilitate cash access transactions from the slot machine or gaming table. Our hosts are available to bring the transaction to the guest, which is viewed as a valuable customer amenity, while driving more money to the gaming floor for the casino operator.

         Organic growth through sales by internal salespeople is usually the most efficient and profitable growth strategy in the cash services business. Much of our historical growth has occurred in this manner. We realize that recognizing industry trends is no assurance of success. We have also complimented our internal sales strategy by creating relationships with independent sales organizations that have established relationships with gaming operators nationwide. Although our sales commissions will be higher at gaming establishments entered through this sales channel, we will not be burdened with the up-front salary, travel and entertainment costs associated with the traditional internal sales approach. We continue to view strategic acquisitions as part of our business plan to obtain the critical mass we believe is necessary to compete effectively in our industry.

         This parallel strategy of sales, acquisitions and product development is capital intensive and presents substantial risk. There is no guarantee that we will be able to manage all three strategies effectively.

         We believe that it is necessary to increase our working capital position so that we can capitalize on the profitable trends in the industry while maintaining and servicing our current customer base and integrating acquired operations such as Available Money. Without sufficient working capital, we would be forced to utilize working capital to support revenue growth at the expense of executing on our integration and conversion plans. This would result in substantially higher operating costs without the assurance of additional revenues to support such costs.


Critical Accounting Policies

         In presenting our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of our control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it will likely result in a material adverse impact to our consolidated results of operations, financial position and in liquidity. We believe that the estimates and assumptions we used when preparing our financial statements were the most appropriate at that time. Presented below are those accounting policies that we believe require subjective and complex judgments that could potentially affect reported results.

         Check Cashing Bad Debt. The principal source of bad debts that we experience are due to checks presented by casino patrons that are ultimately returned by the drawer's bank for insufficient funds. We account for these check cashing bad debts on a cash basis. Fees charged for check cashing are recorded as income on the date the check is cashed. If a check is returned by the bank on which it is drawn, we charge the full amount of the check as a bad debt loss. If the bank subsequently honors the check, we recognize the amount of the check as a negative bad debt. Based on the quick turnaround of the check being returned by the bank on which it is drawn and our resubmission to the bank for payment, we feel this method approximates the allowance method, which is a Generally Accepted Accounting Principle.

     Goodwill and Long-Lived Intangible Assets. The carrying value of goodwill as well as other long-lived intangible assets such as contracts with casinos is reviewed if the facts and circumstances suggest that they may be impaired. With respect to contract rights in particular, which have defined terms, this will result in an annual adjustment based on the remaining term of the contract. If this review indicates that the assets will not be recoverable, as determined based on our discounted estimated cash flows over the remaining amortization period, then the carrying values of the assets are reduced to their estimated fair values. Effective January 1, 2002, we adopted Statement of Financial
Accounting Standards No. 142, "Goodwill And Other Intangible Assets" which eliminates amortization of goodwill and certain other intangible assets and requires annual testing for impairment. The calculation of fair value includes a number of estimates and assumptions, including projections of future income and cash flows, determining remaining contract periods and the choice of an appropriate discount rate. In our experience, forecasts of cash flows based on historical results are relatively dependable. We use the remaining contract term for estimating contract periods, which may vary from actual experience due to early terminations that cannot be forecast. We use our current cost of funds, which is a variable rate, as the discount rate. Use of a higher discount rate would have the effect of reducing the calculated fair value, while use of a lower rate would increase the calculated fair value. In connection with the acquisition of Available Money (our only acquired reporting unit), goodwill was allocated based on the excess of the final purchase price over the value of the acquired contract rights, determined as described above.

         Stock Based Compensation. We account for stock based compensation utilizing Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. We have chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations.

         Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of our stock at the date of the grant over the amount an employee must pay to acquire the stock. We have adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148 (See New Accounting Pronouncements), which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

Change in Fiscal Year End

         Following the October 2004 merger of iGames into us, we retained our prior fiscal year end of December 31. This is a change from iGames' March 31 fiscal year end reflected in last year's Annual Report on Form 10-K. As a result of this change, the following discussion compares the consolidated audited financial statements as of and for the year ended December 31, 2004 with the consolidated unaudited financial statements as of and for the year ended December 31, 2003.

         Throughout the following discussion, data for all periods except as of and for the twelve months ended December 31, 2003, are derived from our audited consolidated financial statements, which appear in this report. All data as of and for the twelve months ended December 31, 2003 are derived from our unaudited consolidated financial statements, which are not presented herein.

Results of Operations


Nine Months Ended September 30, 2005 vs. Nine Months Ended September 30, 2004 (Unaudited)

                                                    Nine Months Ended    Nine Months Ended
                                                   September 30, 2005   September 30, 2004
                                                           ($)                  ($)               Change ($)
                                                   -------------------  --------------------    --------------
Net Income (Loss)                                      $  (687,231)        $(8,040,389)         $(7,353,158)
Revenues                                                15,348,705          11,538,072            3,810,633
Cost of services                                        12,334,290           9,696,598            2,637,692
     Commissions & Rents Paid                            7,817,459           6,042,213            1,775,246
     Wages & Benefits                                    1,646,464           1,500,313              146,151
     Processing Fee & Service Charges                    1,509,145             912,681              596,464
     Bad Debts                                             515,865             358,016              157,849
     ATM Lease Fees & Maintenance                          408,691             403,324                5,367
     Cash Replenishment Services                           293,255             288,274                4,981
     Other                                                 143,111             191,777              (48,366)
Gross Profit                                             3,014,415           1,841,474            1,172,941
Selling, General and Administrative Expenses             1,700,274           1,886,789             (186,515)
     Management Compensation                               452,853             297,668              155,185
     Professional Fees                                     680,779             761,244              (80,465)
     Travel                                                198,747             149,608               49,139
     Other                                                 367,895             678,269             (310,374)
Noncash Compensation                                        92,066           5,298,053           (5,205,987)
Depreciation and amortization                              502,264           1,031,390             (529,127)
Interest expense, net                                    1,404,229           1,117,037              287,192
Other income (expenses)                                $    (2,812)          $(548,593)         $  (545,781)

         Our net loss decreased by $7,353,158 during the nine months ended September 30, 2005 primarily due to a decrease in noncash compensation of approximately $5,200,000 reflecting one-time charges for noncash compensation during 2004 (related to the issuance of options to purchase 2,945,000 shares of our common stock to employees under our stock option plan) that were not repeated in 2005, an increase in gross profit of approximately $1,175,000, due to our success in lowering various costs of services, a decrease in depreciation and amortization of approximately $529,000 due to reduced amortization of casino contracts reflecting the termination of certain contracts in 2004. Other expenses decreased due to the fact that there were no impairments of intangible assets or write-offs of obsolete inventory in 2005.

         Our revenues increased by approximately 33% during the nine months ended September 30, 2005 as compared to the nine months ended September 30, 2004. Approximately $311,000 of this increase represented increased volume under contracts in place at the beginning of 2004 and $3,732,311 represented revenues from new contracts. Approximately $1,990,000 of the increase in revenue was due to the recognition in our financial statements of gross revenues rather than net revenues from the Available Money portfolio in 2005 following a change of ATM processors. Under the previous agreement, our revenues represented the net amount payable to us from the processor. Under our current agreement, we recognize all revenues and expenses from the operation of the ATMs, resulting in an increase in both revenues and cost of services. These increases were offset by the loss of approximately $2,025,000 in revenues due to cancellations and non-renewals from our Available Money portfolio and approximately $210,815 in revenues from the Valley View Casino. Our cost of services increased during the nine months ended September 30, 2005 due to a $158,000 increase in bad debt expense primarily resulting from having additional full service casinos with check cashing, an increase in commissions and rents paid to casinos and ATM locations of approximately $1,775,000 primarily attributable to increased transaction volume. In addition, approximately $2,075,000 of various other expenses increased due to the recognition in our financial statements of all costs of services from the Available Money portfolio in 2005 following a change in ATM processors.

         Our selling, general and administrative expenses decreased slightly during the nine months ended September 30, 2005 primarily due to decreased legal expenses related to pending litigation and reduced insurance expenses. Otherwise the remaining selling, general and administrative expenses have remained relatively the same as compared to the quarter ended September 30, 2004. The Company has settled our two major lawsuits and has experienced a significant decrease in legal expenses beginning in the middle of the third quarter of 2005. Our depreciation and amortization expenses decreased during the nine months ended September 30, 2005 primarily due to the elimination of amortization that otherwise would have been realized on contracts that terminated in 2004.

         Our interest expense increased $287,192 during the nine months ended September 30, 2005 mostly due to an increase in the use of capital for our new full service casinos and increased variable interest rates on our credit facilities that have increased our cost of capital.

         Our other expenses decreased during the nine months ended September 30, 2005 due to the fact that we had one time write offs in 2004 in the amount of $548,763 for loss on impairment of intangibles and obsolete inventory.

Year Ended December 31, 2004 vs.  Year Ended December 31, 2003




                                                    Year Ended December       Year Ended
                                                       31, 2004 ($)       December 31, 2003
                                                                                  ($)              Change ($)
                                                  ---------------------  -------------------    ---------------
Net Income (Loss)                                      (11,841,753)              479,104         (12,320,857)
Revenues                                                16,258,302             5,514,303          10,742,999
Cost of Services                                        13,912,356             4,286,037           9,626,319
     Commissions & Rents Paid                            8,719,908             2,205,042           6,514,866
     Wages & Benefits                                    1,993,056             1,170,322             822,734
     Processing Fees & Service Charges                   1,517,877               556,148             961,729
     Bad Debts                                             572,433               243,195             329,238
     ATM Lease Fees & Maintenance                          569,486                35,132             534,354
     Cash Replenishment Services                           418,249                17,802             400,447
     Other                                                 121,347                58,396              62,951
Selling, General and Administrative Expenses             2,642,341               907,745           1,734,596
Noncash Compensation                                     7,674,491                     -           7,674,491
     Management Compensation                               622,074               274,425             347,649
     Professional Fees                                   1,113,625               121,466             992,159
     Travel                                                227,864               141,263              86,601
Depreciation and Amortization                            1,615,803               159,203           1,456,600
Other Income (Expenses), net                            (2,253,064)              314,786          (2,567,850)


         Our net loss increased during the year ended December 31, 2004 due to a $7,674,491 expense recorded for the issuance of common stock and options for services, approximately $189,000 in non-recurring expenses related to the integration of the Available Money business into our business, a $1,375,000 increase in interest expenses related to our increased sales volume and a $794,000 increase in legal expenses resulting from legal proceedings stemming from acquisition activities that we anticipate will continue into 2005 and from our status as a public company commencing in 2004.

         Our revenues increased by approximately 195% during the year ended December 31, 2004 as compared to the year ended December 31, 2003. Approximately $501,226 of this increase represented increased volume under contracts in place at the beginning of 2003, $4,954,985 represented full-year results from contracts that began in 2003 and $479,518 represented revenues from new contracts in 2004. In addition, $7,644,489 represented revenues from Available Money following its acquisition and $121,010 represented revenues from CreditPlus and our Cash Services Host Program products first introduced in 2004. In addition, we experienced increased transaction volume. During the year ended December 31, 2004, our POS system facilitated 6,961,351 transactions (a 679% increase over the year ended December 31, 2003) totaling $740,391,213 (426% increase over the year ended December 31, 2003) generating over $18 million in revenues (a 274% increase over the year ended December 31, 2003). Our results of operations and revenue growth exceeded expectations though our number of new accounts was lower than anticipated.


         Our cost of services increased during the year ended December 31, 2004 due to a $1,280,000 increase in transaction processing expenses primarily resulting from increased transaction volume, a $725,000 increase in compensation expenses, $189,000 in expenses related to the integration of the Available Money business and increased casino commissions. Transaction processing expenses are expenses incurred on a transaction-by-transaction basis and therefore are directly tied to transaction volume. Commissions and rents paid to casinos and ATM locations increased from $2,090,514 in 2003 to $8,719,908 in 2004. Approximately $2,751,748 of this increase was due to somewhat higher commissions due under the Sycuan casino contract, while the remainder was principally due to increased transaction volume. We believe that the higher commission payments under the Sycuan casino contract reflect the size and desirability of the particular business opportunity and are not reflective of a trend. Commission rates in future contracts and contract renewals may be higher or lower than current rates. If we are forced to pay higher commissions to other casino customers, our commission expenses will increase and the impact on revenues and income will depend on our ability to pass the higher commissions on to customers in the form of higher transaction fees.


         Based on our higher level of operations, we had 68 operations employees at December 31, 2004 as compared to 54 operations employees at December 31, 2003, which resulted in the additional compensation and benefits expenses.

         Our selling, general and administrative expenses increased during the year ended December 31, 2004 primarily due to $700,000 in legal fees related to pending legal proceedings. Legal expenses related to these proceedings are expected to continue in 2005, although settlement discussions are ongoing and therefore it is not possible to estimate the amount of these expenses or their impact on our future results of operations and financial condition. Other factors contributing to the increase in selling, general and administrative expenses include additional travel expenses of approximately $86,500 related to the set-up of two new casino locations and additional management compensation of approximately $347,650. In addition, accounting fees increased by approximately $169,000 and insurance increased by approximately $135,500 due to the purchase of directors' and officers' insurance, which we did not have during the year ended December 31, 2003 as we were a private company during that period.

         We incurred noncash compensation expense of $7,674,491 in 2004 due to the issuance of employee stock options.

         Our depreciation and amortization expenses increased during the year ended December 31, 2004 due to our higher level of fixed and intangible assets that we purchased to support our increased level of operations.

         Our other expenses increased during the year ended December 31, 2004 primarily due to a $1,500,000 increase in interest expense. This increase resulted from higher line of credit borrowing levels ($8,163,616 at December 31, 2004 compared to $2,232,369 at December 31, 2003). We paid slightly higher interest rates (an average interest rate of 16% during 2004 compared to an average interest rate of 15% during 2003) with respect to our business other than Available Money, which we did not own until early 2004. At December 31, 2004 we were paying interest on approximately $17,000,000 of vault cash for the Available Money business. The interest rate on this $17 million was 4.75% per annum. We have negotiated a reduced interest rate for vault cash used in our non-casino ATM operations from our ATM processor and are negotiating to re-finance our casino vault cash facility. We anticipate completing this in the second quarter of 2005. In addition, we realized approximately $494,000 in other income in 2003 resulting from a casino customer's agreement not to seek repayment of funds advanced to us. We did not realize similar income in 2004.

         Prior to our acquisition by iGames in January 2004, iGames was engaged in the business of developing and marketing gaming and security systems for the hospitality, cable, gaming and sports betting industries. In connection with the acquisition, iGames determined to cease those activities. Included in our intangible assets are the intellectual property rights associated with gaming software and gaming security devices previously marketed by iGames, and iGames' inventory consisted of gaming security devices held for sale. As a result of the decision to cease this business, we determined that these assets were 100% impaired and reduced their carrying value to zero. This resulted in an approximate $418,000 loss on impairment of intangible assets and an approximate $131,000 write-off of obsolete inventory.


Off-Balance Sheet Arrangements

         There were no off-balance sheet arrangements during the fiscal quarter ended September, 2005 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our investors.

Changes in Financial Position, Liquidity and Capital Resources

                                                          Nine Months       Nine Months
                                                              Ended            Ended
                                                          September 30,    September 30,
                                                             2005 ($)           2004 ($)       Change ($)
                                                        ----------------- -----------------  ---------------
Net Cash Provided by (Used in) Operating Activities      $  (86,320)      $     59,166       $    (145,486)
Net Cash Used in Investing Activities                      (879,241)        (1,916,430)         (1,084,810)
Net Cash Provided by Financing Activities                $  988,923       $  2,841,588       $  (1,852,665)

         Net cash provided by operations decreased by $145,486, primarily due to a $100,000 deposit we made with a casino to secure more favorable financing from the casino as opposed to our main lender.


         Net cash used in investing activities decreased during the nine months ended September 30, 2005 due to the fact that we did not make any acquisitions in the first half of 2005 and acquired Available Money in the first quarter of 2004. We have used cash in 2005 to purchase some of the Available Money ATM's and to complete the Transaction Management System.


         Net cash provided by financing activities decreased during the nine months ended September 30, 2005 primarily because we had no need for acquisition financing.


         Our available cash equivalent balance at September 30, 2005 was approximately $456,258 and was approximately $425,000 at November 30, 2005.

         A significant portion of our existing indebtedness is associated with our vault cash line of credit of $7,000,000 with Mercantile Capital, L.P., which we use to provide vault cash for our casino operations. Vault cash is not working capital but rather the money necessary to fund the float, or money in transit, that exists when customers utilize our services but we have yet to be reimbursed from the Debit, Credit Card Cash Advance, or ATM networks for executing the transactions. Although these funds are generally reimbursed within 24-48 hours, a significant amount of cash is required to fund our operations due to the magnitude of our transaction volume. Our vault cash loan accrues interest at the base commercial lending rate of Wilmington Trust Company of Pennsylvania plus 10.75% per annum on the outstanding principal balance, with a minimum rate of 15% per annum, and has a maturity date of June 30, 2006. Our obligation to repay this loan is secured by a first priority lien on all of our assets. The outstanding balance on our vault cash line of credit fluctuates significantly from day to day based on activity and collections, especially over weekends. Vault cash for our ATM operations at locations where we do not provide full cash access services (primarily Available Money customers) is provided by our ATM processing provider under the terms of the ATM processing agreement, at a cost equal to the ATM processor's cost of funds, which currently is Prime minus 5/8%.


         We incurred $3,850,000 of debt associated with the acquisition of Available Money. $2,000,000 of this indebtedness was a loan provided by Chex Services, Inc. As a result of the settlement of our lawsuit with Equitex, Inc. and Chex Services, Inc. related to our terminated acquisition of Chex Services, Equitex and Chex Services agreed to cancel our outstanding $2,000,000 principal liability as well as any liability for accrued but unpaid interest under that promissory note and we agreed to pay Chex $500,000 within 60 days of July 21, 2005. We paid this amount in September 2005. In order to fund the payment to Chex Services, Inc., in September 2005 we borrowed $600,000 from individuals, including the uncle and the brother of our Chief Executive Officer, pursuant to convertible notes that bear interest at 10% per annum and mature in June 2006. Each Note is convertible into shares of our common stock at an exercise price equal to 85% of the trading price at the time of exercise.

         The remaining $1,850,000 of this indebtedness is part of a $2,050,000 bridge loan provided by Mercantile Capital, L.P. This bridge loan was accruing interest until June 30, 2005 when it was converted into a 5 year amortizating loan subject to annual renewal at the lender's discretion. Our obligation to repay this loan is secured by a first priority lien on all of our assets. We still intend to refinance this obligation in 2005 and are making every effort to do so. We paid a facility fee of $41,000 in connection with this loan.


         On December 1, 2003, we obtained a $250,000 line of credit from Mercantile Capital, L.P., due on demand. This debt bears interest at the prime rate of interest plus 10%, floating, provided that the minimum rate on this loan is 14.5% per annum. As of June 30, 2005, this loan was also converted to a 5 year amortizing loan with annual renewals at the lender's discretion. The Company paid a $25,000 facility fee on June 30, 2005 when the loan began to be amortized. This loan is secured by 250,000 shares of the Company's common stock.


         On September 10, 2004, we borrowed $210,000 from the father of our chief executive officer to pay an advance on commissions to a new casino customer. This loan bears interest at 10% per annum, payable monthly. The principal amount of this loan is repayable in monthly payments payable on the 1st day of each month commencing with the second month following the month in which we commence operations at Angel of the Winds Casino, and continuing on the 1st day of each month thereafter, provided that, upon any merger of our company, sale of substantially all of our assets or change in majority ownership of our voting capital stock, the lender has the right to accelerate this loan and demand repayment of all outstanding principal and all unpaid accrued interest thereon. We currently are making $5,000 principal payments per month. The current principal balance outstanding is $70,000. In addition, we issued the lender warrants to purchase 50,000 shares of our common stock at an exercise price of $.33 per share. In the event that the principal amount of this loan plus all accrued interest thereon is paid in full on or before March 1, 2006, then we shall have the right to cancel warrants to purchase 25,000 shares.


         Though we anticipate our operating profits will be sufficient to meet our current obligations under our credit facilities, if we become unable to satisfy these obligations, then our business may be adversely affected as Mercantile Capital will have the right to sell our assets to satisfy any outstanding indebtedness under our line of credit loan or our term loan that we are unable to repay.


         We also have a substantial amount of accounts payable and accrued expenses. To the extent that we are unable to satisfy these obligations as they come due, we risk the loss of services from our vendors and possible lawsuits seeking collection of amounts due.

         In addition, we have an existing obligation to redeem 37,500 shares of our common stock from an existing stockholder at an aggregate price of $41,250. This obligation arose in connection with iGames' purchase of certain gaming software products for 75,000 shares of our common stock. In order to complete this transaction under these terms, our former management granted this stockholder the option to have 37,500 shares of his stock redeemed. This stockholder has elected to exercise this redemption option.

         We are also in the process of replacing all of the former Available Money ATMs with new ATMs that will be processed on more favorable economic terms. We had originally entered into a capital lease agreement to acquire 71 ATMs and related equipment necessary to complete this conversion. We have reduced the number of ATM's we will acquire to 33. We have converted approximately 8 of these ATM's to date. The remaining capital lease agreement will require us to incur an upfront charge of approximately $105,000 and monthly rental expense of approximately $4,600 over the remaining 59 months of the lease term.


         Our goal is to change the way our customers view cash access services by transforming the way casinos find, serve and retain their customers. We will strive to assist our customers by continuing to grow and improve everything we do. We require significant capital to meet these objectives. Our capital requirements are as follows:

     o Equipment: Each new account requires hardware at the location level and some additions to network infrastructure at our central server farm.

     o Vault Cash: All contracts in which we provide full service money centers and ATM accounts for which we are responsible for cash replenishment require vault cash. Vault cash is the money necessary to fund the float that exists when we pay money to patrons but have yet to be reimbursed from the Debit, Credit Card Cash Advance, or ATM networks for executing the transactions.

     o Acquisition Financing: We presently have no cash for use in completing additional acquisitions. To the extent that we cannot complete acquisitions through the use of our equity securities, we will need to obtain additional indebtedness or seller financing in order to complete such acquisitions.

     o Working Capital: We will require substantial working capital to pay the costs associated with our expanding employee base and to service our growing base of customers.

     o Technology Development: We will continue to incur development costs related to the design and development of our new products and related technology. We presently do not have an internal staff of engineers or software development experts and have outsourced this function to IntuiCode, LLC, a company operated by Jeremy Stein, a member of our board of directors.

         We are actively seeking various sources of growth capital and strategic partnerships that will assist us in achieving our business objectives. We are also exploring various potential financing options and other sources of working capital. There is no assurance that we will succeed in finding additional sources of capital on favorable terms or at all. To the extent that we cannot find additional sources of capital, we may be delayed in fully implementing our business plan.

         We do not pay and do not intend to pay dividends on our common stock. We believe it to be in the best interest of our stockholders to invest all available cash in the expansion of our business.


         Due to our accumulated deficit of $14,811,030 as of December 31, 2004 and our net losses and cash used in operations of $11,841,753 and $907,217, respectively, for the year ended December 31, 2004, our independent auditors have raised substantial doubt about our ability to continue as a going concern. While we believe that our present plan of operations will be profitable and will generate positive cash flow, there is no assurance that we will generate net income or positive cash flow for the remainder of 2005 or at any time in the future.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table sets forth the names, ages and positions of our directors and executive officers and executive officers.

Name                             Age     Current Position(s) with Company
-------------------------       ----     ---------------------------------------
Christopher M. Wolfington        40      Chairman of the Board of Directors,
                                          Chief Executive Officer and President

Jason P. Walsh                   27      Vice President-Finance, Chief Financial
                                         Officer, Secretary and Treasurer

Jeremy Stein                     38      Director

Barry R. Bekkedam                38      Director

Wayne A. DiMarco                 40      Director

Jonathan P. Robinson             41      Director

All directors serve until their successors are duly elected and qualified. Vacancies in the Board of Directors are filled by majority vote of the remaining directors. The executive officers are elected by, and serve at the discretion of the Board of Directors.


         A brief description of the business experience during the past five years of our director, our executive officers and our key employees is as follows:

     Christopher M. Wolfington - Chairman, Chief Executive Officer and President. Mr. Wolfington has been in the financial services industry for approximately 16 years. He has been the Chairman of Money Centers since its inception. From 1991 to 1994 he was a partner in The Stanley Laman Group, a firm providing investment, insurance, mergers, acquisition, and planning services to companies nationwide. From 1995 to 1998 he was President of Casino Money Centers, a subsidiary of CRW Financial, Inc. Mr. Wolfington received a Bachelor of Arts degree in Communications and Business from the University of Scranton.

     Jason P. Walsh -Vice President-Finance, Chief Financial Officer, Secretary and Treasurer. Mr. Walsh became our Chief Financial Officer, Secretary and Treasurer in June 2005. From 1997 until June 2005 he was a certified public accountant with Robert J. Kratz & Company. Mr. Walsh received a Bachelors of Science degree in Accounting from Drexel University, and is a Pennsylvania Certified Public Accountant.

     Jeremy Stein - Mr. Stein served as President and Chief Executive Officer and a director of iGames from June 2002 until January 2004, and as Secretary and a director of iGames since January 2004. Mr. Stein has also served as the Chief Executive Officer of IntuiCode, LLC, a software development company, since 2000 and as a senior software engineer with Mikohn Gaming Corporation, where he worked until 2001. Prior thereto, he was a senior software engineer and director of Progressive Games, Inc. from 1995 to 1998 and the Chief Technical Officer of Emerald System, Inc. from 1993 to 1995. Mr. Stein studied computer science at Virginia Tech. See "Related Party Transactions."

     Barry Bekkedam - Director. Mr. Bekkedam served as a member of iGames' board of directors from January 2004 through October 2004 and as a member of our board of directors since October 2004. Mr. Bekkedam is the chairman of the board of directors and chief executive officer of Ballamor Capital Management, Inc., an investment advisory firm located in Wayne, Pennsylvania that he founded in 1997. Ballamor Capital Management, Inc. is an objective investment advisory firm that provides consultative services to families and individuals of wealth. Mr. Bekkedam received a Bachelors of Science in Accounting from the College of Commerce and Finance at Villanova University.

     Wayne DiMarco - Director. Mr. DiMarco served as a member of iGames' board of directors from January 2004 through October 2004 and as a member of our board of directors since October 2004. Mr. DiMarco is the president of P. DiMarco & Co., Inc., a privately owned highway and heavy construction site development company based in King of Prussia, Pennsylvania. Mr. DiMarco received a Bachelors of Science in Civil Engineering from Lehigh University.

     Jonathan P. Robinson - Director. Mr. Robinson has served as a member of our board of directors since January 2005. Mr. Robinson has been Chief Financial Officer of O'Neill Properties Group, a Mid-Atlantic real estate development company, since 2002. He was Chief Financial Officer of Airclick, Inc. from 2000 to 2002. Prior thereto, Mr. Robinson was Chief Financial Officer of Safeguard International, a $300 million cross-Atlantic private equity fund, focused on later-stage leveraged buyouts and private equity investments, from 1999 to 2000. From 1993 to 1998, Mr. Robinson was Chief Financial Officer of CRW Financial, Inc. Mr. Robinson received a B.S. degree from Bloomsburg University in 1986.

         There are no family relationships among any of our directors or executive officers.

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation paid or accrued during the years ended December 31, 2004 and 2003 to our Chief Executive Officer and the most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during such fiscal year (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                                                            Compensation
                                                         Annual Compensation                   Awards
                                                     --------------------------            --------------
                                                                                               Number of       All Other
                                 Fiscal                                    Other Annual        Shares or      Compensation
Name and Principal Position    Year Ended      Salary         Bonus        Compensation         Options
---------------------------   -----------   ----------     ----------     --------------    --------------    -------------
Christopher M. Wolfington,     12/31/04     $350,000(2)    $431,995(3)          $0           2,635,000 (4)     $47,628(5)
Chairman, Chief Executive
Officer, President (1)




--------------
(1) Mr. Wolfington was appointed our President and Chief Executive Officer on January 2, 2004, effective upon the consummation of our acquisition of Money Centers of America, Inc.

(2) Pursuant to his employment agreement, Mr. Wolfington began receiving an annual salary of $350,000 on January 2, 2004.

(3) This consists of Mr. Wolfington's signing bonus of $200,000 and annual bonus of $175,000 for the year ended December 31, 2004. These bonuses were not paid as of December 31, 2004. The original $200,000 was added to the officer payable and the $175,000 was in accrued expenses at December 31, 2004. Subsequently, the $175,000 was added to the officer loan in January 2005. Also includes $56,995 in sales commissions.

(4) Pursuant to his employment agreement Mr. Wolfington received options to purchase 2,635,000 shares of our Common Stock.

(5)    Includes life insurance premiums and automobile expenses.


         Option Grants For the Year Ended December 31, 2004

         Pursuant to his employment agreement, Mr. Wolfington received grants of options to purchase an aggregate of 2,635,000 shares of our common stock in 2004. Each of these options has an exercise price of $.01 per share and is exercisable for a period of ten years from the date of grant. These grants represent approximately 76.2% of the options granted to our employees in the fiscal year ended December 31, 2004.

         The following table sets forth information concerning year-end option values for 2004 for the executive officers named in our Summary Compensation Table above. The value of unexercised in-the-money options is calculated based on the closing bid price of our common stock on December 31, 2004 of $.70.


                          Fiscal Year End Option Values

                                                                                         Value of Unexercised
                       Number of Unexercised Options                                     In-the-Money Options
                            at Fiscal Year End                                            at Fiscal Year End
--------------------------------------------------------------------------------------------------------------------------
              Name                     Exercisable         Unexercisable          Exercisable           Unexercisable
------------------------------ ---------------------- --------------------- -------------------- -------------------------
Christopher M. Wolfington             2,635,000(1)                 0             $1,652,550(2)                $0


--------------
(1) Consists of options to purchase 2,635,000 shares of our common stock at an exercise price of $.01 per share.
(2) Based on a closing sales price of $.70 per share on December 31, 2004.


         Long Term Incentive Plans

         We currently do not have any long-term incentive plans.

         Compensation of Directors

         Our directors who are also employees do not receive any additional consideration for serving on our board of directors. Our outside directors, who are not employees, receive $2,500 for each meeting of the board of directors or any committee thereof that they attend. In addition, our outside directors receive an initial grant of 25,000 shares of restricted stock that vest in accordance with a schedule determined by our chief executive officer and annual grants of options to purchase 25,000 shares of our common stock at an exercise price equal to the closing sales price of our common stock on the date of grant. No grants or options were issued to the board members in 2004. The company has issued these grants and options in 2005 for 2004.

         Employment Agreements

         In January 2004, we entered into a five-year employment agreement with Christopher M. Wolfington, our Chairman, President and Chief Executive Officer. In addition to an annual salary of $350,000 per year (subject to annual increases at the discretion of the Board of Directors) (the "Base Salary"), Mr. Wolfington's employment agreement provides for a $200,000 signing bonus, a guaranteed bonus equal to 50% of his Base Salary in any calendar year (the "Guaranteed Bonus") and a discretionary incentive bonus of up to 50% of his Base Salary in any calendar year pursuant to a bonus program to be adopted by the Board of Directors (the "Incentive Bonus"). Pursuant to his employment agreement, Mr. Wolfington is entitled to fringe benefits including participation in retirement plans, life insurance, hospitalization, major medical, paid vacation, a leased automobile and expense reimbursement. In addition, Mr. Wolfington received options to purchase 760,000 shares of our common stock at an exercise price of $.01, which are immediately vested and options to purchase 1,875,000 shares our common stock at an exercise price of $.01, which have vested due to the issuance of a commitment letter by Mercantile Capital, L.P. to refinance our vault cash and working capital financing. In addition, in October 2005 we granted Mr. Wolfington options to purchase an aggregate of 3,780,780 shares of our common stock, of which approximately 32% vested immediately and the remainder vest equally on the first three anniversaries of the grant. In the event there is a change of control after which Mr. Wolfington is asked to relocate his principal business location more than 35 miles, his duties are significantly reduced from the duties he had immediately prior to the change of control or there is a material reduction in his Base Salary in effect immediately prior to the change of control and, as a result of any of the foregoing, Mr. Wolfington resigns his employment hereunder within one year after the date of the change of control, then Mr. Wolfington shall be entitled to receive as severance payments, his Guaranteed Bonus, his Base Salary and his insurance benefits for a period equal to the greater of the initial term of the agreement or 24 months from the date of the termination or cessation of Mr. Wolfington's employment. For purposes of Mr. Wolfington's employment agreement, a change of control occurs if we sell all or substantially all of our assets or if shares of our capital stock representing more than 50% of the votes which all stockholders are entitled to cast are acquired, by purchase, merger, reorganization or otherwise) by any person or group of affiliated persons not an affiliate of iGames at the time of such acquisition.

          In June 2005 we entered into an employment agreement with Jason P. Walsh, our Vice-President-Finance, Chief Financial Officer, Secretary and Treasurer. The term of the agreement expires December 31, 2006, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least thirty days prior to automatic renewal. Mr. Walsh's minimum annual salary is $120,000. In addition, Mr. Walsh was granted options to purchase 200,000 shares of the Company's common stock with an exercise price of $.42 per share, of which 50,000 vested immediately, 50,000 vest in one year and the remainder vest in two years. Mr. Walsh will receive annual bonus compensation of up to $50,000 per year based upon the Company's achievement of specified growth and performance milestones. In the event Mr. Walsh's employment is terminated prior to the then-current expiration date by the Company without good cause, as defined in the employment agreement, or Mr. Walsh elects early termination with good reason, as defined in the employment agreement, Mr. Walsh will receive 100% of his annual salary in effect as of the date of such termination for a period of (i) the greater of four months or through the end of the initial year of the term of the Employment Agreement; or (ii) the greater of six months or through the end of the initial year of the term of the Employment Agreement if such termination occurs within twelve months following a change in control, as defined in the employment agreement. In addition, Mr. Walsh would be entitled to payment of accrued but unused vacation time through the termination date and a fraction of any performance bonus otherwise payable to him, and all unvested stock options held by Mr. Walsh would automatically vest. On October 20, 2005, Mr. Walsh's employment agreement was amended to increase his annual salary to $145,000 and decrease his maximum annual bonus compensation to $25,000.

         Repricing of Options

         We have not adjusted or amended the exercise price of any stock options.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
                          RELATED STOCKHOLDER MATTERS

Information as to ownership of Common Stock by Officers, Directors and owners of 5% or more of our Common Stock


         The following table sets forth certain information with respect to beneficial ownership of our common stock as of January 25, 2006 by:


     o each person known to us to be the beneficial owner of more than 5% of our common stock;

     o    each of our directors;

     o    each of our executive officers; and

     o    all of our executive officers and directors as a group.

Unless otherwise specified, we believe that all persons listed in the table possess sole voting and investment power with respect to all shares of our common stock beneficially owned by them. As of October5, 2005, 25,206,978 shares of our common stock were issued and outstanding.


                                                              Amount and Nature of
    Name of Beneficial Owner (1)           Position         Beneficial Ownership (1)       Percentage of Class
--------------------------------        -------------      -------------------------      ---------------------
Christopher M. Wolfington              President, Chief         20,822,298(2)                     71.9%
700 South Henderson Road,             Executive Officer,
Ste.  325                               Chairman of the
King of Prussia, PA 19406                    Board


Jason P. Walsh                          Chief Financial             82,500(3)                      0.3%
700 South Henderson Road              Officer, Secretary
Ste. 325                                  & Treasurer
King of Prussia, PA 19406

Jeremy Stein                               Director                372,500(4)                      1.5%
301 Yamato Road, Suite 2199
Boca Raton, FL 33431


Wayne DiMarco                              Director                 95,000(5)                       *
131 East Church Road
King of Prussia, PA 19406

Barry Bekkedam                             Director                 98,000(6)                       *
1200 Liberty Ridge Drive
Suite 340
Wayne, PA 19087

Jonathan Robinson                          Director                 75,000(7)                       *
700 S.  Henderson Road
King of Prussia, PA 19406
                                       -----------------   -------------------------      ---------------------
All Executive Officers and
Directors as a group (4 persons)                                21,545,298                      73.1%
                                       -----------------   -------------------------      ---------------------
*  Less than 1%


(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.

(2) Includes currently exercisable options to purchase 3,767,695 shares of Common Stock, and 3,108,772 shares of Common Stock owned by the Christopher
     M. Wolfington Grantor Retained Annuity Trust. Does not include 621,759 shares of Common Stock held by the Christopher M. Wolfington Irrevocable Trust as Mr. Wolfington is not the beneficial owner of these shares of Common Stock.

(3) Includes currently exercisable options to purchase 50,000 shares of common stock and warrants to purchase 12,500 shares of common stock.

(4) Includes currently exercisable options to purchase 312,500 shares of Common Stock.

(5) Includes currently exercisable options to purchase 70,000 shares of Common Stock.

(6) Includes currently exercisable options to purchase 50,000 shares of Common Stock.

(7) Includes currently exercisable options to purchase 50,000 shares of Common Stock.

                                 SELLING HOLDERS

         The following table sets forth the names of the selling stockholders, the number of shares of our common stock, to our knowledge, beneficially owned by each selling stockholder as of December 15, 2005 and the number of shares of our common stock which may be offered for sale pursuant to this prospectus by the selling stockholders.

         The number of shares set forth in this table represents an estimate of the number of shares of our common stock to be offered for resale by the selling stockholders. The selling stockholders either own:

     o shares of our common stock and common stock purchase warrants that they purchased from us in a private placement, or

     o shares of our common stock that they received pursuant to our redomestication merger.

         The selling stockholders named below may offer these shares from time to time. The selling stockholders are, however, under no obligation to sell all or any portion of these shares of our common stock. In addition, the selling stockholders are not obligated to sell such shares of our common stock immediately under this prospectus. Since the selling stockholders may sell all or part of the shares of common stock offered in this prospectus, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

         Except as otherwise noted below, none of the selling stockholders is an officer or director of our company and none of the selling stockholders has had any material relationship with our company, affiliates or predecessors within the last three years.

                                                                                              Percentage Ownership(1)
                                                           Number of                        ---------------------------
                                   Number of Shares of     Shares of
                                   Common Stock Before    Common Stock   Number of Shares   Before            After
             Name                        Offering        After Offering     Being Sold      Offering          Offering
-----------------------------      -------------------   --------------  ----------------   ----------       ----------
  2003 GRAT of Christopher M.            3,108,772             0            3,108,772           12.3%            0%
  Wolfington(2)

  Kevin McDonald                         1,141,748             0            1,141,748            4.5%            0%

  Lane Missamore                           905,000             0              905,000            3.6%            0%
  2003 Irrevocable Trust of                621,759             0              621,759            2.5%            0%
  Christopher M. Wolfington(2)

  J. Eustace Wolfington                    415,157             0              415,157            1.6%            0%

  Sean J. Wolfington                       392,157             0              392,157            1.6%            0%

  Whitehorse Capital Partners,             200,000             0              200,000             *              0%
  L.P.

  Debra Rand Revocable Trust                50,000             0               50,000             *              0%

  Stanley Merdinger                         25,000             0               25,000             *              0%

  Barry R. Bekkedam                         23,000             0               23,000             *              0
%
  J. Brian O'Neill                          23,000             0               23,000             *              0%

  Harry J. and Carol Ann                    23,000             0               23,000             *              0%
  Wolfington

  Harry J. Wolfington                       25,000 (3)         0               25,000             *              0%

  James Danielewicz                         23,000             0               23,000             *              0%

  Jason P. Walsh                            20,000             0               20,000             *              0%

  Joy Danielewicz                            5,750             0                5,750             *              0%
-------------------------------------------------------

*  Less then one percent (1%)


(1) Calculated based on 25,206,978 shares of our common stock issued and outstanding as of January 25, 2006.


(2)  Mr. Wolfington is our Chairman, Chief Executive Officer and President.

(3)  Represents shares issuable on the exercise of warrants.

                              PLAN OF DISTRIBUTION

         As of the date of this prospectus, the selling stockholders have not determined how they will distribute the shares of our common stock that they or their respective pledgees, donees, transferees or other successors in interest are offering for resale. Accordingly, such shares may be sold from time to time in one or more of the following transactions:

          o    block transactions;

          o transactions on the over-the-counter electronic bulletin board or on such other market on which our common stock may from time to time be trading;

          o    privately negotiated transactions;

          o    through the writing of options on the shares;

          o    short sales; or

          o    any combination of these transactions.

The sale price to the public in these transactions may be:

          o    the market price prevailing at the time of sale;

          o    a price related to the prevailing market price;

          o    negotiated prices; or

          o such other price as the selling stockholders determine from time to time.

         In the event that we permit or cause this registration statement to lapse, the selling stockholders may sell shares of our common stock pursuant to Rule 144 promulgated under the Securities Act of 1933.


         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share that may be below the prevailing market price of our common stock.


         Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. We have no obligation to obtain or assist the selling stockholders in obtaining a commitment in connection with the sale of shares of our common stock covered by this prospectus. We have been informed by the selling stockholders that there are no existing arrangements between them and any other stockholders, broker, dealer, underwriter or agent relating to the distribution of the shares offered by this prospectus. If the selling stockholders enter into an agreement, after effectiveness of this registration statement, to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, then we will file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information on the plan of distribution and will revise the disclosures in the registration statement, and will file the broker-dealer agreement as an exhibit to the registration statement.


         The selling stockholders will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders.


         Upon effecting the sale of any of these shares of our common stock offered pursuant to this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. We have been advised that none of the selling stockholders are broker-dealers or affiliates of broker-dealers.


         The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the shares offered in this prospectus.

         We are and will continue to be subject to the penny stock rules. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or listed on the NASDAQ stock market provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks.


         We will assume no obligation or responsibility whatsoever to determine a method of disposition for our shares of common stock offered by the selling stockholders or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.


         We have no obligation to assist or cooperate with the selling stockholders in the offering or disposition of our shares of common stock covered by this prospectus other than with respect to the filing of this prospectus and the filing of any amendments hereto pursuant to our agreement with the selling stockholders. We have no agreement with the selling stockholders or any other person requiring us to indemnify or hold harmless the holders of our shares of common stock covered by this prospectus.


         We will pay substantially all of the expenses incident to the registration and offering of our common stock pursuant to this prospectus, other than commissions or discounts of underwriters, broker-dealers or agents.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders pursuant to this prospectus.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


         On September 1, 2004, we engaged IntuiCode, LLC to provide product development services to us under a one-year agreement calling for aggregate payments to IntuiCode of $35,000 per month, or $420,000 in the aggregate, and options to purchase 150,000 shares of our common stock. We paid IntuiCode approximately $175,000 during the year ended December 31, 2004, and approximately $300,000 during the nine months ended September 30, 2005. In October 2005, we entered into a Technology Support Agreement with IntuiCode for ongoing product development and support services for the period from September 1, 2005 through December 31, 2005 for consideration of $15,000 per month plus the issuance of warrants for each such month to purchase 15,000 shares of our common stock at then-current market prices. Commencing January 1, 2006, IntuiCode is providing services on a monthly basis for cash compensation determined on a project-by-project basis. We acquired the rights to the Protector(TM) from IntuiCode, and paid aggregate royalties to IntuiCode of approximately $88,374 for the year December 31, 2003 and did not pay royalties in the year ended December 31, 2004. We relinquished our rights to the Protector(TM) in early 2004 as the company changed its business strategy after the purchase of Money Centers and Available Money. Jeremy Stein, a member of our board of directors, holding approximately 1.5% of our stock (including shares subject to currently-exercisable options), is also the Chief Executive Officer and the holder of approximately 43% of the outstanding membership interests of IntuiCode. We believe the terms of IntuiCode's engagement are at least as fair as those that we could have obtained from unrelated third parties in arms-length negotiations. In addition, during the year ended December 31, 2004, we extended short-term loans in the aggregate principal amount of $63,000 to IntuiCode. These loans have been repaid.

         Although we believe that IntuiCode is highly qualified to provide these services, we believe that other software developers are available to provide similar services should IntuiCode no longer be able or willing to do so.

         On September 10, 2004, we borrowed $210,000 from the father of our chief executive officer to pay an advance on commissions to a new casino customer. This loan bears interest at 10% per annum, which is payable monthly beginning October 1, 2004. The principal amount of this loan is repayable in monthly payments payable on the 1st day of each month commencing with the second month following the month in which we commence operations at Angel of the Winds Casino, and continuing on the 1st day of each month thereafter through April 30, 2005, provided that, upon any merger of our company, sale of substantially all of our assets or change in majority ownership of our voting capital stock, the lender has the right to accelerate this loan and demand repayment of all outstanding principal and all unpaid accrued interest thereon. The amount of the principal payment due in any month is equal to the amount of lease fee advances that we receive from this casino customer during that month. In addition, we issued the lender warrants to purchase 50,000 shares of our common stock at an exercise price of $.33 per share. In the event that the principal amount of this loan plus all accrued interest thereon is paid in full on or before March 1, 2006, then we shall have the right to cancel warrants to purchase 25,000 shares.

         In October 2004, we issued options to purchase 100,000 shares of common stock at an exercise price of $0.35 per share to Jeremy Stein in full settlement of all obligations under his employment agreement.

         In December 2004, we issued options to purchase an aggregate of 150,000 shares of common stock at an exercise price of $0.01 per share to two consultants at IntuiCode. Jeremy Stein received 60,000 of these options.

         From September to December 2005 we borrowed $725,000 from seven individuals, including our Chief Financial Officer ($25,000) and our Chief Executive Officer's uncle and brother ($250,000 each). These loans bear interest at 10% per annum with terms of nine months. Warrants to purchase an aggregate of 112,500 shares of our common stock at an exercise price of $0.01 per share were issued to our Chief Financial Officer (12,500 shares) and four unaffiliated lenders (100,000 shares).


                            DESCRIPTION OF SECURITIES

         Our authorized capital stock currently consists of 170,000,000 shares, of which 150,000,000 shares are common stock, with a par value of $0.001 per share, and 20,000,000 shares are "blank check" preferred stock, with a par value of $0.001 per share.

         As of the date of this prospectus, there are 25,206,978 issued and outstanding shares of our common stock, and no issued and outstanding shares of our Preferred Stock. All outstanding shares of capital stock are duly authorized, validly issued, fully paid, and non-assessable. No material potential liabilities are anticipated to be imposed on shareholders under state statutes.

Common Stock.

         Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by our stockholders.

         Our common stock has no cumulative voting rights, preemption rights, and no redemption, sinking fund, or conversion privileges. Since the holders of our common stock do not have cumulative voting rights, holders of more than 50% of our total outstanding common shares can elect all of our directors, and holders of the remaining shares, by themselves, cannot elect any of our directors.

         Holders of our common stock are entitled to receive dividends if, as, and when declared by our board of directors out of funds legally available for such purpose.

         Upon the dissolution, liquidation or winding up of our company, the holders of our common stock are entitled to share equally and ratably our net assets, if any, available to such holders after distributions to holders of our preferred stock.

Blank Check Preferred Stock.

         Our board of directors has the authority, without further stockholder approval, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the designations, rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences. These shares of preferred stock may have rights senior to our common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Transfer Agent and Registrar.

         Florida Atlantic Stock Transfer, Inc., 7130 N. Nob Hill Road, Tamarac, Florida 33321-1841 is our transfer agent and the registrar for our common stock. Our transfer agent's telephone number is (954) 726-6320.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

         Our authorized but unissued capital stock consists of 126,033,336 shares of common stock and 20,000,000 shares of blank check preferred stock. One effect of the existence of authorized but unissued capital stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of our management. If, in the due exercise of its fiduciary obligations, for example, the board of directors were to determine that a takeover proposal was not in our best interests, such shares could be issued by our board of directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Amended and Restated Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Paragraph B of Article Seventh of our amended and restated certificate of incorporation provides:

         "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol "MCAM.OB".

Market Information



         Our shares of common stock were first quoted on the Over-The-Counter Bulletin Board on October 14, 2002. The following table presents the high and low bid prices per share of our common stock as quoted for the years ended December 31, 2004 and December 31, 2005, and for the period from January 1, 2006 to the date of this Prospectus, which information was provided by NASDAQ Trading and Market Services.

Year ended December 31, 2006
-------------------------------------------------------------------------------
Quarter ended:                             High Bid                     Low Bid
                                -----------------------------------------------
     March 31, 2006 (1)                      0.33                         0.24


(1) Through January 20, 2006.

Year ending December 31, 2005
-------------------------------------------------------------------------------
Quarter ended:                             High Bid                     Low Bid
                                -----------------------------------------------
     March 31, 2005                          1.15                         0.51
     June 30, 2005                           0.55                         0.30
     September 30, 2005                      0.67                         0.34
     December 31, 2005                       0.45                         0.25


Year ended December 31, 2004
-------------------------------------------------------------------------------
Quarter ended:                             High Bid                     Low Bid
                                -----------------------------------------------
     March 31, 2004                          1.80                         0.56
     June 30, 2004                           0.75                         0.30
     September 30, 2004                      0.52                         0.30
     December 31, 2004                       0.65                         0.26

         The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. On January 20, 2006, the closing bid price for our common stock was $0.24 per share.


Holders


         As of January 25, 2006, we had 47 stockholders of record of our common stock. Such number of record holders was derived from the records maintained by our transfer agent, Florida Atlantic Stock Transfer.


Dividends

         To date, we have not declared or paid any cash dividends and do not intend to do so for the foreseeable future. Prior to our acquisition by iGames in January 2004, we paid dividends to our shareholders. In 2003, these dividends were approximately $94,900. In January 2004, prior to the acquisition, these dividends were approximately $270,010. In the future we intend to retain all earnings, if any, to finance the continued development of our business. Any future payment of dividends will be determined solely in the discretion of our Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

------------------------------------------ --------------------- ------------------------ ----------------------------
                                           Number of             Weighted average         Number of securities
                                           securities to be      exercise price of        remaining available for
                                           issued upon           outstanding options,     future issuance under
                                           exercise of           warrants and rights      equity compensation plans
                                           outstanding
                                           options, warrants
                                           and rights
------------------------------------------ --------------------- ------------------------ ----------------------------
Equity compensation plans approved by                         0                    $0.00                            0
security holders
----------------------------------------- --------------------- ------------------------ ----------------------------
Equity compensation plans not approved                5,240,688                    $1.33                            0
by security holders
------------------------------------------ --------------------- ------------------------ ----------------------------
Total                                                 5,240,688                    $1.33                            0
------------------------------------------ --------------------- ------------------------ ----------------------------

         There were no other securities authorized for issuance under equity compensation plans at December 31, 2004.

                                     EXPERTS

         The consolidated financial statements of Money Centers of America, Inc. as of December 31, 2004 and for the fiscal year ended December 31, 2004 have been included herein and in the registration statement in reliance upon the report of Sherb & Co., LLP independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are required to comply with the reporting requirements of the Exchange Act of 1934. Accordingly, we are required to file quarterly and annual reports and other information with the Securities and Exchange Commission.


         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                         MONEY CENTERS OF AMERICA, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page

Independent Auditors' Report for Year ended December 31, 2004...............F-2


Consolidated Balance Sheet as of December 31, 2004..........................F-3

Consolidated Statements of Operations for the fiscal years ended
December 31, 2004 (audited) and December 31, 2003 (unaudited)...............F-4

Consolidated Statements of  Stockholders' Deficit for the fiscal years ended December 31, 2004(audited) and December 31, 2003 (unaudited)..........F-5

Consolidated Statements of Cash Flows for the fiscal years ended
December 31, 2004 (audited) andDecember 31, 2003 (unaudited)................F-6

Notes to Consolidated Financial Statements..................................F-7

Consolidated Balance Sheet as of September 30, 2005 (unaudited) ............F-26

Consolidated Statements of Operations (unaudited) for the
nine months ended September 30, 2005 and September 30, 2004 ................F-27

Consolidated Statements of Cash Flows (unaudited) for the
nine months ended September 30, 2005 and September 30, 2004 ................F-28

Notes to Consolidated Financial Statements (unaudited)......................F-29

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Money Centers of America, Inc.

We have audited the accompanying consolidated balance sheet of Money Centers of America, Inc. and its subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Money Centers of America, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 17 to the financial statements, the Company has an accumulated deficit of $14,811,030 as of December 31, 2004 and had net losses and cash used in operations of $11,841,753 and $902,217, respectively, for the year ended December 31, 2004. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 17. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                            /s/Sherb & Co., LLP
                                                    Certified Public Accountants

Boca Raton, Florida
April 12, 2005

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES


                                  BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS
Current assets:
 Cash and cash equivalents                                  $           432,897
 Restricted cash                                                      4,187,776
 Accounts receivable                                                    808,166
 Loans receivable                                                        43,000
 Prepaid expenses and other current assets                              399,435
                                                            -------------------
 Total current assets                                                 5,871,274

Property and equipment, net                                             452,510

Intangible assets, net                                                1,094,388

Goodwill                                                              1,831,104

Deferred financing costs                                                 97,324
                                                            -------------------
                                                            $         9,346,600
                                                            ===================

                       LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
 Accounts payable                                           $         1,064,412
 Accrued expenses                                                       349,967
 Current portion of capital lease                                        29,460
 Loans payable                                                        2,000,000
 Notes payable                                                          344,658
 Lines of credit                                                      5,926,712
 Due to officer                                                         316,155
 Commissions payable                                                  1,092,332
                                                            -------------------
 Total current liabilities                                           11,123,695

Long-term liabilities:
 Capital leases                                                         112,222
 Lines of credit, net of current portion                              2,236,904
                                                            -------------------
 Total long-term liabilities                                          2,349,126

Stockholders' Deficit:
 Preferred stock; $.001 par value, 20,000,000 shares authorized
 0 shares issued and outstanding                                              -
 Common stock; $.004 par value, 150,000,000 shares authorized
 23,967,664 shares issued and outstanding                               239,677
 Additional paid-in capital                                          10,455,132
 Accumulated deficit                                                (14,811,030)
                                                            -------------------
 Total stockholders' deficit                                         (4,116,221)
                                                            -------------------
                                                            $         9,356,600
                                                            ===================

   The accompanying notes are an integral part of these financial statements.

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES


                            STATEMENTS OF OPERATIONS

                                                                            YEARS ENDED
                                                                            DECEMBER 31,
                                                           ------------------------------------------------
                                                                  2004                       2003
                                                                                           UNAUDITED
                                                           ------------------------------------------------
Revenues                                                   $        16,258,302       $           5,514,303
Cost of services                                                    13,912,356                   4,286,037
                                                           --------------------      ----------------------
Gross profit                                                         2,345,946                   1,228,266
Selling, general and administrative expenses                         2,642,341                     904,745

Noncash Compensation                                                 7,674,491                           -
Depreciation and amortization                                        1,615,803                     159,203
                                                           --------------------      ----------------------
Operating income (loss)                                             (9,586,689)                    164,318
Other income (expenses):
Interest expense, net                                               (1,706,471)                   (182,947)

Other income                                                               170                     497,733

Loss on impairment of intangibles                                     (417,880)                          -

Loss on obsolete inventory                                            (130,883)                          -
                                                           --------------------      ----------------------
Net income (loss)                                                   (2,255,064)                    314,786
                                                           --------------------      ----------------------
Net income (loss) per common share basic                   $       (11,841,753)      $             479,104
                                                           ====================      ======================
Net income (loss) per common share diluted                 $             (1.33)      $                0.14
                                                           ====================      ======================
                                                           $             (1.33)      $                0.10
                                                           ====================      ======================
Weighted Average Common Shares Outstanding
-Basic                                                               8,912,513                   3,333,183
                                                           ====================      ======================
-Diluted                                                             8,912,513                   4,633,183
                                                           ====================      ======================

   The accompanying notes are an integral part of these financial statements.

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                   (UNAUDITED)

                                       Series A
                                   Preferred Stock     Common Stock
                                  ($.001 par value)  ($.004 par value)     Additional
                                ----------------------------------------    Paid-In      Accumulated    Deferred    Stockholders'
                                   Shares   Amount    Shares    Amount      Capital        Defict     Compensation      Deficit
                                ----------- ------- ---------- --------- ------------- -------------- ------------- -------------
Balance, December 31, 2002               -       -  2,781,249  $  11,125 $          -  $  (2,049 871) $          -  $          -
 Stock issued for intangible
 asset                                   -       -    150,000        600      464,400              -       (95,625)      369,375

 Issuance of common stock for
 services                                -       -    370,042      1,480      806,284              -       (62, 00)      745,264

 Issuance of shares as
 collateral for line of credit           -       -    250,000      1,000       (1,000)             -             -             -


 Exercise of stock options               -       -      6,250         25        2,475              -             -         2,500


 S corporation distributions             -       -          -          -            -        (94 900)            -       (94,000)

 Sale of common stock, net of
 offering costs                          -       -    408,750      1,635      706,420              -             -       708,055

 Amortization of deferred
 compensation                            -       -          -          -            -              -       151,875       151,875


 Net income (Unaudited)                  -       -          -          -            -        479 104             -       479,104
                                ----------- ------- ---------- --------- ------------- -------------- ------------- -------------
Balance, December 31, 2003               -       -  3,966,291     15,865    1,978,579     (1,665 667)       (6,250)      322,527

 Preferred stock issued in
 connection with reverse
 acquisition                     1,351,640   1,351          -          -       (1,351)             -             -             -

 Issuance of common stock for
 services                                -       -     25,000        100       29,900              -             -        30,000

 Issuance of options to
 employees and consultants               -       -          -          -    5,304,418              -             -     5,304,418

 Exercise of stock options               -       -     62,500        250       24,750              -             -        25,000

 S corporation distributions             -       -        -           -             -       (270,010)            -      (270,010)

 Issuance of shares for
 payment on Available Money,
 Inc.                                    -       -  1,470,589      5,882    1,994,118              -             -     2,000,000

 Note Discount on 25,000
 warrants issued                         -       -          -          -        8,845              -             -         8,845

 Pursuant to original merger
 agreement Series A Preferred
 Stockholders, received 10
 shares MCAM per preferred
 share                          (1,351,640) (1,351) 13,516,400    54,066      (52,715)             -             -             -

 Beneficial conversion
 dividend - preferred
 stockholder's received 11.5
 shares instead of 10                    -       -   2,027,460     8,109    1,025,492     (1,033 600)            -             -

 Common stock issued for
 compensation                            -       -   4,370,013    17,481    2,271,020              -             -     2,288,501

 Canceled shares in
 connection with Available
 Money, Inc. purchase                    -       -  (1,47 ,589)   (5,882)  (1,994,118)             -             -    (2,000,000)

 Amortization of deferred
 compensation                            -       -           -         -            -              -         6,250         6,250

 Change in par value                     -       -           -   143,806     (143,806)             -             -             -

 Net loss                                -       -           -         -            -    (11,841 753)            -   (11,841,753)
                                ----------- ------- ---------- --------- ------------- -------------- ------------- -------------
Balance, December 31, 2004               -  $    -  23,967,664 $ 239,677 $ 10,445,132  $ (14,811,020)            -  $(14,126,221)
                                =========== ======= ========== ========= ============= ============== ============= =============

   The accompanying notes are an integral part of these financial statements.

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                            STATEMENTS OF CASH FLOWS

                                                                           Years Ended
                                                                          December 31,
                                                        -------------------------------------------------
                                                                2004                       2003
                                                        ----------------------    -----------------------
                                                                                         UNAUDITED
Cash flows from operating activities:

  Net loss                                              $         (11,841,753)    $              479,104
  Adjustments used to reconcile loss to net cash
    provided (used) by operating activities:
   Depreciation and amortization                                    1,615,803                    159,202
   Interest on note discount                                            1,561
   Gain on forgiveness of debt                                              -                   (494,470)
   Gain on disposal of assets                                               -                     (3,263)
   Common stock and stock options issued for services
   to employees                                                     4,877,050                          -
   Common stock and warrants issued for services to
   consultants                                                      2,760,426
   Inventory write-down                                               130,883                          -
   Loss on impairment of intangibles                                  417,880                          -
   Increase (decrease) in:
      Accounts payable                                                822,288                    (92,794)
      Accrued expenses                                                 47,785                     37,859
      Commissions payable                                           1,009,211                     (1,704)
   (Increase) decrease in:
      Prepaid expenses and other current assets                        39,146                    (93,908)
      Accounts receivable                                            (782,498)                    20,191
      Loans receivable                                                      -                    729,232
                                                        ----------------------    -----------------------
Net cash provided (used) by operating activities                     (902,217)                   739,449

Cash flows from investing activities:
  Cash received in acquisition                                        27,398                           -
  Proceeds from disposal of assets                                         -                      16,305
  Purchases of property and equipment                               (157,391)                   (236,082)
  Cash paid for acquisition and intangible assets                 (4,109,381)                          -
  Purchase of deferred financing                                           -                    (127,576)
                                                        ---------------------     -----------------------
Net cash used by investing activities                             (4,239,374)                   (347,353)

Cash flows from financing activities:
  Increase in restricted cash                                     (2,361,823)                 (1,675,953)
  Net change in line of credit                                     5,501,523                   2,048,485
  Capital lease obligation                                            95,722                      74,219
  Payments on capital lease obligations                              (18,356)                     (9,903)
  Increase in loans payable                                        2,000,000                           -
  Advances from officer                                              192,280                     100,000
  Proceeds from notes payable                                        183,443                           -
  Payments on notes payable                                                -                  (1,446,176)
  Decrease in loans receivable                                       (43,000)                          -
  Increase in dividends payable                                       23,710                           -
  Paid in Capital                                                          -                     142,000
  Exercise of stock options                                           25,000                           -
  Dividends                                                         (270,010)                    (94,900)
                                                        ---------------------     -----------------------
Net cash provided by (used) by financing activities                5,328,489                    (862,228)

Net Increase (Decrease) In Cash                                      186,898                    (470,132)

Cash, beginning of period                                            245,999                     716,131
                                                        ---------------------     -----------------------
Cash, end of period                                     $            432,897      $              245,999
                                                        =====================     =======================
Supplemental disclosures:
  Cash paid during the period for interest              $          1,706,471      $              182,947
                                                        =====================     ========================

   The accompanying notes are an integral part of these financial statements.

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         ORGANIZATION

Money Centers of America Inc. (the "Company"), a Delaware corporation, was incorporated in October 1997. The Company is a single source provider of cash access services to the gaming industry. The Company has combined advanced technology with personalized customer services to deliver ATM, Credit Card Advance, POS Debit and Check Cashing Services, CreditPlus outsourced marker services, and merchant card processing.

On January 2, 2004, pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Christopher M. Wolfington, iGames Entertainment, Inc., a Nevada corporation ("iGames"), Michele Friedman, Jeremy Stein and Money Centers Acquisition, Inc., a wholly-owned subsidiary of iGames, Money Centers Acquisition, Inc. was merged with and into the Company and the Company, as the surviving corporation, became a wholly-owned subsidiary of iGames (the "Merger"). For accounting purposes, the transaction was treated as a recapitalization and accounted for as a reverse acquisition because the former shareholders of the Company became the majority shareholders of iGames, the former senior management of the Company became the senior management of iGames and the Company had significantly greater revenues and assets than iGames. Therefore, the financial statements reported herein and accompanying notes thereto reflect the assets, liabilities and operations of the Company as if it had been the reporting entity since inception. In connection with the Merger, all of the issued and outstanding shares of capital stock of the Company were tendered to iGames and iGames issued to the Company stockholders an aggregate of 1,351,640 shares of iGames Series A Convertible Preferred Stock, $.001 par value per share, and warrants to purchase an aggregate of 2,500,000 shares of iGames common stock, par value $.004 per share, at an exercise price of $.01 per share. Each share of Series A Convertible Preferred Stock was entitled to ten votes in all matters submitted to a vote of iGames shareholders and was convertible at the option of the holders into ten shares of common stock at any time after the date on which iGames amended its articles of incorporation to increase the number of authorized shares of its common stock to at least 125,000,000.

On January 6, 2004, pursuant to the terms of a Stock Purchase Agreement between iGames, Helene Regen and Samuel Freshman dated January 6, 2004 (the "Stock Purchase Agreement"), iGames acquired all of the issued and outstanding shares of capital stock of Available Money, Inc., a provider of ATM cash access services based in Los Angeles, California. The initial purchase price of this transaction was $6,000,000, $2,000,000 of which was paid in cash at closing, $1,850,000 of which was paid in cash on April 12, 2004 (with $150,000 withheld as described below), and $2,000,000 of which was paid by issuance of 1,470,589 shares of iGames common stock on April 12, 2004, see note 18.

The Stock Purchase Agreement provides for adjustment of the purchase price in the event that certain of Available Money's customer contracts do not renew or that the former stockholders of Available Money do not provide iGames with assistance in obtaining renewals of such contracts. During 2004, several Available Money customers did not renew their agreements with Available Money. As a result, under the terms of the Stock Purchase Agreement, iGames (i) withheld $150,000 of the purchase price payable in cash in April 2004, and (ii) cancelled all of the 1,470,589 shares of common stock initially issued in the transaction.

On October 15, 2004, pursuant to an Agreement and Plan of Merger dated as of August 10, 2004 (the "Merger Agreement") by and between iGames and the Company, approved by the shareholders of iGames by majority written consent on August 10, 2004, iGames was merged with and into the Company (the "Merger"). Pursuant to the Merger Agreement, the holder of each share of iGames' common stock received one share of the Company's common stock, and each holder of shares of iGames' Series A Convertible Preferred Stock received 11.5 shares of the Company's common stock. Options and warrants to purchase iGames' common stock, other than warrants issued as part of the merger consideration in iGames' acquisition of the Company (the "Merger Warrants"), were deemed options and warrants to purchase the same number of shares of the Company's common stock with no change in exercise price. Merger Warrants were cancelled in exchange for 1.15 shares of the Company's common stock for each share of common stock purchasable thereunder.

As a result of the merger, the fiscal year of the parent entity was changed from March 31 to December 31.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

     b.   BASIS OF PRESENTATION

     The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany balances and transactions have been eliminated. The Company and its subsidiaries have fiscal years ending on December 31.

     c.   RECEIVABLES AND REVENUE RECOGNITION

         i.   ATM AND CREDIT CARD RECEIVABLES

         Fees earned from ATM and credit card advances are recorded on the date of transaction.

         Accounts receivable arise primarily from ATM, credit card advances and check cashing services provided at casino locations. Concentration of credit risk related to ATM and credit card advances are limited to the processors who remit the cash advanced back to the Company along with the Company's allocable share of fees earned. The Company believes these processors are financially stable and no significant credit risk exists with respect to accounts receivable arising from credit card advances. No allowance was considered necessary at December 31, 2004 and 2003.

         ii.  CHECK CASHING

         Revenue is recorded from fees on check cashing services on the date the check is cashed. If a customer's check is returned by the bank on which it is drawn, the full amount of the check is charged as bad debt loss. The check is subsequently resubmitted to the bank for payment. If the bank honors it, the amount of the check is recognized as a negative bad debt. Based on the quick turnaround of the check being returned by the bank on which it is drawn and the resubmission to the bank for payment, the Company feels this method approximates the allowance method, which is a Generally Accepted Accounting Principle. Based upon past history no allowance was considered necessary at December 31, 2004.

     d.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of cash and cash equivalents, accounts, loans, receivables, notes, accounts payable and accrued expenses approximate their carrying amounts because of the short maturities of these instruments.

     e.   PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is calculated by use of straight-line methods over the estimated useful lives of the assets.

     f.   ACQUISITION, GOODWILL AND IMPAIRMENT OF LONG-LIVED ASSETS

On January 6, 2004, iGames acquired the capital stock of Available Money, Inc. ("Available Money") a provider of ATM cash access services. This expanded our casino ATM business but it also propelled MCA into non-casino related ATM businesses, such as strip malls. The acquisition was accounted for under the purchase method of accounting and the results of operations of Available Money are included in the operations of the

     Company from January 6, 2004. The purchase price was $6,000,000. The initial goodwill recorded on this purchase was approximately $3,800,000. The remaining $2,100,000 was assigned to contract rights based on the discounted projected cash flow from the contracts through their expiration dates, using a 15% discount rate. The carrying value of goodwill as well as other long-lived assets is reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates that the assets will not be recoverable, as determined.

     Based on the discounted estimated cash flows of the Company over the remaining amortization period, the Company's carrying values of the assets would be reduced to their estimated fair values. Goodwill is assumed to have an indefinite life pursuant to statement of Financial Accounting Standards No. SFAS 142, "Goodwill and Other Intangible Assets" and accordingly is not amortized but subject to periodic impairment tests. Acquired contract rights are considered to have a finite life, pursuant to SFAS 142, to be amortized over the period the asset is expected to contribute to future cash flows. MCA expects the period to be 1 to 4 years. The contract rights will also be subject to periodic impairment tests. In accordance with SFAS No. 142, the Company is required to evaluate the carrying value of its intangible assets (goodwill) subsequent to their acquisition. Since some of the Available Money contracts were not renewed and the Company has canceled 1,470,589 shares of stock issued to the former Available Money shareholders, representing a $2,000,002 reduction in the purchase price, the Company has accordingly lowered the goodwill recorded on the purchase by $2,000,002, to approximately $1,831,000. Management evaluates this balance on an ongoing basis and has determined that there has been no subsequent impairment and that the balance of approximately $1,831,000 at December 31, 2004 is a fair estimate.

     g. RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees." The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2005. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

     h. INTERNAL USE SOFTWARE AND WEBSITE DEVELOPMENT COSTS

     The Company has adopted the provisions of AICPA Statement of Position ("SOP") 98-1, Accounting for the Costs of Software Developed or Obtained for Internal Use, and Emerging Issues Task Force ("EITF") Consensus #00-2. Accounting for Web Site Development Costs. The type of costs incurred by the Company in developing its internal use software and Web site include, but are not limited to payroll-related costs (e.g. fringe benefits) for employees who devote time to the internal use computer software or Web site project, consulting fees, the price of computer software purchased from third parties and travel expenses incurred by employees or consultants in their duties directly associated with developing the software. These costs are either expensed or capitalized depending on the type of cost and the stage of development of the software and Web site. SOP 98-1 and EITF #00-2 define three stages of development.

         The preliminary or planning stage includes all activities related to conceptualizing, evaluating and selecting the alternatives for implementing the project including, but not limited to, developing a project plan, determining desired functionalities and content, identifying required hardware and software tools and selecting external vendors and consultants. All internal and external costs during the preliminary project stage are expensed as incurred.

         The application and infrastructure development stage begins immediately upon conclusion of the preliminary or planning stage and includes, but is not limited to, all activities related to designing the software configuration and software interfaces, acquiring or customizing the software necessary to build the application, coding, hardware installation and testing, including parallel processing. Generally, any internal and external costs incurred during the application and infrastructure development stage are capitalized and amortized on a straight-line basis over the estimated economic life of the software of three to seven years. General and administrative costs and overhead costs are not capitalized. Amortization for each module or component of software begins after all substantial testing is completed and it is deemed to be ready for its intended use. The only exception to beginning amortization at that time would be if the functionality of that module or component is entirely dependent on the completion of other modules or component in which case the amortization would begin when both the module and the other modules upon which it is functionally dependent are ready for their intended use.

         The post-implementation/operation stage includes, but is not limited to, activities related to training, user administration, application maintenance, system backups, routine security reviews, the costs of which are expensed as incurred. Also, upgrades and enhancements that result in additional functionality may occur during this stage, the costs of which are amortized on a straight-line basis over the estimated economic life of the upgrade or enhancement of three to five years.

At December 31, 2004, the net book value of capitalized software was $367,451. Amortization expense for the year ended December 31, 2004 was $7,209.

The Company makes ongoing evaluations of the recoverability of its capitalized internal use software and Web site by comparing the amount capitalized for each module or component of software to their estimated net realizable values. If such evaluations indicate that the unamortized costs exceed the net realizable values, the Company writes off the amount by which the unamortized costs exceed the net realizable values.

     i. INCOME TAXES

     The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "ACCOUNTING FOR INCOME TAXES" under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     j. USE OF ESTIMATES

     Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     k. DEFERRED FINANCING COSTS

     Deferred financing costs are amortized over the term of the related debt.
     l. ADVERTISING

     The Company's policy is to expense advertising costs as the costs are incurred. Advertising expenses was for the years ended December 31, 2004 and 2003 were $28,383 and $7,779 respectively.

     m. STOCK BASED COMPENSATION

     The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

     n. EARNINGS PER SHARE

     The Company has adopted SFAS No. 128, "Earnings per Share". Basic earnings
     (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the per share amount that would have resulted if dilutive common stock had been converted to common stock, as prescribed by SFAS No. 128. The company had 5,240,688 option and warrants at December 31, 2004 not included in diluted earnings per share because the options and warrants would be anti-dilutive because the company had a net loss. Included in the weighted average common shares diluted at December 31, 2003 were 1,300,000 stock options.

     o. COST OF SERVICES

     The cost of services primarily includes commissions paid, non management wages, employee benefits, bad debts, rents to paid to contract lessors, transaction processing costs, cash replenishment fees, operating lease fees for ATM's and repairs and maintenance of ATM's.

3. RESTRICTED CASH

     Restricted cash is the balance of cash that is in Money Center's bank accounts and network that is collateral for our asset based lender. The Company does not have access to this cash unless there is sufficient collateral. In order to pay operating expenses, the company requests that the asset based lender transfer funds into the Company unrestricted cash accounts. The restricted cash balance at December 31, 2004 was $4,187,776.

4. PROPERTY AND EQUIPMENT

The major classes of property and equipment at December 31, 2004 are as follows:

                                             Estimated Life         2004
                                             ----------------    ------------
       Equipment                                 5 years         $   854,404
       Furniture                                5-7 years             72,098
                                                                 ------------
                                                                     926,502
       Less accumulated depreciation                                (473,992)
                                                                 ------------
                                                                 $   452,510
                                                                 ============

Depreciation expense for property and equipment for the years ended December 31, 2004 and 2003 was $168,873 and $125,027 respectively.

The amounts above include equipment under capital leases with a gross carrying value of $243,799 and accumulated depreciation of $51,421 at December 31, 2004.

5. INTANGIBLE ASSETS AND GOODWILL

Intangible assets at December 31, 2004 are as follows:

                                     Estimated Life               2004
                                    ------------------    ----------------------
Software                                15 Years          $               9,928
Software development costs              5-7 years                       382,625
Website development costs                3 years                         24,000
Contract rights                        1 - 3 years                    2,100,306
Goodwill                               Indefinite                     1,831,104
Other                                    3 years                          5,108
                                                          ----------------------
                                                                      4,353,071
Less accumulated amortization                                        (1,427,579)
                                                          ----------------------
                                                          $           2,925,492
                                                          ======================


During the year ended December 31, 2004, the Company recognized an impairment loss on intangible assets of $417,880. The Company made a decision not to pursue marketing its "slot anti-cheating device" and its casino table game. This resulted in the write-off of the corresponding licenses, trademarks and patents.

Amortization expense, for intangible assets, for the years ended December 31, 2004 and 2003 was $1,446,931 and $34,175 respectively. Estimated amortization expense over the next five years is as follows:

                                    Year                        Amount
                                    ----                      ---------
                                    2005                      $440,941
                                    2006                      $374,008
                                    2007                      $ 62,926
                                    2008                      $ 32,685
                                    2009                      $ 23,785

6. LOANS AND NOTES PAYABLE

Notes payable at December 31, 2004 consisted of the following:

                                                                        2004
                                                                  --------------

The Company borrowed $2,000,000 from Chex Services,  Inc. on
January  6, 2004 to pay the first  $2,000,000  to the former owners of Available  Money. The loan bore interest at a rate
of 15% per annum from January 6, 2004 until February 1, 2004      $    2,000,000
(25 days),  and at a rate of 10% per annum  thereafter.  The
Company has not  recorded  interest  because of  significant
offsetting   claims  related  to  the  cancellation  of  the
Company's  acquisition  of  Chex  Services.   This  note  is
currently in litigation, see note 18.

This  represents  $150,000 of the Available  Money  purchase price that the Company  withheld  pending the  resolution of certain  claims.  As stated in Note 1, this  amount is being
withheld   from  Helene   Reagan  and  Samuel   Freshman  in
accordance  with the  stock  purchase  agreement  provisions
regarding purchase price  adjustments.  The Company does not             150,000
anticipate it will have to pay this amount. Management has elected to keep this liability recorded as a liability until an official settlement or judgment is rendered. This Note is currently in litigation, see note 18.

On September 10, 2004, the Company borrowed  $210,000 from a family  member  of our  chief  executive  officer  to pay an advance  on  commissions  to the Angel of the Winds  casino.
This note is shown net of a discount of $8,846 for the value of  various  warrants  issued in  conjunction  with the loan along  with  the  corresponding  amortization  of  the  note discount of $1,561. The discount of $8,846 is amortized over
17 months beginning October 1, 2004. The note bears interest
at 10% per annum and is payable monthly,  beginning  October             194,658
1, 2004.  The principal  amount of this note is repayable in monthly  payments  payable  on the  1st  day of  each  month commencing  with the  second  month  following  the month in which the Company commences operations at Angel of the Winds
Casino  and   continuing  on  the  1st  day  of  each  month
thereafter  through April 30, 2005. Per the contract between the  Company  and Angel of the  Winds  Casino,  this  note's interest is deductible  from the commission that the Company pays the Casino on a monthly basis.
                                                                  --------------
                                                                  $    2,344,658
                                                                  ==============

7. CAPITAL LEASES

Capital lease obligations at December 31, 2004 consisted of the following:

                                                                          2004
                                                                    ------------
Obligation  under  capital  lease,  imputed  interest  rate  at          46,320
12.78%; due in May 2007; collateralized by equipment
Obligation  under  capital  lease,  imputed  interest  rate  at          47,681
8.21%; due December 2009; collateralized by equipment
Obligation  under  capital  lease,  imputed  interest  rate  at          47,681
8.21%; due December 2009; collateralized by equipment
Less current maturities                                                 (29,460)
                                                                    ------------
                                                                        112,222
                                                                    ============


Future minimum lease payments for equipment acquired under capital leases at December 31, 2004 are as follows:

                                           2005                          67,575
                                           2006                          40,346
                                           2007                          22,497
                                           2008                          16,547
                                           2009                          16,547
                                                                      ----------
                          Total minimum lease payments                  163,512
                          Less amount representing interest              21,830
                                                                      ----------
                          Present value of net minimum lease            141,682
                          Less current portion                           29,460
                                                                      ----------
                                                                        112,222
                                                                      ==========

8. LINES OF CREDIT

Lines of credit at December 31, 2004 consisted of the following:

Line of credit, maximum availability of $3,000,000.  Subject
to  various  restrictive  covenants,   interest  is  payable        $ 4,187,776
monthly at 16% per annum. Borrowings are collateralized by restricted cash and guaranteed by the majority shareholder of the Company. The line of credit is also collateralized by all the assets of the Company. The lender has allowed the Company to draw in excess of the credit limit to fund an increased level of transactions.

Line of credit, interest is payable monthly at 9% per annum,            315,500
the line is unsecured and due on demand.

Line of credit, non-interest bearing, the line is unsecured           1,137,840
and due on demand.

On December 1, 2003,  the  Company  entered  into a $250,000 line of credit,  due on demand with an asset  based  lender.
This debt bears  interest at the prime rate of interest plus
10%,  floating with daily  resets,  for the actual number of days that the loan remains  outstanding,  provided  that the minimum rate on this loan is 14.5% per annum. The Company is obligated  to pay the  lender a  collateral  management  fee equal to one  percent of the  principal  balance of the loan for each  month  that the loan is  outstanding.  In order to secure the  performance  of the Company's  obligation  under this loan, the Company  granted the lender a continuing lien on and  security  interest  in and to 250,000  newly  issued shares of the Company's  common stock. In addition,  upon an
event of default under the loan, the Company is obligated to            285,596
register the resale of these pledged shares of common stock.
Upon payment in full of all amounts due under the loan, the lender is obligated to deliver all stock certificates evidencing the ownership of these shares to the Company for cancellation.

On April 12, 2004, the Company  borrowed  $2,050,000 from an asset-based  lender  to  make  the  second  Available  Money payment.  The note  bears  interest  at 17% per annum and is payable over a 24 month  period.  The note is  guaranteed by
the   majority   shareholder   of  the   Company   and  also
collateralized  by all the  assets  of the  Company.  Unpaid interest  has been  added  to the  balance,  increasing  the balance of the note to $2,236,904 at December 31, 2004.
                                                                     -----------
                                                                     $ 8,163,616
                                                                     ===========

9. STOCKHOLDERS' DEFICIT

In August 2004, with the approval of the Board of Directors, the Company increased its authorized number of common stock issuable from 50,000,000 to 150,000,000 shares $.004 par value per share. Additionally, the Company is now authorized to issue 20,000,000 shares of preferred stock $.001 par value per share.

In December 2003 the Company affected a 1- for- 4 reverse stock split. As a result, the Common stock par value was increased to $ .004 per share. All amounts shown have been restated to account for this split.

In February 2003, the Company issued 61,250 shares of our common stock to employees and consultants for services rendered. Accordingly, the Company has recorded $130,500, net of deferred compensation of $62,500, in compensation to reflect the issuance of these shares.

In February 2003, the Company issued 75,000 shares of our common stock for the patent right to our Table Slots product. The shares were valued at the approximate fair market value on the date of the agreement, of $330,000.

In March 2003, the Company sold 1,030,000 units consisting of one quarter of a share of our common stock and a warrant to purchase one quarter of a share of common stock (exercisable at $1.50) for $0.50 per unit to eight accredited investors. We received proceeds from this stock sale of $448,050, which is net of offering costs paid of $66,950. Additionally, the Company issued 1,250 shares of its common stock as part of the offering costs of this capital raise. None of the foregoing warrants have been exercised as of the date hereof.

In June 2003, the Company sold 500,000 units to a single investor consisting of one quarter of a share of our common stock and a warrant to purchase one quarter of a share of common stock (exercisable at $1.00) for $0.50 per unit. The Company received proceeds from this stock sale of $235,000, which is net of offering costs paid of $15,000. None of the foregoing warrants have been exercised as of the date hereof.

During the year ended 2003, the Company issued 80,000 shares of our restricted common stock to consultants for services rendered. The Company valued these shares at $1.81 - $2.84 per share the fair market value at the date of the grant and recorded non-cash compensation expense of $174,800.

In July 2003, the Company issued 62,500 shares of restricted common stock to our chief executive officer pursuant to the terms of his employment agreement. The Company valued these shares at $2.28 per share, the fair market value of our common stock on the date of grant.

In October 2003, the Company sold 25,000 units consisting of one share of our common stock and two warrants to purchase a share of our common stock at an exercise price of $0.60 per share. The purchase price of these units was $.25 per unit and the Company received gross proceeds from this stock sale of $25,000. The units, shares of common stock and warrants were sold pursuant to
Section 4(2) of the Securities Act.

In October 2003, the Company issued 81,750 shares of our common stock to three consultants for services rendered. The Company valued the shares at a fair value on the date of issuance and recorded consulting expense of $147,690 or between $1.80, and $1.88 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.

In October 2003, pursuant to the terms of an asset purchase agreement, the Company purchased the Random X 21 product by issuing 75,000 restricted shares of common stock at the fair market value of $135,000 to the seller as payment of 50% of the purchase price. This agreement was rescinded after the merger and the change in our business direction.

Also, in October 2003, the Company issued 4,542 shares of our common stock to employees. The Company valued the shares at the fair value on the date of issuance and recorded salary expense of $8,175 or $1.80 per share, respectively. These shares were issued pursuant to Section 4(2) of the Securities Act.

In November 2003, in order to secure the performance of the Company's obligations under a new line of credit, the Company granted the lender a continuing lien on and security interest in 250,000 newly issued shares of its common stock. These shares were issued pursuant to Section 4(2) of the Securities Act.

Also, in November 2003, the Company granted options to purchase 62,500 shares of its common stock at an exercise price of $2.00 per share to its former chief executive officer pursuant to the terms of his employment agreement. These shares were issued pursuant to Section 4(2) of the Securities Act.

In December 2003, the Company issued 25,000 shares of our common stock to a consultant for services rendered. The Company valued the shares at the fair value on the date of issuance and recorded consulting expense of $37,000 or $1.48 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.

Additionally, in December 2003, the Company issued 5,000 shares of our common stock to a consultant for services rendered. The Company valued the shares at the fair value on the date of issuance and recorded consulting expense of $6,600 or $1.32 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.

On January 2, 2004, iGames issued 1,351,640 shares of its Series A Preferred Stock and warrants to purchase 2,500,000 shares of its common stock to the stockholders of Money Centers of America, Inc. pursuant to an Agreement and Plan of Merger dated November 26, 2003, in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 thereunder. These shares of Series A Convertible Preferred Stock were converted in October 2004 and each holder received 11.5 shares of the company's common stock.

In accordance with the reverse merger accounting and the recapitalization of the Company, iGames' accumulated deficit as of the date of the reverse merger on January 2, 2004 has been restated as paid-in capital.

Additionally, in January 2004, the Company issued 25,000 shares of our common stock to a consultant for services rendered. The Company valued these shares at the fair value on the date of issuance and recorded consulting expense of $30,000 or $1.20 per share. All of these shares were issued pursuant to Section 4(2) of the Securities Act.

During the year ended December 31, 2004, the Company issued capital distributions relating to its previous status as an S Corporation of $270,010.


$2,000,000 of the Available Money purchase price was paid by tender of an aggregate of 1,470,589 shares of common stock to the previous shareholders of Available Money. All of these shares of common stock were cancelled prior to December 31, 2004 pursuant to the terms of the Available Money Stock Purchase Agreement.

On September 10, 2004, the Company borrowed $210,000 from an affiliate of our chief executive officer to pay an advance on commissions to a new casino customer. In connection with this note, the Company issued the lender warrants to purchase 50,000 shares of our common stock at an exercise price of $.33 per share. In the event that the principal amount of this loan plus all accrued interest thereon is paid in full on or before March 1, 2006, then the Company shall have the right to cancel warrants to purchase 25,000 shares. The Company has valued these warrants at $8,846 or $0.37 per option options utilizing the Black-Scholes options pricing model using the following assumptions: risk free interest rate of 3.0%, volatility of 151.07%, an estimated life of five years, and dividend yield of 0%.

In December 2004, the Company granted options to purchase 150,000 shares of its common stock at an exercise price of $.01 per share to the owners of a software development company as partial consideration for software development services. The Company valued these options at $81,000 or $.54 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.

In October of 2004 the holder of the Series A Convertible Preferred Stock received 11.5 shares of the Company's common stock, which conversion rate was amended by the Board of Directors. The increase of 1.5 common shares per share of preferred totaling 2,027,460 of the Company's common stock was valued at $1,033,601 treated as a dividend and recorded as an increase in accumulated deficit.

In October 2004 the Company issued 4,370,000 shares as part of the iGames merger to holders of preferred stock and warrants of iGames in excess of the respective conversion rates as consideration for certain rights given up by the holders. The shares were valued at the fair value on the date of issuance of $2,288,500.

Pursuant to the terms of a common stock offering with registration rights, the company has accrued penalties in the amount of 70,000 shares. The Company has valued these shares at $45,323.

10. STOCK OPTIONS AND WARRANTS

In May 2003, the Company issued options to purchase 62,500 shares of our common stock at an exercise price of $2.04 per share to our former chief executive officer pursuant to the terms of his employment agreement. These options were issued under our stock option plan in a transaction exempt for the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In January 2004, the Company issued options to purchase 2,395,000 shares of our common stock to Christopher M. Wolfington and options to purchase an aggregate of 590,000 shares of our common stock to 21 of our employees and consultants under our stock option plan. The Company valued these options at $5,223,418 using the intrinsic value method at the date of issuance. The securities were issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In May 2004, the Company issued 62,500 options to purchase common stock to one of its employees at an exercise price of $.70 per share, pursuant to the terms of this executive's employment contract.

In October 2004, the Company granted options to purchase 100,000 shares of its common stock at an exercise price of $.35 per share to its former president in connection with the termination of his employment agreement. These securities were issued pursuant to Section 4(2) of the Securities Act. The former president is currently a director.


10. STOCK OPTIONS AND WARRANTS

Employee stock option activity for the year ended December 31, 2004 and December 31, 2003 is summarized as follows:

                                           Number of      Weighted Average
                                             Shares        Exercise Price
                                         ------------    --------------------
Outstanding at December 31, 2002              6,250           $   .40
     Granted                                193,750              2.11
     Exercised                               (6,250)             (.40)
     Cancelled                                 -                    -
Outstanding at December 31, 2003            193,750              2.11
     Granted                              2,967,500               .02
     Exercised                                 -                    -
     Cancelled                                 -                    -
                                         ------------    --------------------
Outstanding at December 31, 2004          3,161,250           $   .15
                                         ------------    --------------------

The following table summarizes the Company's employee stock options outstanding at December 31, 2004:

                                             Options and
                                         Warrants Outstanding
                                       ------------------------------------------------------------------------------
         Range of Exercise                                             Weighted Average          Weighted Average
               Price                            Number                  Remaining Life            Exercise Price
       -----------------------         -------------------------     ---------------------     ----------------------
                .01                           2,905,000                   9.00-9.10                     .01
                .40                             6,250                        .67                        .40
                .70                             62,500                       9.34                       .70
             2.00-2.28                         187,500                    8.42-8.84                    2.11
                                       -------------------------
                                              3,161,250
                                       =========================


All outstanding options are exercisable at December 31, 2004. Compensation expense, net income or earnings per share would not have changed had the Company applied SFAS No. 123 instead of APB No. 25.

Warrant activity for the year ended December 31, 2004 and December 31, 2003 is summarized as follows:

                                           Number of         Weighted Average
                                             Shares           Exercise Price
                                         ---------------    --------------------
Outstanding at December 31, 2002           4,819,438             $   .85
     Granted                                 576,250                4.19
     Exercised                                (6,250)               (.40)
     Cancelled                                   -                    -
Outstanding at December 31, 2003           5,389,438                1.21
     Granted                                 490,000                 .10
     Exercised                                   -                    -
     Cancelled                            (3,800,000)                .01
                                         ---------------    --------------------
Outstanding at December 31, 2004           2,079,438             $  3.13
                                         ---------------    --------------------





The following table summarizes the Company's warrants outstanding at December 31, 2004:

                                             Options and
                                         Warrants Outstanding
                                       ------------------------------------------------------------------------------
         Range of Exercise                                             Weighted Average          Weighted Average
               Price                            Number                  Remaining Life            Exercise Price
       -----------------------         -------------------------     ---------------------     ----------------------
                .01                            365,000                   9.00-10.00                     .01
              .33-.35                          125,000                    4.70-9.80                     .35
                1.00                            75,000                       3.50                      1.00
                2.40                           112,500                    3.82-8.25                    2.40
             4.00-6.00                       1,401,938                    1.00-3.50                    4.37
                                       -------------------------
                                             2,079,438
                                       =========================


All outstanding warrants are exercisable at December 31, 2004. Compensation expense, net income or earnings per share would not have changed had the Company applied SFAS No. 123 instead of APB No. 25.

11. INCOME TAXES

Money Centers of America, Inc. at December 31, 2003 was a stand-alone entity that elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and under similar provisions of state tax law. Consequently, the operating results of Money Centers of America, Inc. for federal and state income tax purposes were reflected on Christopher Wolfington's, the 100% owner of the Company, individual income tax returns. Subsequently, when Money Centers of America, Inc. entered into a reverse triangular merger under Code Section 368(A) with I-Games Entertainment on January 2, 2004 the Company lost it's "S" status and is taxed as a "C" corporation. For comparison purposes, we are treating Money Centers of America, Inc. as if the Company was a "C" corporation for the 2003 and 2004 tax years.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                      December 31,
                                          --------------------------------------
       Deferred tax assets:                       2004                2003
                                          ----------------      ----------------
       Net operating loss carryforwards   $     1,807,000       $             -
                                          ----------------      ----------------
       Accrued expenses                           182,000                     -
                                          ----------------      ----------------
       Depreciation and amortization               57,000               (24,000)

       Less valuation allowance                (2,046,000)               24,000
                                          ----------------      ----------------
       Net deferred tax assets            $             -       $             -
                                          ================      ================


The net change in the valuation allowance during the year ended December 31, 2004 was an increase of $2,070,000.

The reconciliation of the income tax computed at the U.S. federal statutory rate to income tax expense for the periods ended December 31, 2004 and 2003:



                                                                      December 31,
                                                        ------------------------------------------
                                                             2004                    2003
                                                        ----------------      --------------------
              Tax benefit at federal statutory
              rate (34%)                                $     4,005,000       $          (163,000)
                                                        ----------------      --------------------
              Non-deductible stock compensation              (2,609,000)                        -
                                                        ----------------      --------------------
              Non-deductible expenses                          (390,000)                   (5,000)
                                                        ----------------      --------------------
              Debt forgiveness under Code Section
              108                                                     -                   168,000
                                                        ----------------      --------------------
              Accrued expenses future benefit
              (liability)                                       183,000                         -
                                                        ----------------      --------------------
              Amortization & Depreciation future
              benefit (liability)                                57,000                   (24,000)
              Net operating losses related to
              mergers                                           824,000                         -
              Change in valuation allowance                  (2,070,000)                   24,000
                                                        ----------------      --------------------
              Net income tax benefit                    $       -             $                 -
                                                        ================      ====================

FASB No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full valuation allowance at December 31, 2004 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. At December 31, 2004, the Company has available net operating loss carryforwards of approximately $5,314,000, which will start to expire in the year 2021. $2,425,000 of the Net Operating Losses are subject to the limitations under Section 382 of the Internal Revenue Code relating to changes in ownership in the amount of $231,000 annually as calculated under code Section 382 of the Internal Revenue Code.

12. SUMMARIZED FINANCIAL INFORMATION (UNAUDITED)

                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                            STATEMENTS OF OPERATIONS

                                                              9 MONTHS ENDED
                                                               DECEMBER 31,
                                               --------------------------------------------
                                                    2004                    2003
                                               --------------------------------------------

Revenues                                        $       14,102,641     $         4,857,132

Cost of Services                                        12,064,240               3,830,454
                                               --------------------    --------------------

Gross profit                                             2,038,401               1,026,678

Selling, general and administrative
expenses                                                 1,893,128                 693,558

Non-cash compensation                                    2,390,788                       -

Depreciation and amortization                            1,363,128                 131,766
                                               --------------------    --------------------

Operating income (loss)                                 (3,608,643)                201,354

Other income (expenses):

Interest expense, net                                   (1,599,491)               (173,569)
Other income                                                   170                 497,733
                                                        (1,599,321)                324,164
                                               --------------------    --------------------
Net income (loss)                               $       (5,207,964)    $           525,518
                                               ====================    ====================

Net income (loss) per common share basic        $            (0.46)    $              0.15
                                               ====================    ====================

Net income (loss) per common share
diluted                                         $            (0.46)    $              0.11
                                               ====================    ====================

Weighted Average Common Shares Outstanding
              -Basic                                    11,411,585               3,519,458
                                               ====================    ====================
              -Diluted                                  11,411,585               4,819,458
                                               ====================    ====================

13.   COMMITMENTS

     a. LEASE COMMITMENTS

     The Company leases office space in Minnesota on a month-to-month basis for $738 per month.

     In conjunction with converting all of the Available Money ATM's, the Company now pays rent to various mall properties where it has ATM machines. These monthly rents average $42,000 per month.

     The Company is party to a 39-month lease agreement pursuant to which it rents office space in Pennsylvania at a monthly rent of $2,635.

     The Company's total rent expense under operating leases was approximately $38,900 and $13,000 for the years ended December 31, 2004 and 2003, respectively.

     Estimated rent expense under operating leases over the next five years is as follows:

                                    Year                       Amount
                                    ----                       ------
                                    2005                      $40,476
                                    2006                      $40,476
                                    2007                      $40,476
                                    2008                      $40,476
                                    2009                      $40,476

     b. CASINO CONTRACTS

     The Company operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay a rental fee to operate at the respective gaming locations.

     Typically, the gaming establishment earns the fees over the life of the contract based on one of the following scenarios:

          i. A dollar amount, as defined by the contract, per transaction volume processed by the Company.

          ii. A percentage of the Company's profits at the respective location.

     As of December 31, 2004 the Company has recorded $1,106,411 of accrued commissions on casino contracts.

     Pursuant to the contracts, the Native American owned casinos have not waived their sovereign immunity.

     c. EMPLOYMENT AGREEMENT

     In January 2004, the Company entered into a five-year employment agreement with Christopher M. Wolfington, our Chairman, President and Chief Executive Officer. In addition to an annual salary of $350,000 per year (subject to annual increases at the discretion of the Board of Directors) (the "Base Salary"), Mr. Wolfington's employment agreement provides for a $200,000 signing bonus, a guaranteed bonus equal to 50% of his Base Salary in any calendar year (the "Guaranteed Bonus") and a discretionary incentive bonus of up to 50% of his Base Salary in any calendar year pursuant to a bonus program to be adopted by the Board of Directors (the "Incentive Bonus"). Pursuant to his employment agreement, Mr. Wolfington is entitled to fringe benefits including participation in retirement plans, life insurance, hospitalization, major medical, paid vacation, a leased automobile and expense reimbursement.

14. CONCENTRATION OF CREDIT RISK

The Company maintains cash in bank accounts that exceed federally insured limits. At December 31, 2004, the Company had deposits in excess of federally insured amounts aggregating approximately $4,800,000 at various financial institutions. The Company believes it has its cash deposits at high quality financial institutions. In addition, the Company maintains a significant amount of cash at each of the casinos. Management believes that the Company has controls in place to safeguard these on-hand amounts, and that no significant credit risk exists with respect to cash.

For the year ended December 31, 2004, approximately 40% of total revenues were derived from operations at 2 casinos. No other customers represented more than ten percent of our total revenues for the year ended December 31, 2004.

15. DUE TO OFFICER

Amounts due to officer are evidenced by notes in the aggregate amount of $332,800 that bear an interest rate of 10% per annum, payable monthly, and are due on demand. This consists of $100,000 loaned to the Company by the officer in fiscal year 2004. This amount also includes monies due the officer in the amount of $6,771 from 2002, sales commissions due the officer in the amount of $21,029 from 2001, sales commissions due the officer in the amount of $5,000 from fiscal year 2003, the officer's fiscal year 2004 bonus per his employment agreement in the amount of $200,000, and dividends declared while an S corporation in the amount of $23,710. Payments in the amount of $40,355 paid to the officer have been netted to this note. The officer has been paid $29,633 in interest on this note during the year ended December 31, 2004.

16. INTEREST EXPENSE

Included in interest expense are monies owed to a vendor for interest charges. The interest is based on the amount of cash in our Available Money ATM machines and network and is calculated on a daily basis. The balance of this cash funded by the bank in our ATM machines at December 31, 2004 was approximately $17 million. The interest rate on the $17 million is 4.75% per annum.

17. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has an accumulated deficit of $14,811,030 as of December 31, 2004 and had net losses and cash used in operations of $11,841,753 and $902,217 respectively, for the year ended December 31, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management is in the process of implementing its business plan. Additionally, management is actively seeking additional sources of capital, but no assurance can be made that capital will be available on reasonable terms. Management believes the actions it is taking allow the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

18.  LITIGATION

On March 24, 2004, we filed a complaint in United States District Court for the District of Delaware against Equitex, Inc. and its wholly-owned subsidiary, Chex Services, Inc. d/b/a Fastfunds ("Chex"). In the complaint, we allege that Equitex and Chex committed numerous breaches of the terms of the November 3, 2003 Stock Purchase Agreement pursuant to which we were to have acquired Chex from Equitex, including (i) false representations and warranties related to terminated Chex casino contracts and over $600,000 in bad debts, (ii) material misrepresentations in SEC filings, (iii) entering into a material financing transaction in violation of the covenant not to enter into transactions outside the ordinary course of business, and (iv) failure to proceed in good faith toward closing, including notifying iGames that Equitex could not close on the transaction as structured. These breaches entitled us to terminate the Stock Purchase Agreement and receive a $1,000,000 termination fee and reimbursement of our transaction costs (estimated at over $750,000) from Equitex and Chex. Our complaint also states that Chex wrongfully and tortiously declared a default under the $2,000,000 promissory note that we issued to Chex in connection with our acquisition of Available Money, and that Equitex and Chex tortiously interfered with our relationship with our senior lender. We seek to recover the $1,000,000 termination fee and transaction costs together with significant damages that resulted from the defendants' breaches and tortuous conduct.

On March 23, 2004, Equitex filed an action in Delaware state court concerning the same Stock Purchase Agreement at issue in the Delaware federal action that we filed, alleging that Equitex was entitled to terminate the Stock Purchase Agreement and receive a $1,000,000 termination fee and reimbursement of transaction costs. We removed this action to the Delaware federal district court. We are vigorously defending this action and believe that Equitex's and Chex's claims are unfounded. We have filed a counterclaim that restates the claims made in the federal action that we filed.


On March 15, 2004, Chex filed a complaint in the District Court of the State of Minnesota for the County of Hennepin against us alleging that we defaulted on interest payments on a $2,000,000 promissory note evidencing our obligation to repay a loan that Chex extended to us in connection with our acquisition of Available Money (the "Minnesota Complaint"). The Minnesota Complaint seeks payment of the principal balance of the loan and accrued interest thereon. Chex initially alleged that we are liable to them for a penalty fee of $1,000,000 as the result of the alleged termination by Equitex of the November 3, 2003 Stock Purchase Agreement, but have since waived their claims to the penalty fee. We subsequently removed the Minnesota Complaint to the United States District Court for the District of Minnesota. On June 23, 2004, the United States District Court for the District of Minnesota transferred this action to the United States District Court for the District of Delaware. This case and the two Delaware federal court actions described above have since been consolidated by the United States District Court for the District of Delaware. On November 12, 2004, the Delaware District Court judge denied Chex's motion for summary judgment for sums allegedly due on the $2,000,000 promissory note on the basis that the facts surrounding the alleged default on the note and the termination of the Stock Purchase Agreement were substantially interrelated and that resolution of the issues raised by Chex's motion would have to await trial. We are vigorously defending this action and believe that Chex's claims lack merit. Discovery in this matter is complete and we are in the process of filing dispositive motions.

On July 15, 2004, the former stockholders of Available Money, Inc. filed a lawsuit in the United States District Court for the District of Delaware against us and Christopher M. Wolfington, our Chief Executive Officer. The complaint arises out of our purchase of the capital stock of Available Money, Inc. pursuant to the Stock Purchase Agreement and alleges that we failed to make required payments of the purchase price set forth in the Stock Purchase Agreement. In addition, the former stockholders of Available Money also filed a Motion for a Standstill Order/Temporary Restraining Order that the court denied without a hearing. As we have paid or tendered to the former Available Money stockholders all consideration now due to them under the Stock Purchase Agreement, we believe that this lawsuit is frivolous. Accordingly, we believe that the suit was filed for inappropriate purposes and will vigorously defend against this action and seek sanctions for filing of a frivolous suit. We anticipate filing counterclaims against Helene Regen and Samuel K. Freshman seeking a substantial reduction in the purchase price and other damages and remedies based on fraud and misrepresentations by them in connection with the transaction. We recently filed a separate action against Howard Regen in the United States District Court for the District of Delaware that also seeks a substantial reduction in the purchase price and other damages and remedies based on fraud and misrepresentations by him in connection with the transaction. In the action against Howard Regen, we also filed a motion for a temporary restraining order and for injunctive relief prohibiting him from soliciting Available Money's customers or competing with Available Money. Howard Regen immediately entered into a Consent Order, which gave us the immediate relief we were seeking. The court granted our request for injunctive relief on March 11, 2005.

On or about October 14, 2004, Lake Street Gaming, LLC ("Lake Street") filed a Complaint against iGames Entertainment, Inc. and Money Centers of America, Inc. ("MCA") (collectively referred to hereinafter as "iGames") in the United States District Court for the Eastern District of Pennsylvania, alleging that iGames breached an Asset Purchase Agreement ("APA") that the parties executed on or about February 14, 2003. The suit also raises claims for fraudulent misrepresentation and intentional interference with contractual relations. By virtue of the APA, Lake Street sold to iGames all of Lake Street's right, title and interest in a casino game called "Table Slots." Lake Street alleges that it is entitled to additional compensation for the game that exceeds what was agreed to. This matter is still in the pleadings stage and iGames has moved to dismiss the plaintiff's claims for fraudulent misrepresentation and intentional interference with contractual relations, as well as to strike all claims for punitive damages. We are vigorously defending this action and believe that Lake Street's claims lack merit.

19. SUBSEQUENT EVENTS

The Company began full service operation at a new casino on February 1, 2005. As of the date of this filing this new property has added approximately $260,000 in revenue per month and $20,000 in net operating income per month.

In January 2005, the Company raised $502,000 from the sale of 984,314 shares of common stock at $0.51 per share.

In January 2005 the Company signed an ATM processing and $40 million vault cash agreement with Genpass, Inc. The new agreement provides the Company with a full suite of ATM processing services, dedicated support for installations and conversions, and up to $40 million in vault cash to meet the Company's ATM needs.

                  MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2005
                                    UNAUDITED

                                     ASSETS

Current assets:
    Cash and cash equivalents                                      $    456,259
    Restricted cash                                                   4,014,124
    Accounts receivable                                                 824,165
    Prepaid expenses and other current assets                           485,990
                                                                   -------------
      Total current assets                                            5,780,538

Property and equipment, net                                             702,613

Intangible assets, net                                                1,232,362

Goodwill                                                                203,124

Deferred financing costs                                                 79,118
                                                                   -------------
                                                                    $  7,997,755
                                                                   =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable                                               $  1,107,139
    Accrued expenses                                                    152,421
    Current portion of capital lease                                    135,710
    Notes payable                                                       685,964
    Lines of credit                                                   8,220,590
    Due to officer                                                      375,626
    Commissions payable                                               1,208,561
                                                                   -------------
      Total current liabilities                                      11,886,011

Long-term liabilities:
    Capital lease, net of current portion                               212,207
                                                                   -------------

      Total long-term liabilities                                       212,207

Stockholders' Deficit:
    Preferred stock; $.001 par value, 20,000,000 shares authorized
      0 shares issued and outstanding                                         -
    Common stock; $.01 par value, 150,000,000 shares authorized
      25,206,978 shares issued and outstanding                          252,070
    Additional paid-in capital                                       11,145,728
    Accumulated deficit                                             (15,498,261)
                                                                   -------------
      Total Stockholders' Deficit                                    (4,100,463)
                                                                   -------------

                                                                    $  7,997,755
                                                                   =============


The accompanying notes are an integral part of these financial statements.

                  MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED


                                                             THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                SEPTEMBER 30,                      SEPTEMBER 30,
                                                       ---------------------------------  ----------------------------------
                                                            2005              2004             2005              2004
                                                       ----------------  ---------------  ----------------  ----------------
Revenues                                                $    4,547,708    $   4,767,853    $  15,348,705     $  11,538,072

Cost of revenues                                             3,485,400        4,040,955       12,334,290         9,696,598
                                                       ----------------  ---------------  ----------------  ----------------

Gross profit                                                 1,062,308          726,898        3,014,415         1,841,474

Selling, general and administrative expenses                   428,097          561,901        1,700,274         1,886,789

Noncash Compensation                                            15,666            6,425           92,066         5,298,053

Depreciation and amortization                                  163,539          454,282          502,264         1,031,390
                                                       ----------------  ---------------  ----------------  ----------------

Operating income (loss)                                        455,006         (295,710)         719,811        (6,374,759)

Other income (expenses):
         Interest income                                         4,012                -           13,868                 -
         Interest expense                                     (451,170)        (488,029)      (1,418,097)       (1,117,037)
                                                       ----------------  ---------------  ----------------  ----------------
             Total interest expense, net                      (447,158)        (488,029)      (1,404,229)       (1,117,037)
                                                       ----------------  ---------------  ----------------  ----------------

Other income                                                         -                -            1,650               170
Other expenses                                                       -                -           (4,462)         (548,763)
             Total other expense, net                  ----------------  ---------------  ----------------  ----------------
                                                                     -                -           (2,812)         (548,593)
                                                       ----------------  ---------------  ----------------  ----------------

Net Income (loss)                                       $        7,848    $    (783,739)   $    (687,231)    $  (8,040,389)
                                                       ================  ===============  ================  ================

Net income (loss) per common share basic                $         0.00    $       (0.14)   $       (0.03)    $       (1.60)
                                                       ================  ===============  ================  ================

Net income (loss) per common share diluted              $         0.00    $       (0.14)   $       (0.03)    $       (1.60)
                                                       ================  ===============  ================  ================

Weighted Average Common Shares Outstanding
     -Basic                                                 25,206,978        5,524,530       25,172,534         5,034,197
                                                       ================  ===============  ================  ================

     -Diluted                                               28,470,605        5,524,530       25,172,534         5,034,197
                                                       ================  ===============  ================  ================


The accompanying notes are an integral part of these financial statements.

                  MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    UNAUDITED

                                                                     Nine months ended
                                                                        September 30,
                                                             ------------------------------------
                                                                  2005                2004
                                                             ----------------    ----------------
Cash flows from operating activities:
     Net loss                                                 $     (687,231)     $   (8,040,389)
     Adjustments used to reconcile net loss to net cash
       provided (used) by operating activities:
          Depreciation and amortization                              502,264           1,031,390
          Inventory write-down                                             -             130,833
          Loss on impairment of intangibles                                -             417,880
          Issuance of options to employees                                 -           4,877,050
          Issuance of common stock and warrants to consultants        64,791             481,800
          Increase (decrease) in:
              Accounts payable                                        42,727             763,703
              Accrued expenses                                       (22,546)            108,727
              Commissions payable                                    116,229             926,356
          (Increase) decrease in:
              Prepaid expenses and other current assets              (86,555)            210,407
              Accounts receivable                                    (15,999)           (850,107)
              Inventory                                                    -               1,515
                                                             ----------------    ----------------

Net cash provided by (used in) operating activities                  (86,320)             59,166

Cash flows from investing activities:
     Cash received in acquisition                                          -              27,398
     Purchases of property and equipment                            (411,350)            (45,019)
     Cash paid for acquisition of intangible assets                 (467,891)         (1,946,430)
                                                             ----------------    ----------------

Net cash used in investing activities                               (879,241)         (1,964,051)

Cash flows from financing activities:
     Decrease (increase) in restricted cash                          173,652            (378,604)
     Net change in line of credit                                     56,974           3,194,381
     Capital lease obligation                                        246,560                   -
     Payments on capital lease obligations                           (40,153)            (13,620)
     Increase (decrease) in loans payable                           (500,000)          2,000,000
     Advances to officer                                            (115,529)            (25,213)
     Increase in notes payable                                       753,173             201,154
     Payments on notes payable                                      (110,004)         (1,858,500)
     Decrease (increase) in loans receivable                          43,000             (58,000)
     Increase in dividends payable                                         -              25,000
     Sale of common stock, net                                       479,450                   -
     Exercise of stock options                                         1,800              25,000
     Dividends                                                             -            (270,010)
                                                             ----------------    ----------------

Net cash provided by financing activities                            988,923           2,841,588

NET INCREASE IN CASH                                                  23,362             936,703

CASH, beginning of period                                            432,897             273,397

CASH, end of period                                                  456,259           1,210,100
                                                             ----------------    ----------------

Supplemental disclosures:                                     $      889,156      $    1,483,497
                                                             ================    ================



     Cash paid during the period for interest                 $    1,418,097      $    1,117,037
                                                             ================    ================

   The accompanying notes are an integral part of these financial statements.

1.       ORGANIZATION

Money Centers of America Inc. (the "Company"), a Delaware corporation, was incorporated in October 1997. The Company is a single source provider of cash access services to the gaming industry. The Company has combined advanced technology with personalized customer services to deliver ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus outsourced marker services, and merchant card processing.

On January 2, 2004, pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Christopher M. Wolfington, iGames Entertainment, Inc., a Nevada corporation ("iGames"), Michele Friedman, Jeremy Stein and Money Centers Acquisition, Inc., a wholly-owned subsidiary of iGames, Money Centers Acquisition, Inc. was merged with and into the Company and the Company, as the surviving corporation, became a wholly-owned subsidiary of iGames (the "Merger"). For accounting purposes, the transaction was treated as a recapitalization and accounted for as a reverse acquisition. Therefore, the financial statements reported herein and accompanying notes thereto reflect the assets, liabilities and operations of the Company as if it had been the reporting entity since inception. In connection with the Merger, all of the issued and outstanding shares of capital stock of the Company were tendered to iGames and iGames issued to the Company stockholders an aggregate of 1,351,640 shares of iGames Series A Convertible Preferred Stock, $.001 par value per share, and warrants to purchase an aggregate of 2,500,000 shares of iGames common stock, par value $.004 per share, at an exercise price of $.01 per share. Each share of Series A Convertible Preferred Stock was entitled to ten votes in all matters submitted to a vote of iGames shareholders and was convertible at the option of the holders into ten shares of common stock at any time after the date on which iGames amended its articles of incorporation to increase the number of authorized shares of its common stock to at least 125,000,000. In October 2004 iGames was merged into the Company, and each share of Series A Convertible Preferred Stock was exchanged for 11.5 shares of the Company's common stock.

Pursuant to the terms of a Stock Purchase Agreement between iGames, Helene Regen and Samuel Freshman dated January 6, 2004 (the "Stock Purchase Agreement"), iGames acquired all of the issued and outstanding shares of capital stock of Available Money, Inc., a provider of ATM cash access services based in Los Angeles, California. The purchase price of this transaction was $3,850,000, $2,000,000 of which was paid in cash at closing and $1,850,000 of which was paid in cash on April 12, 2004. $2,100,000 of the purchase price was assigned to contract rights. Acquired contract rights are considered to have a finite life, pursuant to SFAS 142, to be amortized over the period the asset is expected to contribute to future cash flows. The Company expects the period to be 1 to 4 years. The contract rights will also be subject to periodic impairment tests. The remaining $1,750,000 was assigned to Goodwill. As a result of the July 2005 settlement of litigation with Equitex, Inc. and Chex Services, Inc., Goodwill was reduced by $1,500,000 to approximately $250,000.



2. UNAUDITED INTERIM INFORMATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the consolidated financial position and operating results for the periods presented. These consolidated financial statements should be read in connection with the consolidated financial statements and related footnotes for the year ended December 31, 2004 and notes thereto contained in the annual report on Form 10-KSB as filed with the Securities and Exchange Commission. The results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results for the full year ending December 31, 2005.

3. LOANS AND NOTES PAYABLE

Notes payable at September 30, 2005 consisted of the following:

                                                                        2005
On September 10, 2004, the Company borrowed $210,000 from a       --------------
family member of our chief executive officer to pay an               $82,398
advance on commissions to an unrelated third party. This
note is shown net of debt discount totaling $8,846 for the value of various warrants issued in connection with the note along with the corresponding amortization of the note discount of $4,683. The discount of $8,846 is amortized over 17 months beginning October 1, 2004. The note bears interest at 10% per annum and is payable monthly. At September 30, 2005, the Company had recorded $710 as accrued interest payable in connection with this note. The principal amount of this note is repayable in monthly payments based on certain amounts received by the Company from the Angel of the Winds Casino on the 1st day of each month. In accordance with the contract between the Company and Angel of the Winds
Casino, this note's interest is deductible from the commission that the Company pays the Casino on a monthly basis.

From September 23, through September 30, 2005 the Company            433,566
issued three promissory notes in the aggregate amount of $600,000 to three individuals, including the uncle and the brother of its Chief Executive Officer, in exchange for loans in the same amount. These notes are shown net of a debt discount totaling $166,948. Of this total, $17,342 represented a debt discount for a related note payable totaling $100,000. The $17,342 was computed pursuant to SFAS
No. 123 and related fair value accounting under the Black-Scholes model. The remaining $149,606 represented a debt discount in connection with the beneficial conversion feature on all convertible notes payable issued during 2005 totaling $600,000. in connection with the notes issued during 2005, along with the corresponding amortization of the note discount of $514, the Company had a remaining debt discount of $166,434. The discount of $166,948 is amortized over 9 months beginning September 23, 2005. These notes bear interest at 10% per annum and all principal and interest is due at maturity between June 22 and June 26, 2006 or earlier at the option of each holder upon a Change in Control (as defined in the notes). At September 30, 2005, the Company had recorded $1,041 as accrued interest payable in connection with these notes.

Each Note is convertible into shares of the Company's 's
common stock at an exercise price equal to 85% of the
average of the mean of the closing "bid" and "ask" prices of the Company's common stock for the ten (10) trading days
immediately prior to the date of exercise. At September 30,
2005, there had been no conversions.
                                                                  --------------
The Company issued a $170,000 note to a former customer in           170,000
exchange for a mutual release and settlement of a disputed
$286,043 in commissions. The note bears interest at 19.75%
per annum. Accrued interest from November 1, 2004 through
and including November 1, 2005 is payable (i) $10,000 on the date the Company signed the note and (ii) the balance due on
November 1, 2005. Continuing on the first day of each month
thereafter to and including May 1, 2007 payments of
principal and interest are due in the amount of $10,989.32.
                                                                  --------------
                                                                    $685,964
                                                                  ==============

4. CAPITAL LEASES

On February 1, 2005 the Company entered into a new capital lease for 6 ATM machines at the Sandia Casino. The capitalized cost of the ATM machines is $105,938. The terms of this lease require approximately $30,000 down payment 90 days from installation and the remaining balance of approximately $75,000 will be financed over 59 months, at 8.211% for $1,500 per month. This note is collateralized by the equipment.

Between June 15, 2005 and July 31, 2005 the Company entered into a new capital lease for 5 ATM machines at the Tropicana Casino in Las Vegas. The approximate capitalized cost of the ATM machines is $88,400. The terms of this lease require approximately $25,000 down payment 90 days from installation and the remaining balance of approximately $63,000 will be financed over 59 months, at 8.211% for approximately $1,330 per month This note is collateralized by the equipment.

In 2005 the Company entered into a new capital lease for 1 ATM machine at a software development office located in Boca Raton, Florida. The capitalized cost of the ATM machines is $18,000. The terms of this lease require approximately $5,000 down payment 90 days from installation and the remaining balance of approximately $13,000 will be financed over 59 months, at 8.211% for $266 per month. This note is collateralized by the equipment.

On July 16, 2005 the Company entered into a new capital lease for 2 ATM machines at Jerry's Nugget Casino in Las Vegas. The capitalized cost of the ATM machines is $34,500. The terms of this lease require approximately $10,000 down payment 90 days from installation and the remaining balance of approximately $24,500 will be financed over 59 months, at 8.211% for $530 per month. This note is collateralized by the equipment.

5. LINES OF CREDIT

Lines of credit at September 30, 2005 consisted of the following:

Line of credit, maximum availability of $7,000,000, maturity      $  4,014,124
date June 30, 2006. Subject to various restrictive covenants, interest is payable monthly at 17.5% per annum, borrowings are collateralized by restricted cash and guaranteed by the majority shareholder of the Company. The
Company is required to pay a monthly facility fee equal to 1/12% of the highest balance of the line during the month.
The line of credit is also collateralized by all the assets of the Company. At September 30, 2005, the Company had recorded related accrued interest payable of $62,239 in connection with this line of credit.


Line of credit. Interest is payable monthly at 9% per annum.          388,000
The line is unsecured and due on demand.

Non-interest bearing lines of credit. The lines are                   856,401
unsecured and due on demand.

Lines of credit. The lines are unsecured and due on demand.           327,500
The Company pays a fixed stated amount of interest totaling
$1,000 per month. The payments are recorded and charged to interest expense.


On December 1, 2003, the Company entered into a $250,000               92,201
line of credit, due on demand, with an asset based lender.
The Company has received a one year extension, with renewal subject to the lender's discretion. The current extension expires June 30, 2006. Beginning June 30, 2005 the Company began reducing this liability by making monthly payments in the amount of $68,428. This debt bears interest at the prime rate of interest plus 10%, floating with daily resets, for the actual number of days that the loan remains outstanding, provided that the minimum rate on this loan is 14.5% per annum. At September 30, 2005, the Company had recorded related accrued interest payable of $2,148 in connection with this line of credit. The Company prepaid the lender a facility fee of $25,000 on June 30, 2005 for the next twelve months. In order to secure the performance of the Company's obligation under this loan, the Company granted the lender a continuing lien on and security interest in and to 250,000 newly issued shares of the Company's common stock. In addition, upon an event of default under the loan, the Company is obligated to register the resale of these pledged shares of common stock. Upon payment in full of all amounts due under the loan, the lender is obligated to deliver all stock certificates evidencing the ownership of these shares to the Company for cancellation.

On April 12, 2004, the Company borrowed $2,050,000 from an          2,542,364
asset-based lender to make the second Available Money
payment. This note expires June 30, 2006. The note bears
interest at 17% per annum and once the $250,000 line of
credit is paid off this note will begin to amortize over 5
years at $68,428 per month. At September 30, 2005, the
Company had recorded related accrued interest payable of
$35,514 in connection with this line of credit. The note is
guaranteed by the majority shareholder of the Company and
also collateralized by all the assets of the Company. Unpaid interest has been added to the balance, increasing the
balance of the note to $2,542,364.
                                                                  --------------
                                                                  $ 8,220,590
                                                                  ==============

6. STOCKHOLDERS' DEFICIT

In January 2005, the Company issued 75,000 shares of common stock to its board of directors for services rendered. The Company valued the shares at the fair value on the date of issuance which was $.77 per share based on the quoted closing trading price and recorded non-cash compensation of $57,750.

In January 2005, the Company raised $479,450, net of offering costs of $22,500, from the sale of 989,314 shares of common stock at $0.51 per share. Offering costs have been recorded as a reduction of additional paid in capital.

Pursuant to the terms of a common stock offering with registration rights, the company has accrued penalties in the amount of 120,000 shares. The Company has valued these shares at $72,598 based on the quoted closing trading price every two weeks when the penalty accrues. The fair value of the penalty has been recorded as an accrued expense.

7. STOCK OPTIONS

The Company follows fair value accounting and the related provisions of SFAS 123 for all share based payment awards. The fair value of each option or warrant granted is estimated on the date of grant using the Black-Scholes option pricing model. The following is a summary of all stock options and warrants granted to employees and non-employees since the company's inception, all awards occurred in 2005:

In January 2005, the Company issued options to purchase 150,000 shares of our common stock at an exercise price of $.77 per share, the fair market value at the date of the issuance, to its board of directors pursuant to the terms of the directors 2004 and 2005 agreements. These warrants were issued under our stock option plan in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

(i)         Stock options granted to employees in 2005


         a.         Employee awards - 350,000 stock options

                  i. On January 18, 2005, the Company granted 150,000 stock options to its board of directors for services rendered in 2004 and 2005. The option grant was valued pursuant to SFAS 123 and totaled $57,750.

                           The Company recognized noncash compensation expense of $57,750 in the nine months ended September 30, 2005.

                  ii. The weighted average assumptions used by management were as follows:

                           Stock price on grant date              $0.77
                           Exercise price on grant date           $0.77
                           Dividend yield                            0%
                           Expected volatility                  204.64%
                           Risk free interest rate                   3%
                           Expected life of option             10 years

                  iii. These stock options are issued pursuant to the Company's Equity Incentive Plan.

In June 2005, the Company issued 200,000 options to purchase common stock to one of its employees at an exercise price of $.42 per share, pursuant to the terms of this executive's employment contract. These options vest over 2 years. No compensation expense was recognized during the nine months ended September 30, 2005 since the Company follows the provisions of APB No. 25.

In June 2005, an employee exercised 30,000 options at $.01 per share. The Company received proceeds of $300 from the transaction.

In August 2005, options for 6,250 shares with an exercise price of $.40 expired.

Employee stock option activity for the period ended September 30, 2005 (unaudited) is summarized as follows:

                                               Number of        Weighted Average
                                                 Shares          Exercise Price
                                             ---------------    ----------------
Outstanding at December 31, 2004               3,161,250             $   .15
     Granted                                     350,000                 .57
     Exercised                                   (30,000)               (.01)
     Cancelled                                    (6,250)               (.40)
                                             ---------------    ----------------
Outstanding at September 30, 2005              3,475,000               $.19
                                             ---------------    ----------------

The following table summarizes the Company's employee stock options outstanding at September 30, 2005:


                                             Options and

                                         Warrants Outstanding
                                       -------------------------     ---------------------     ----------------------
         Range of Exercise                                             Weighted Average          Weighted Average
               Price
                                                Number                  Remaining Life            Exercise Price
       -----------------------         -------------------------     ---------------------     ----------------------
                .01                          2,875,000                    8.26-8.32                     .01
                .42                            200,000                       8.71                       .42
              .70-.77                          212,500                    8.59-9.31                     .75
             2.00-2.28                         187,500                    7.67-8.09                    2.11
                                       -------------------------
                                              3,475,000
                                       =========================

All outstanding employee stock options are exercisable at September 30, 2005 except for 150,000 options at $.42, 50,000 of which vest in June 2006 and 100,000 of which vest in June 2007.

The exercise prices of all options granted by the Company equal the market price at the dates of the grant. No compensation expense has been recognized. Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of "SFAS 123, "Accounting for Stock Based Compensation", the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below for the nine months ended September 30, 2005.

8.    WARRANTS

In February 2005, the Company's former chief executive officer and an affiliate exercised 150,000 options at $.01 per share. The Company received proceeds of $1,500 from the transaction.

On July 21, 2005, as part of a settlement agreement, the Company s agreed to deliver to Fastfunds Financial Corporation, Chex Services, Inc.'s corporate parent, a contingent warrant to purchase up to 500,000 shares of the Company's common stock at a purchase price of $0.50 per share. The warrant is not exercisable until the Company achieves $1,000,000 in net income during a fiscal year. This warrant has a term of ten years and expires upon a change in control of the Company.

In September, 2005, the Company issued 15,000 warrants to purchase common stock to a consultant at an exercise price of $.47 per share, as consideration for services rendered.

         a.         Warrants

                  i. On September 1, 2005, the Company granted 15,000 warrants to a consultant per our consulting agreement for services rendered in September 2005. The warrant grant was valued pursuant to SFAS 123 and totaled $7,041.

                           The Company recognized noncash compensation expense of $7,041 in the nine months ended September 30, 2005.

                  ii. The weighted average assumptions used by management were as follows:

                           Stock price on grant date              $0.47
                           Exercise price on grant date           $0.47
                           Dividend yield                            0%
                           Expected volatility                  200.25%
                           Risk free interest rate                   4%
                           Expected life of option             10 years

In September, 2005, the Company borrowed $600,000 from three individuals, including the uncle and the brother of its Chief Executive Officer evidenced by convertible notes. The Company issued to one of the lenders warrants to purchase 50,000 shares of its common stock at an exercise price of $.01 per share. (See
Note 3)

Warrant activity for the period ended September 30, 2005 is summarized as follows:

                                               Number of        Weighted Average
                                                 Shares          Exercise Price
                                             ---------------    ----------------
Outstanding at December 31, 2004               2,079,438             $  3.13
     Granted                                    565,000                 .46
     Exercised                                 (150,000)               (.01)
     Cancelled                                     -                     -
                                             ---------------    ----------------
Outstanding at September 30, 2005              2,494,438               $2.71
                                             ---------------    ----------------


The following table summarizes the Company's warrants outstanding at September 30, 2005:



                                         Warrants Outstanding
                                       -------------------------     ---------------------     ----------------------
         Range of Exercise                                             Weighted Average          Weighted Average
               Price
                                                Number                  Remaining Life            Exercise Price
       -----------------------         -------------------------     ---------------------     ----------------------
                .01                            265,000                    6.98-8.32                     .01
              .33-.35                          125,000                    3.95-9.05                     .35
              .47-.50                          515,000                    4.81-9.93                     .50
                1.00                            75,000                       2.75                      1.00
                2.40                           112,500                    3.08-7.50                    2.40
             4.00-6.00                        1,401,938                    .25-2.75                    4.37
                                       -------------------------
                                              2,494,438
                                       =========================


All outstanding warrants are exercisable at September 30, 2005.

The exercise prices of all options granted by the Company equal the market price at the dates of the grant. No compensation expense has been recognized. Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of "SFAS 123" "Accounting for Stock Based Compensation", the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below for the nine months ended September 30, 2005.

                                                             NINE MONTHS ENDED
                                                            September 30, 2005
                                                            --------------------

Net loss as reported                                        $          (687,231)

Add: total stock based
compensation expense determined
under fair value based method, net
of related tax effect                                                  (136,355)
                                                            --------------------

Pro forma net loss                                          $          (823,586)
Basic loss per share
      As reported                                           $            [(.03)]
      Pro forma                                             $            [(.03)]
                                                            --------------------


The above pro forma disclosures may not be representative of the effects on reported net earnings for future years as options vest over several years and the Company may continue to grant options to employees.

The fair value of each option and warrant is estimated on the date of grant using Black-Scholes option-pricing model with the following weighted average assumptions used for grants:

                                                                 2005
                                                           --------------------
                  Dividend yield                                     0%

                  Expected volatility range                        201%

                  Risk-free interest rate                         3.00%

                  Expected holding periods                     10 Years

9.   COMMITMENTS

a. LEASE COMMITMENTS

     The Company leases office space in Minnesota on a month to month basis for $738 per month.

     In connection with converting all of the Available Money ATM's, the Company now pays rent to various mall properties where it has ATM machines. These monthly rents average $45,000 per month.

     The Company is party to a 39-month lease agreement pursuant to which it rents office space in Pennsylvania at a monthly rent of $2,635.

     The Company's total rent expense under operating leases was $36,326 and $33,791 for the nine months ended September 30, 2005 and 2004, respectively.

     Estimated rent expense under operating leases over the next five years is as follows:

Year                                          Amount
----                                          --------
2005                                          $40,476
2006                                          $40,476
2007                                          $40,476
2008                                          $40,476
2009                                          $40,476

b. CASINO CONTRACTS

     The Company operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay a rental fee to operate at the respective gaming locations.

     Typically, the fees are earned by the gaming establishment over the life of the contract based on one of the following scenarios:

     i. A dollar amount, as defined by the contract, per transaction volume processed by the Company.

     ii.  A percentage of the Company's profits at the respective location.

     As of September 30, 2005 the Company has recorded $1,044,473 of accrued commissions on casino contracts.

     Pursuant to the contracts, the Native American owned casinos have not waived their sovereign immunity.

     c. EMPLOYMENT AGREEMENT

     In January 2004, the Company entered into a five-year employment agreement with its Chairman, President and Chief Executive Officer. In addition to an annual salary of $350,000 per year (subject to annual increases at the discretion of the Board of Directors) (the "Base Salary"), the employment agreement provides for a $200,000 signing bonus, a guaranteed bonus equal to 50% of his Base Salary in any calendar year (the "Guaranteed Bonus") and a discretionary incentive bonus of up to 50% of his Base Salary in any calendar year pursuant to a bonus program to be adopted by the Board of Directors (the "Incentive Bonus"). Pursuant to his employment agreement, the officer is entitled to fringe benefits including participation in retirement plans, life insurance, hospitalization, major medical, paid vacation, a leased automobile and expense reimbursement.

     Money Centers of America, Inc. (the "Company") and the Company's Vice President - Finance and Chief Financial Officer entered into an employment agreement dated June 14, 2005 (the "Employment Agreement") The employment term commences on June 14, 2005 and continues until the close of business on December 31, 2006, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least thirty days prior to automatic renewal. The officer's annual salary during the term of employment under the Employment Agreement shall be no less than $120,000. In addition, the officer was granted options to purchase 200,000 shares of the Company's common stock with an exercise price of $.42 per share under the Company's Amended and Restated 2003 Stock Incentive Plan, pursuant to an Award Agreement for Non-Qualified Stock Option dated June 14, 2005 entered into between the Company and the officer. The options have a term of ten years and are exercisable as follows: (a) 50,000 shall be exercisable immediately on the date of grant; (b) 50,000 shall be exercisable on June 1, 2006; and (c) 100,000 shall be exercisable on June 1, 2007.

10. CONCENTRATION OF CREDIT RISK

The Company maintains cash in bank accounts that exceed federally insured limits. At September 30, 2005, the Company had deposits in excess of federally insured amounts aggregating approximately 3,9 million dollars at various financial institutions. The Company believes it has its cash deposits at high quality financial institutions. In addition, the Company maintains a significant amount of cash at each of the casinos. Management believes that the Company has controls in place to safeguard these on-hand amounts, and that no significant credit risk exists with respect to cash.

For the nine months ended September 30, 2005, approximately 41 % of total revenues were derived from operations at two full service casinos. An additional 11 % was derived from one ATM contract that has been terminated as part of the Company's elimination of unprofitable contracts. No other customers represented more than ten percent of the Company's our total revenues for the nine months ended September 30, 2005.

11. DUE TO OFFICER

Amounts due to officer are evidenced by notes in the aggregate amount of $375,626 that bear an interest rate of 10% per annum, payable monthly, and are due on demand. This consists of $100,000 loaned to the Company by the officer in fiscal year 2004. This amount also includes monies due the officer in the amount of $6,771 from 2002, sales commissions due the officer in the amount of $21,029 from 2001, sales commissions due the officer in the amount of $5,000 from fiscal year 2003, the officer's sign on bonus per his employment agreement in the amount of $200,000, the officer's 2004 bonus of $175,000. Payments in the amount of $132,174 paid to the officer have been netted to this note. The officer has been paid $34,347 in interest on this note during the nine months ended September 30, 2005.

12. INTEREST EXPENSE

Included in interest expense are monies owed to an unrelated vendor for interest charges. The interest is based on the amount of cash in the Company's Available Money ATM machines and network and is calculated on a daily basis. The balance of this cash funded by the bank in the Company's ATM machines at September 30, 2005 was approximately $10.3 million. The interest rate on the $10.3 million is 5.625% per annum.

13. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficit of $6,105,473 and an accumulated deficit of $15,498,261 at September 30, 2005 and had a net loss of $687,231 and net cash used in operations of $86,320, respectively for the nine months ended September 30, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management is in the process of implementing its business plan. Additionally, management is actively seeking additional sources of capital, but no assurance can be made that capital will be available on reasonable terms. Management believes the actions it is taking allow the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

14.     LITIGATION

On or about October 14, 2004, Lake Street Gaming, LLC ("Lake Street") filed a Complaint against iGames Entertainment, Inc. and Money Centers of America, Inc. ("MCA") (collectively referred to hereinafter as "iGames") in the United States District Court for the Eastern District of Pennsylvania, alleging that iGames breached an Asset Purchase Agreement ("APA") that the parties executed on or about February 14, 2003. The suit also raises claims for fraudulent misrepresentation and intentional interference with contractual relations. By virtue of the APA, Lake Street sold to iGames all of Lake Street's right, title and interest in a casino game called "Table Slots." Lake Street alleges that it is entitled to additional compensation for the game that exceeds what was agreed to. This matter is still in the pleadings stage and iGames has moved to dismiss the plaintiff's claims for fraudulent misrepresentation and intentional interference with contractual relations, as well as to strike all claims for punitive damages. We are vigorously defending this action and believe that Lake Street's claims lack merit.

Effective July 21, 2005, the Company entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") with Chex Services, Inc. ("Chex"), the wholly owned operating subsidiary of FastFunds Financial Corporation and Equitex, Inc. ("Equitex"), pursuant to which the parties agreed to resolve all pending litigation between them and release all claims related to such litigation. The subject litigation is described in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. No party to the Settlement Agreement admitted any wrongdoing or liability related to the litigation. The litigation was dismissed with prejudice on July 22, 2005.

Under the Settlement Agreement, Equitex and Chex agreed to cancel the Company's outstanding $2,000,000 principal liability under a $2,000,000 promissory note from the Company to Chex, dated January 6, 2004, as well as any liability for accrued but unpaid interest under that promissory note. The Company agreed to pay Chex $500,000 within 60 days of July 21, 2005. This amount was paid in September 2005. In addition, the Company, agreed to deliver to Fastfunds Financial Corporation a ten year warrant to purchase up to 500,000 shares of the Company's common stock at a purchase price of $0.50 per share. The warrant is not exercisable until the Company achieves $1,000,000 in net income during a fiscal year.

In addition, the Company is from time to time during the normal course of its business operations, subject to various litigation claims and legal disputes. The Company does not believe that the ultimate disposition of any of these matters will have a material adverse effect on its consolidated financial position, results of operations or liquidity.

15. SUBSEQUENT EVENTS

From October 3, through October 19, 2005, the Company issued four promissory notes in the aggregate amount of $100,000 to three individuals, including its Chief Financial Officer, in exchange for loans in the same amount. These notes bear interest at 10% per annum and all principal and interest is due at maturity between July 3, 2005 and July 19, 2006 or earlier at the option of each holder upon a Change in Control. "Change in Control" is defined as (i) a consolidation or merger of the Company with or into any other corporation or corporations or any other transaction in which the holders of the Company's outstanding shares of capital stock immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger, (ii) the sale of all or substantially all of the assets of the Company or (iii) any occurrence as a result of which more than 50% of the voting capital stock of the Company is held by a person or persons other than a current holder or current holders of more than 50% of the voting capital stock of the Company.

In the event that a Note is not repaid in full within ninety (90) days following the maturity date, additional interest is due and payable in an amount equal to twenty-five percent (25%) of the unpaid amount. Thereafter, additional interest accrues each sixty (60) days in an amount equal to twenty-five percent (25%) of the unpaid amount.

Each Note is convertible into shares of the Company's common stock at an exercise price equal to 85% of the average of the mean of the closing "bid" and "ask" prices of the Company's common stock for the ten (10) trading days immediately prior to the date of exercise.

Until ________ [DATE], 2006 [90
days from the date of this
prospectus], all dealers that
effect transaction in these
securities, whether or not
participants in this offering,
may be required to deliver a
prospectus. This is in addition
to the dealers' obligations to
deliver a prospectus when
acting as underwriters and with
respect to unsold allotments
or subscriptions. No dealer,                    MONEY CENTERS OF AMERICA, INC.
salesman or any other person
has been authorized to give                           7,002,343 SHARES OF
any information or to make any                           COMMON STOCK
representations other than those
contained in this prospectus in
connection with the offer made
by this prospectus and, if given
or made, such information or
representations must not be
relied upon as having been
authorized by Money Centers                         ----------------------
of America, Inc. This prospectus                          PROSPECTUS
does not constitute an offer to                     ----------------------
sell or solicitation of an
offer to buy any securities
in any jurisdiction in which
such offer or solicitation is
not authorized, or in which
the person making such offer
or solicitation is not
qualified to do so, or to any                              ________, 2006
person to whom it is unlawful
to make such offer or solicitation.
Neither the delivery of
this prospectus nor any sale
made hereunder shall, under any
circumstances, create any
implication that there has been no
change in the affairs of Money
Centers of America, Inc. or
that information contained herein
is correct as of any time
subsequent to the date hereof.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers

         The Money Centers certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by Money Centers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

         "Section 145. Indemnification of officers, directors, employees and agents; insurance.

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Paragraph B of Article Seventh of our amended and restated certificate of incorporation provides:

         "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."


         Item 25.   Expenses of Issuance and Distribution.

         The following table sets forth the costs and expenses payable by us in connection with the offer and sale of the shares of our common stock being registered by this registration statement. All amounts are estimates except for the SEC registration fee:


                    Item                           Amount Payable by the Company
SEC Registration Fee                                           $   533.80
Printing and Engraving Expenses                                 10,000.00
Transfer Agent's Fee                                             3,000.00
Legal Fees and Expenses                                         30,000.00
Accounting Fees and Expenses                                     7,000.00
Blue Sky Fees and Expenses                                       5,000.00
Miscellaneous Expenses                                           4,466.20
                                                               -----------
         Total                                                 $60,000.00
                                                               ===========


         Item 26.   Recent Sales of Unregistered Securities.


Recent Sales of Unregistered Securities and Use of Proceeds

         The following is a summary of transactions during the preceding three years involving sales of our securities that were not registered under the Securities Act of 1933. All share figures reflect the 1-for-4 reverse stock split that occurred on December 11, 2003.

         On March 1, 2002, we sold for $100,000 to a single investor a 10% convertible promissory note due September 1, 2002 in the principal amount of $100,000 pursuant to the exemption afforded by Section 4(2) of the Securities Act. The note is convertible into unregistered shares of common stock and common stock purchase warrants.


         In August 2002, we issued options to acquire 25,000 shares of our common stock to a consultant; such options are exercisable at $0.40 per share and expire three years from the grant date. We recognized $41,330 in non-cash compensation relating to the issuance of these options. Subsequently, in April 2003, we agreed with the consultant to cancel these options and to issue 25,000 shares of common stock as compensation for the services provided.


         In August 2002, we issued options to acquire 6,250 shares of our common stock to an employee; such options are exercisable at $0.40 per share and expire three years from the date of the grant. We valued these options at $10,333 or approximately $1.65 per option.

         In September 2002, we sold 375,000 units consisting of one share of its common stock and one warrant to purchase a share of common stock (exercisable at $4.00) for $2.00 per unit to seven investors. We received proceeds from this stock sale of $652,500, which is net of offering costs paid of $97,500. None of the foregoing warrants have been exercised as of the date hereof.

         In October 2002, a note of $150,000 was converted into 75,000 shares of our common stock.

         In October 2002, we issued 37,500 shares of its restricted common stock to one of our directors who provided both financial and marketing consulting services. Such shares were valued at the fair market value on the date of the grant. We recorded $172,500 in noncash compensation.

         In October 2002, 2,500 shares of our previously issued shares were cancelled.


         In February 2003, the Company issued 61,250 shares of our common stock to employees and consultants for services rendered. Accordingly, the Company has recorded $130,500 , net of deferred compensation of $62,500, in compensation to reflect the issuance of these shares.


         In February 2003, we issued 75,000 shares of our common stock for the patent right to our Table Slots product. The shares were valued at the approximate fair market value on the date of the agreement.

         In March 2003, we sold 1,030,000 units consisting of one quarter of a share of our common stock and a warrant to purchase one quarter of a share of common stock (exercisable at $1.50) for $0.50 per unit to eight accredited investors. We received proceeds from this stock sale of $448,050, which is net of offering costs paid of $66,950. Additionally, we issued 1,250 shares of its common stock as part of the offering costs of this capital raise. None of the foregoing warrants have been exercised as of the date hereof.


         In May 2003, we granted options to purchase 62,500 shares of our common stock at an exercise price of $2.04 per share to our former chief executive officer pursuant to the terms of his employment agreement. These options were issued under our stock option plan in a transaction exempt for the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.


         In June 2003, we sold 500,000 units to a single investor consisting of one quarter of a share of our common stock and a warrant to purchase one quarter of a share of common stock (exercisable at $1.00) for $0.50 per unit. We received proceeds from this stock sale of $235,000, which is net of offering costs paid of $15,000. None of the foregoing warrants have been exercised as of the date hereof.

         During 2003, the Company issued 80,000 shares of our restricted common stock to consultants for services rendered. The Company valued these shares at $1.81 - 2.84 per share the fair market value at the date of the grant and recorded noncash compensation expense of $174,800.


         In July 2003, we issued 62,500 shares of restricted common stock to our chief executive officer pursuant to the terms of his employment agreement. We valued these shares at $2.28 per share, the fair market value of our common stock on the date of grant.

         In October 2003, we sold 25,000 units consisting of one share of our common stock and two warrants to purchase a share of our common stock at an exercise price of $0.60 per share. The purchase price of these units was $.25 per unit and we received gross proceeds from this stock sale of $25,000. The units, shares of common stock and warrants were sold pursuant to Section 4(2) of the Securities Act.

         In October 2003, we issued 81,750 shares of our common stock to three consultants for services rendered. We valued the shares at a contemporaneous sales price on the date of issuance and recorded consulting expense of $147,690 or between $1.80, and $1.88 per share. These shares were issued pursuant to
Section 4(2) of the Securities Act.


         In October 2003, pursuant to the terms of an asset purchase agreement, the Company purchased the Random X 21 product by issuing 75,000 restricted shares of common stock at the fair market value of $135,000 to the seller as payment of 50% of the purchase price. This agreement was rescinded after the merger and the change in our business direction. These shares were issued pursuant to Section 4(2) of the Securities Act.


         Also, in October 2003, we issued 4,542 shares of our common stock to employees. We valued the shares at a contemporaneous sales price on the date of issuance and recorded salary expense of $8,175 or $1.80 per share, respectively. These shares were issued pursuant to Section 4(2) of the Securities Act.

         In November 2003, in order to secure the performance of the Company's obligations under a new line of credit, the Company granted the lender a continuing lien on and security interest in 250,000 newly issued shares of its common stock. These shares were issued pursuant to Section 4(2) of the Securities Act.


         Also, in November 2003, we granted options to purchase 62,500 shares of our common stock at an exercise price of $2.00 per share to its former chief executive officer pursuant to the terms of his employment agreement. These shares were issued pursuant to Section 4(2) of the Securities Act.

         In December 2003, we issued 25,000 shares of our common stock to a consultant for services rendered. We valued the shares at the market price on the date of issuance and recorded consulting expense of $37,000 or $1.48 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.

         Additionally, in December 2003, we issued 5,000 shares of our common stock to a consultant for services rendered. The Company valued the shares at the market price on the date of issuance and recorded consulting expense of $6,600 or $1.32 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.

         On January 2, 2004, we issued 1,351,640 shares of our Series A Preferred Stock and warrants to purchase 3,800,000 shares of our common stock to the stockholders and warrant holders of Money Centers of America, Inc. pursuant to an Agreement and Plan of Merger dated November 26, 2003, in a transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof and Rule 506 thereunder.

         In January 2004, we issued options to purchase 2,635,000 shares of our common stock to Christopher M. Wolfington and options to purchase an aggregate of 485,000 shares of our common stock to 16 of our employees and consultants under our stock option plan. The securities were issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

         Additionally, in January 2004, we issued 25,000 shares of our common stock to a consultant for services rendered. We valued these shares at the market price on the date of issuance and recorded consulting expense of $30,000 or $1.20 per share. All of these shares were issued pursuant to Section 4(2) of the Securities Act.

         In May 2004, we issued 62,500 shares of restricted common stock to one of our executive employees, pursuant to the terms of the executive's employment contract. The company valued those shares at $.70 per share, the fair market value on the date of the grant.

         $2,000,000 of the Available Money purchase price was paid by tender of an aggregate of 1,470,590 shares of common stock to the previous shareholders of Available Money in April 2004. The terms of the Stock Purchase Agreement allow for certain purchase price adjustments. As a result, all of these shares of common stock were cancelled prior to December 31, 2004.

         On September 10, 2004, the Company borrowed $210,000 from an affiliate of our chief executive officer to pay an advance on commissions to a new casino customer. In connection with this note, the Company issued the lender warrants to purchase 50,000 shares of our common stock at an exercise price of $.33 per share. In the event that the principal amount of this loan plus all accrued interest thereon is paid in full on or before March 1, 2006, then the Company shall have the right to cancel warrants to purchase 25,000 shares.

         In October 2004, the Company granted options to purchase 100,000 shares of its common stock at an exercise price of $.35 per share to its former president in connection with the termination of his employment agreement. These securities were issued pursuant to Section 4(2) of the Securities Act.

         In December 2004, the Company granted options to purchase 150,000 shares of its common stock at an exercise price of $.01 per share to the owners of a software development company as partial consideration for software development services The company valued these options at $81,000 or $.54 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.

         Pursuant to the Merger Agreement between the company and iGames, the holders of each share of iGames' common stock received one share of the company's common stock, and each holder of shares of iGames' Series A Convertible Preferred Stock received 11.5 shares of the company's common stock. Options and warrants to purchase iGames' common stock, other than warrants issued as part of the merger consideration in iGames' acquisition of the company (the "Merger Warrants"), were deemed options and warrants to purchase the same number of shares of the company's common stock with no change in exercise price. The Merger Warrants were canceled in exchange for 1.15 shares of the company's common stock for each share of common stock purchasable thereunder.

         Pursuant to the terms of a common stock offering with registration rights, the company has accrued penalties in the amount of 70,000 shares. The company has valued these shares at $45,323.

         In January 2005, we sold 984,314 shares of our common stock at $0.51 per share to three investors. These shares were sold pursuant to Rule 506 of Regulation D.

                  In September and October 2005, we issued short-term promissory notes to four individuals in the aggregate amount of $725,000, together with warrants to purchase 112,500 shares of our common stock. These notes and warrants were sold pursuant to Section 4(2) of the Securities Act.

         Item 27. Exhibits, Financial Statements and Reports on Form 8-K

         (a) The following Exhibits are filed as part of this report.

 Exhibit
 Number        Description


   2 Agreement and Plan of Merger dated as of August 10, 2004 by and between iGames Entertainment, Inc. and Money Centers of America, Inc. (incorporated by reference to Exhibit 2 of Current Report on Form 8-K12g-5 filed on October 19, 2004).
 3.1 Amended and Restated Certificate of Incorporation of Money Centers of America, Inc. (incorporated by reference to Exhibit
               3.1 of the Current  Report on Form 8-K12g-3  filed on October 19,
               2004).
 3.2           Amended and  Restated  By-laws of Money  Center of America,  Inc.
               (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K12g-3 filed on October 19, 2004).

   5 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP as to the legality of the shares of common stock being registered.

10.1           Amended  and  Restated  2003  Stock   Incentive  Plan  of  iGames
               Entertainment, Inc. (incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-KSB filed on July 13, 2004).
10.2           Employment  Agreement  dated as of January 2, 2004 by and between
               iGames   Entertainment,   Inc.  and   Christopher  M.  Wolfington
               (incorporated  by reference to Exhibit 10.6 to the Annual  Report on Form 10-KSB filed on July 13, 2004).
10.3           Loan and Security Agreement by and between iGames  Entertainment,
               Inc.  and  Mercantile  Capital,  L.P.  dated  November  26,  2003
               (incorporated  by  reference  to  Exhibit  10.1 to the  Quarterly
               Report on Form 10-QSB for the fiscal  quarter ended  December 31,
               2003 filed on February 17, 2004).
10.4           Demand Note payable to the order of Mercantile  Capital,  L.P. in
               the  principal   amount  of  $250,000  dated  November  26,  2003
               (incorporated  by  reference  to  Exhibit  10.2 to the  Quarterly
               Report on Form 10-QSB for the fiscal  quarter ended  December 31,
               2003 filed on February 17, 2004).
10.5           Amended and  Restated  Agreement  and Plan of Merger By and Among
               Money Centers of America, Inc., Christopher M. Wolfington, iGames
               Entertainment,  Inc.,  Michele  Friedman,  Jeremy Stein and Money
               Centers  Acquisition,   Inc.,  dated  as  of  December  23,  2003
               (incorporated  by reference  to Exhibit 2.1 of Current  Report on
               Form 8-K filed on January 20, 2004).
10.6           Software Development Agreement effective September 1, 2004 by and
               between  Money  Centers  of  America,   Inc.  and  IntuiCode  LLC
               (incorporated  by reference  to Exhibit 10.8 to the  Registration
               Statement on Form SB-2 filed on February 14, 2005).
10.7           Employment  Agreement  dated as of June 14,  2005 by and  between
               Money Centers of America,  Inc. and Jason P. Walsh  (incorporated by reference  to Exhibit  10.1 to the Current  Report on Form 8-K
               filed on June 17, 2005).
10.8           Amendment to  Employment  Agreement  dated as of October 20, 2005 by and between Money Centers of America, Inc. and Jason P. Walsh.
21             Subsidiaries of Money Centers of America, Inc.

23.1 Consent of Sherb & Co. dated December 28, 2005 (previously filed).

23.2 Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP as to the legality of the shares of common stock being registered (included in Exhibit 5).


         Item 28.   Undertakings.

         (a) We shall undertake to:

                  (1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement (or the most recent post-effective amendment thereof); and

                           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to any provisions contained in our Articles of Incorporation, By-Laws, or otherwise, we have been advised that in the opinion of the Security and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (c) We further undertake that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of King of Prussia, Pennsylvania on January 27, 2006.


                             Money Centers of America, Inc.

                             By:  /s/ Christopher M. Wolfington
                                  ----------------------------------------------
                                  Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher M. Wolfington as his true and lawful attorney-in-fact, with full power of substation and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

         In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.



Date:   January 27, 2006     /s/ Christopher M. Wolfington
                             ---------------------------------------------------
                             Christopher M. Wolfington
                             Chief Executive Officer and Director

Date:   January 27, 2006     /s/ Jason P. Walsh
                             ---------------------------------------------------
                             Jason P. Walsh
                             Chief Financial Officer (principal financial
                             officer and principal accounting officer)


Date:   January 27, 2006     /s/ Jeremy Stein
                             ---------------------------------------------------
                             Jeremy Stein
                             Director


Date:   January 27, 2006     /s/ Barry Bekkedam
                             ---------------------------------------------------
                             Barry Bekkedam
                             Director


Date:   January 27, 2006     /s/ Wayne DiMarco
                             ---------------------------------------------------
                             Wayne DiMarco
                             Director


Date:   January 27, 2006     /s/ Jonathan Robinson
                             ---------------------------------------------------
                             Jonathan Robinson
                             Director